    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 2000



                                                      REGISTRATION NO. 333-42580

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                AMENDMENT NO. 1



                                       TO


                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                                  AZURIX CORP.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          4941                         76-0589114
(State or other jurisdiction of              4952                      (I.R.S. Employer
incorporation or organization)   (Primary Standard Industrial       Identification Number)
                                  Classification Code Number)

                                  JOHN C. ALE
                     EXECUTIVE DIRECTOR AND GENERAL COUNSEL
                                  AZURIX CORP.
                          333 CLAY STREET, SUITE 1000
                              HOUSTON, TEXAS 77002
                                 (713) 646-6001
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and agent for service)

                                    Copy to:

                               SHELLEY A. BARBER
                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                               1001 FANNIN STREET
                           HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222
                              (713) 758-2346 (FAX)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable following the effectiveness of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                  AZURIX CORP.


                               OFFER TO EXCHANGE

$240,000,000 10 3/8% Series B  L100,000,000 10 3/8% Series B   $200,000,000 10 3/4% Series B
Senior Dollar Notes due 2007   Senior Sterling Notes due       Senior Dollar Notes due 2010
for any and all outstanding    2007 for any and all            for any and all outstanding
10 3/8% Series A Senior        outstanding 10 3/8% Series A    10 3/4% Series A Senior
Dollar Notes due 2007          Senior Sterling Notes due       Dollar Notes due 2010
                               2007

                             ---------------------

THE NEW NOTES:

- TERMS: The new notes will be freely tradeable and otherwise substantially identical to the old notes.

- MATURITY: The new 7-year notes will mature on February 15, 2007, and the new 10-year notes will mature on February 15, 2010.


- INTEREST: We will pay interest on the new notes on February 15 and August 15 of each year, commencing February 15, 2001.


- INTEREST ACCRUAL: Interest on the new notes will accrue from the most recent date to which interest has been paid on the old notes.

- RANKING: Each series of the new notes will be unsecured and will be senior in right of payment to all of our subordinated indebtedness. Each series of the new notes will rank equally in right of payment with all of our existing and future indebtedness that is not by its terms subordinated to the new notes.


- LISTING: We have applied to list the new sterling notes on the Luxembourg Stock Exchange.


THE EXCHANGE OFFER:

- THREE OFFERS: The exchange offer consists of three separate offers, each independent of the others, to exchange new notes for old notes of the same tenor, rate and currency.


- EXPIRATION: 5:00 p.m., New York City time, on September 29, 2000, unless otherwise extended.


- CONDITIONS: The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered.

- TENDERED NOTES: All old notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of new notes that are registered under the Securities Act of 1933.

- WITHDRAWAL: Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

- TAX CONSEQUENCES: The exchange of old notes for new notes will not be a taxable event for U.S. federal income tax purposes.

                             ---------------------

      YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NEW NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------


                The date of this prospectus is August 30, 2000.

                               TABLE OF CONTENTS


Forward-Looking Statements..................................     i
Where You Can Find More Information.........................    ii
Prospectus Summary..........................................     1
Risk Factors................................................     7
Use of Proceeds.............................................    19
Capitalization..............................................    20
Selected Historical Consolidated Financial Data.............    22
Currency Exchange Rates.....................................    25
Azurix......................................................    26
The Exchange Offer..........................................    27
Description of the New Notes................................    37
United States Federal Income Tax Considerations.............    75
Plan of Distribution........................................    81
Notice to European Residents................................    83
Listing and General Information.............................    84
Legal Matters...............................................    84
Experts.....................................................    85


                             ---------------------

     THIS PROSPECTUS IS PART OF A REGISTRATION STATEMENT THAT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY PERSON TO PROVIDE YOU WITH INFORMATION OTHER THAN THAT PROVIDED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE ON THE FRONT OF THIS DOCUMENT AND THAT ANY INFORMATION INCORPORATED BY REFERENCE IS ACCURATE ONLY AS OF THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE.

                             ---------------------

                           FORWARD-LOOKING STATEMENTS

     This prospectus, including the information incorporated by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, we cannot assure you that these assumptions will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations reflected in these forward-looking statements include, among other things:

     - political developments in foreign countries;

     - our ability to enter new water and wastewater markets in the United States and in other jurisdictions;

     - the timing and extent of deregulation of water resource markets in the United States and in other countries;

     - regulatory developments in the United States and in other countries, including tax and environmental legislation and regulation;

     - the timing and extent of efforts by governments to privatize water and wastewater industries;

     - the timing and extent of changes in non-U.S. currencies and interest rates;

     - the extent of success in securing new service contracts, acquiring water and wastewater assets and developing and managing water resources;

     - our ability to access the debt and equity markets during periods covered by the forward-looking statements;

     - regulatory developments affecting the purchase and sale of water resources;

     - acceptance and utilization by buyers and sellers of an internet marketplace for water transfers;

     - our ability to enter into, and retain, strategic relationships with governmental and quasi-governmental agencies;

     - increased competition and technological changes in the internet-based marketplace;

     - our ability to hire and train, in a highly competitive market, individuals highly skilled in the internet and e-commerce;

     - the accuracy of our assessment of risks related to acquisitions, projects and contracts, and whether these risks materialize;

     - the timing and success of efforts to develop international water and wastewater infrastructure projects;

     - the ability of counterparties to financial risk management instruments and other contracts with us to meet their financial commitments to us; and

     - other factors discussed elsewhere in this prospectus and in our other filings with the Securities and Exchange Commission.


     We use words like "anticipate," "believe," "estimate," "intend," "project," "plan," "expect" and similar expressions to help identify forward-looking statements in this prospectus.


     For additional factors that could affect the validity of our forward-looking statements, you should read "Risk Factors" beginning on page 7. In light of these and other risks, uncertainties and assumptions, the actual events or results may be very different from those expressed or implied in the forward-looking statements in this prospectus or may not occur. We have no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                             ---------------------

                      WHERE YOU CAN FIND MORE INFORMATION


     This prospectus incorporates important business and financial information about us that we have not included in or delivered with this prospectus. This information is available without charge upon written or oral request. You should make any request, either in writing or by telephone, to Norma A. Tidrow, Corporate Secretary at the address listed below. To ensure timely delivery, you should request the information no later than September 22, 2000.


     We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, are required to file current reports on Form 8-K, quarterly reports on Form 10-Q, annual reports on Form 10-K, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by us with the Commission pursuant to the informational requirements of the Securities Exchange Act of 1934 may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such information may be obtained at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Section may be obtained by calling the Commission at (800) 732-0330. The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants, including us, that file electronically with the Commission. Our common stock is listed on the New York Stock Exchange under the symbol "AZX" and, as a result, the periodic reports, proxy statements and other information filed by us with the Commission can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Copies of our reports, proxy statements and other information also will be made available free of charge at the office of our agent, Banque Generale du Luxembourg in Luxembourg.


     We are incorporating by reference information that we file with the Commission, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Commission automatically will update and supersede this information. We incorporate by reference our annual report on Form 10-K for the year ended December 31, 1999, our quarterly reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, our current reports on Form 8-K filed February 15, 2000 and January 28, 2000, and any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until the offering made by this prospectus terminates.


     You may request a copy of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), without charge, by writing or telephoning us at the following address:

                               Azurix Corp.
                               333 Clay Street, Suite 1000
                               Houston, Texas 77002
                               Attention: Norma A. Tidrow
                                       Corporate Secretary
                               Telephone: (713) 646-6001

                             ---------------------

     The new notes may not be offered or sold in or into the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses (or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995), and this prospectus may only be issued or passed on to persons in the United Kingdom if such persons are of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or if such persons are persons to whom this prospectus may otherwise lawfully be issued or passed on.

                             ---------------------

     INTERESTS IN THE NEW NOTES WILL BE AVAILABLE INITIALLY ONLY IN BOOK-ENTRY FORM. WE EXPECT THAT THE NEW NOTES OF EACH SERIES EXCHANGED WILL BE ISSUED IN THE FORM OF TWO OR MORE GLOBAL NOTES (THE "GLOBAL NOTES"). DOLLAR-DENOMINATED GLOBAL NOTES WILL BE DEPOSITED WITH A CUSTODIAN FOR THE DEPOSITARY TRUST COMPANY ("DTC") AND REGISTERED IN THE NAME OF CEDE & CO., ITS NOMINEE. TRANSFERS OF INTERESTS IN THE DOLLAR-DENOMINATED GLOBAL NOTES ("DOLLAR BOOK-ENTRY INTERESTS") WILL BE EFFECTED THROUGH RECORDS MAINTAINED BY DTC AND ITS PARTICIPANTS, INCLUDING THE EUROCLEAR SYSTEM ("EUROCLEAR") AND CLEARSTREAM BANKING ("CLEARSTREAM"), FORMERLY KNOWN AS CEDELBANK. THE STERLING-DENOMINATED GLOBAL NOTE WILL BE DEPOSITED WITH A COMMON DEPOSITARY FOR EUROCLEAR. TRANSFERS OF INTERESTS IN THE STERLING-DENOMINATED GLOBAL NOTE ("STERLING BOOK-ENTRY INTERESTS") WILL BE EFFECTED THROUGH RECORDS MAINTAINED BY EUROCLEAR AND ITS PARTICIPANTS. TRANSFERS OF STERLING BOOK-ENTRY INTERESTS MAY NOT BE MADE THROUGH CLEARSTREAM. AFTER THE INITIAL ISSUANCE OF THE GLOBAL NOTES, THE NEW NOTES WILL BE ISSUED IN DEFINITIVE REGISTERED FORM IN MINIMUM DENOMINATIONS OF $1,000 OR L1,000, AS APPLICABLE, AND INTEGRAL MULTIPLES THEREOF, ONLY UNDER THE CIRCUMSTANCES DESCRIBED IN THE SECTION "DESCRIPTION OF THE NEW NOTES -- FORM OF NEW NOTES."

                               PROSPECTUS SUMMARY


     This summary highlights selected information from this prospectus but does not contain all of the information that is important to you. To understand all of the terms of the exchange offer and to attain a more complete understanding of our business and financial situation, you should read carefully this entire prospectus, including the information incorporated by reference. In this prospectus, the term "old notes" refers to the Series A senior notes issued on February 18, 2000, and the term "new notes" refers to the Series B senior notes offered in the exchange offer.


                                  AZURIX CORP.

     We are a global water company engaged in the business of owning, operating and managing water and wastewater assets, providing water and wastewater-related services and developing and managing water resources. Enron Corp., one of the world's leading integrated natural gas and electricity companies, formed us on January 29, 1998 to pursue opportunities in the global water industry. Enron and Marlin Water Trust each own a 50% voting interest in Atlantic Water Trust, which currently owns approximately 67% of our common stock, with public stockholders owning the remainder.

     Our shares are listed on the New York Stock Exchange under the symbol
"AZX."


                              RECENT DEVELOPMENTS



     On August 25, 2000, we announced that Rebecca P. Mark resigned as our chairman and chief executive officer. In connection with Ms. Mark's resignation, John L. Garrison, president and chief operating officer, was elected president and chief executive officer and Herbert S. Winokur, Jr., currently a member of our board of directors, was elected interim chairman of the board of directors. We also announced that we are going to conduct a thorough review of all of our businesses, our cost structure and our strategy to determine how best to improve our financial performance and to maximize shareholder value.


                        OUR PRINCIPAL EXECUTIVE OFFICES

     Our principal executive offices are located at 333 Clay Street, Houston, Texas 77002 (telephone number (713) 646-6001).

                         SUMMARY OF THE EXCHANGE OFFER

     On February 18, 2000, we completed the private offering of the old notes. We entered into a registration rights agreement at the time of the private offering in which we agreed to complete an offer to exchange the old notes for new notes that would be registered under the Securities Act and that otherwise would be substantially identical to the old notes. By means of this prospectus, we are offering you the right to exchange your old notes for these new notes.

     You should read the discussion under the headings "-- Summary of Terms of the New Notes" beginning on page 4 and "Description of the New Notes" beginning on page 37 for further information regarding the new notes.

     We have summarized the terms of the exchange offer below. You should read the discussion under the headings "The Exchange Offer" beginning on page 27 and "Plan of Distribution" beginning on page 81 for further information regarding the exchange offer and resale of the new notes.

The Exchange Offer.........  The exchange offer consists of three separate offers, each independent of the others, to exchange new notes for old notes of the same tenor, rate and currency. We are offering to exchange:
                             - up to $240 million aggregate principal amount of
                               new 7-year dollar notes for up to $240 million aggregate principal amount of old 7-year dollar notes;
                               - up to L100 million aggregate principal amount
                                 of new 7-year sterling notes for up to L100 million aggregate principal amount of old 7-year sterling notes; and
                             - up to $200 million aggregate principal amount of
                               new 10-year dollar notes for up to $200 million aggregate principal amount of old 10-year dollar notes.
                             Old dollar notes and old sterling notes may be exchanged only in integral multiples of $1,000 and L1,000, respectively.


Expiration Date............  The exchange offer will expire at 5:00 p.m., New
                             York City time, on September 29, 2000, or such later date and time to which we extend it.


Withdrawal of Tenders......  You may withdraw your tender of old notes at any time prior to the expiration date. We will return to you, without charge, promptly after the expiration or termination of the exchange offer any old notes that you tendered but that were not accepted for exchange.

Conditions to the Exchange
Offer......................  We will not be required to accept old notes for exchange if the exchange offer would violate applicable United States federal law.

                             The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered. Please read the section "The Exchange Offer -- Conditions to the Exchange Offer" on page 30 for more information regarding the conditions to the exchange offer.

Procedures for Tendering
Old Notes..................  If your old notes are held through DTC and you wish to participate in the exchange offer, you may do so through the automated tender offer program of DTC. If your old notes are held through Euroclear or Clearstream and you wish to participate in the exchange offer, you may do so through the standard transfer procedures of Euroclear or Clearstream. If you tender under DTC's ATOP program or through the standard transfer procedures of Euroclear or Clearstream, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

                               - any new notes that you receive will be acquired
                                 in the ordinary course of your business;

                               - you have no arrangement or understanding with
                                 any person or entity to participate in the distribution of the new notes;

                               - if you are not a broker-dealer, you are not
                                 engaged in and do not intend to engage in the distribution of the new notes;

                               - if you are a broker-dealer that will receive
                                 new notes for your own account in exchange for old notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

                               - you are not our "affiliate," as defined in Rule
                                 405 of the Securities Act of 1933, or, if you are our affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act of 1933.

Special Procedures for
Beneficial Owners..........  If you own a beneficial interest in old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender the old notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

Guaranteed Delivery
Procedures.................  If you wish to tender your old notes and cannot comply, prior to the expiration date, with the applicable procedures under the automated tender offer program of DTC or the standard transfer procedures of Euroclear or Clearstream, you must tender your old notes according to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed Delivery Procedures" beginning on page 34.

U.S. Federal Income Tax
  Considerations...........  The exchange of old notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read "United States Federal Income Tax Considerations" on page 75.

Use of Proceeds............  We will not receive any cash proceeds from the issuance of new notes.

                               THE EXCHANGE AGENT


     We have appointed The Chase Manhattan Bank as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to The Chase Manhattan Bank, attention Gary Jones, (713) 216-6577. If you are not tendering under DTC's automated tender offer program or the standard transfer procedures of Euroclear or Clearstream, you should send the letter of transmittal and any other required documents to the exchange agent as follows:



            For Delivery by Mail:                  For Delivery by Hand or For Overnight
           The Chase Manhattan Bank                            Delivery Only:
  Attention: Frank Ivins -- Registered Bond               The Chase Manhattan Bank
                     Events                      Attention: Frank Ivins -- Registered Bond
           Personal & Confidential                                 Events
                P. O. Box 2320                            Personal & Confidential
           Dallas, Texas 75221-2320                     2001 Bryan Street, 9th Floor
    Facsimile Transmission (214) 468-6494                   Dallas, Texas 75201
       (for eligible institutions only)             Confirm by Telephone: (214) 468-6464

                       SUMMARY OF TERMS OF THE NEW NOTES

     The new notes will be freely tradeable and otherwise substantially identical to the old notes. The new notes will not have registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes, and the old notes and the new notes will be governed by the same indenture.

Issuer.....................  Azurix Corp. As used in this section, "-- Summary of Terms of the New Notes," the terms "Azurix," "we," "our" and "us" refer solely to Azurix Corp. and not to any of its subsidiaries.

Notes Offered..............  $240,000,000 principal amount of 10 3/8% Series B
                             Senior Notes due 2007, referred to as new 7-year dollar notes.

                             L100,000,000 principal amount of 10 3/8% Series B Senior Notes due 2007, referred to as new 7-year sterling notes or new sterling notes.

                             $200,000,000 principal amount of 10 3/4% Series B Senior Notes due 2010, referred to as new 10-year dollar notes.

                             We sometimes refer to the new 7-year dollar notes and the new 10-year dollar notes together as the new dollar notes. We sometimes refer to the new 7-year dollar notes and the new 7-year sterling notes together as the new 7-year notes. We sometimes refer to the new 7-year dollar notes, the new 7-year sterling notes and the new 10-year dollar notes together as the new notes. We also sometimes use corresponding references in relation to the old notes.

Maturities.................  February 15, 2007 for the new 7-year dollar notes.

                             February 15, 2007 for the new 7-year sterling notes.

                             February 15, 2010 for the new 10-year dollar notes.


Interest Payment Dates.....  February 15 and August 15 of each year, commencing
                             February 15, 2001.


Ranking....................  Each series of the new notes:

                               - will be general, unsecured obligations of
                                 Azurix;

                               - will rank equally in right of payment with the
                                 other series of new notes and with all existing and future unsecured senior debt of Azurix; and

                               - will effectively rank subordinate to any
                                 secured debt Azurix is permitted by the terms of the indenture to, and does, issue.


                             As of June 30, 2000, Azurix had approximately $707.2 million of unsecured senior indebtedness outstanding, including the old notes but excluding guarantees of subsidiaries' obligations and reimbursement obligations for letters of credit that, if drawn, would have totaled approximately $0.3 million. Azurix had no secured indebtedness outstanding. As of June 30, 2000, Azurix was the guarantor of reimbursement obligations for letters of credit for subsidiaries that, if drawn, would have totaled approximately $49.9 million and Azurix had warranty and advance payment obligations and bond performance obligations for subsidiaries of approximately $88.2 million.


Subordination Risk Related
to Our Holding Company
  Structure................  Azurix is a holding company whose ability to pay principal of, premium, if any, and interest on the new notes will depend upon the receipt of sufficient funds from its current and future subsidiaries. Certain of our subsidiaries have incurred substantial indebtedness and are expected to incur additional indebtedness in the future. Their ability to distribute funds to us in the form of dividends, management fees and expense reimbursements, principal, interest, loans or otherwise is restricted, and may in the future be restricted, by the terms of their subsidiary financing arrangements and regulatory schemes. Our right to receive any assets of any of our subsidiaries upon liquidation or reorganization, and the consequent right of the holders of the new notes to participate in the distribution of, or to realize proceeds from, those assets will be effectively subordinated to the claims of the creditors of our subsidiaries. As of June 30, 2000, approximately $1,046.6 million of outstanding indebtedness of Azurix's subsidiaries would have been effectively senior to the new notes, excluding intercompany indebtedness and amounts secured by cash or cash equivalents, none of which is guaranteed by Azurix. As of June 30, 2000, our subsidiaries had approximately $7.5 million of letters of credit outstanding that, if drawn, would be subject to reimbursement obligations. Please read "Risk Factors -- Risks Related to the New Notes" for more information about this risk.


Optional Redemption........  On or after February 15, 2005, we may redeem some or all of the new 10-year dollar notes at any time at the redemption prices listed in this prospectus under the heading "Description of New
                             Notes -- Optional Redemption -- New 10-Year Dollar Notes," plus accrued and unpaid interest to the date of redemption.

                             In addition, we may redeem some or all of:

                               - the new 10-year dollar notes, at any time
                                 before February 15, 2005;

                               - the new 7-year sterling notes, at any time; and

                               - the new 7-year dollar notes, at any time;

                             at the make-whole redemption price described in this prospectus under the heading "Description of the New Notes -- Optional Redemption -- New 10-Year Dollar Notes and New 7-Year Notes," plus accrued and unpaid interest to the date of redemption.

                             In addition, prior to February 15, 2003, we may redeem up to 35% of the principal amount of each series of the new notes originally issued out of the proceeds of public equity offerings, at the respective redemption prices described in this prospectus under the heading "Description of the New Notes -- Optional Redemption -- New 10-Year Dollar Notes and New 7-Year Notes," plus accrued and unpaid interest thereon to the date of redemption.

Change of Control..........  Upon the occurrence of specific change of control events affecting Azurix, you will have the right to require Azurix to repurchase your new notes at a repurchase price equal to 101% of the principal amount of the new notes, plus accrued and unpaid interest to the date of repurchase. For more information about this right and the definition of change of control, please read "Description of the New Notes -- Repurchase of New Notes at the Option of Holders -- Change of Control."

Important Covenants........  The indenture under which the new notes will be issued contains covenants for your benefit which, among other things and subject to exceptions that are described in detail later in this prospectus, restrict our ability to:

                               - incur additional debt or permit our
                                 subsidiaries to do so;

                               - pay dividends and make other distributions;

                               - incur liens to secure debt;

                               - sell assets;

                               - enter into sale/leaseback transactions or
                                 permit our subsidiaries to do so;

                               - create payment restrictions affecting our
                                 subsidiaries;

                               - engage in transactions with affiliates or
                                 permit our subsidiaries to do so; and

                               - merge or consolidate with or into, or sell or
                                 otherwise transfer our properties and assets as an entirety to, another entity.

                             For more information about these and other covenants, please read "Description of the New Notes -- Repurchase of New Notes at the Option of Holders -- Limitations on Asset Sales" and
                             "-- Important Covenants."

Listing....................  We have applied to list the new sterling notes on the Luxembourg Stock Exchange. We cannot assure you that the new sterling notes will be admitted for listing on the Luxembourg Stock Exchange or, if they are listed, that the listing will occur by the closing of the exchange offer or be maintained thereafter. No application has been or will be made to list the new dollar notes on the Luxembourg Stock Exchange.

Form of New Notes..........  The new notes will initially be represented by global notes in registered form.

                             The global notes representing the new dollar notes will be deposited with the trustee for the new notes as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC. Ownership interests in the dollar global notes will be limited to participants in DTC or persons that may hold interests through those participants. Dollar book-entry interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC and its participants.

                             The global note representing the new sterling notes will be deposited with a common depositary for Euroclear or its nominee. Ownership of interests in the sterling global note will be limited to participants in Euroclear or persons that may hold interests through those participants. Sterling book-entry interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by Euroclear and its participants.

                             Definitive new notes may be issued under limited circumstances.

                             In this prospectus, we sometimes refer to the dollar book-entry interests and the sterling book-entry interests collectively as the "book-entry interests."

Exchange Offer;
Registration Rights........  We will pay additional amounts to holders of the old notes as liquidated damages if we do not comply with our obligations under the registration rights agreement. Please read "The Exchange
                             Offer -- Purpose and Effect of the Exchange Offer."

                                  RISK FACTORS

     You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus before deciding to invest in the new notes.

RISKS RELATED TO THE NEW NOTES

OUR ABILITY TO SATISFY OUR DEBT OBLIGATIONS, INCLUDING THE NEW NOTES, WILL DEPEND UPON OUR FUTURE GROWTH, OUR OPERATING PERFORMANCE AND OUR ABILITY TO REFINANCE OUR DEBT.


     Our business requires substantial capital. As a result, we now have, and after this offering will continue to have, substantial amounts of outstanding debt, interest expense and principal repayment obligations under our credit facilities and the notes. At June 30, 2000, our total debt was approximately $1.8 billion on a consolidated basis, excluding amounts secured by cash or cash equivalents. At June 30, 2000, we had $35.8 million of debt maturing during the remainder of 2000, $295.4 million maturing in 2001 and $128.6 million maturing in 2002, in each case excluding amounts secured by cash or cash equivalents or payable under credit facilities that, provided conditions are met, permit them to be reborrowed beyond those dates. All amounts outstanding under our credit agreement with Enron must be repaid within 90 days following the date that (1) Enron and its affiliates do not own or have the power to vote at least one-third of our capital stock ordinarily entitled to vote for the election of directors and (2) fewer than one-third of our directors are persons who are officers, directors or employees of Enron or its affiliates. The revolving credit facility of our subsidiary, Azurix Europe Ltd., allows its banks to terminate that facility prior to its expiration date if they conclude that there has been a material adverse change in Azurix Europe's financial condition. At June 30, 2000, approximately $306.4 million of our debt was secured by collateral. Subject to the limitations contained in our credit facilities and the indenture governing the new notes, we and our subsidiaries may incur substantial additional debt to finance our acquisitions, investments, projects and capital expenditures.


     Our existing and future debt could have important consequences to note holders, such as:

     - making it more difficult for us to satisfy our obligations with respect to the new notes and our other debt;

     - limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to fund debt service;

     - limiting our ability to obtain additional financing to fund our strategy, working capital, capital expenditures, debt service requirements or for other purposes;

     - limiting our ability to react to changing market conditions, changes in our industry and adverse economic conditions; and

     - increasing our vulnerability to interest rate increases because borrowings under our credit facilities are typically at variable interest rates.


     Our ability to pay interest on the new notes and to satisfy our other debt obligations will depend in part on our future growth, our future operating performance and our ability to refinance our debt when necessary. Each of these factors depends on economic, financial, competitive and other factors beyond our control. If we do not generate sufficient cash from future operations to make scheduled payments on the new notes or to meet our other obligations, we will need to refinance our debt, reduce or delay capital expenditures, obtain additional financing, sell assets or liquidate Azurix. Further, because approximately $460 million of our debt, excluding amounts secured by cash or cash equivalents, must be repaid by December 31, 2002, we must complete refinancings or we will be forced to pursue an alternative strategy to meet principal obligations. In the past, we have borrowed under various credit facilities to meet some of our interest obligations, and we expect to borrow to meet interest obligations in the future as well. We cannot assure you that our business will generate sufficient cash flow, or that we will be able to obtain adequate funding, to satisfy our debt service requirements over the terms of the new notes.

WE ARE A HOLDING COMPANY, AND SO OUR ABILITY TO SATISFY OUR DEBT OBLIGATIONS, INCLUDING THE NEW NOTES, WILL DEPEND IN LARGE PART ON CASH FLOWS MADE AVAILABLE FROM OUR SUBSIDIARIES. THOSE DISTRIBUTIONS MAY BE SUBJECT TO SUBSTANTIAL RESTRICTIONS.

     We are a holding company and conduct substantially all of our operations through our subsidiaries. Substantially all of our assets consist of equity in our subsidiaries. Our ability to make payments on the new notes will depend on our receiving sufficient funds from our current and future subsidiaries, not all of which are wholly owned. Our subsidiaries are separate legal entities and, because they will not guarantee the new notes, they will have no obligation to make payments on the new notes or to make funds available for that purpose.

     Certain of our subsidiaries have incurred substantial indebtedness and are expected to incur additional indebtedness in the future. Their ability to distribute funds to us in the form of dividends, management fees and expense reimbursements, principal, interest, loans or otherwise is restricted, and may in the future be restricted, by the terms of their subsidiary financing arrangements and regulatory schemes. Subject to restrictions described in this prospectus, the indenture governing the new notes permits us or our subsidiaries to incur additional secured debt or to pledge assets to secure new and existing debt. The indenture also permits us and our subsidiaries to agree with the lenders to limit the ability of our subsidiaries to make distributions, loans, other payments or asset transfers to us.

     We derive a substantial majority of our consolidated operating cash flow from the operations of our largest subsidiary, Wessex Water Services Ltd., a United Kingdom company indirectly owned by Azurix Europe, and will continue to do so until our other investments begin to generate significant cash flow. Operating revenues from Wessex are unavailable for distribution to us due to a number of legal and practical restrictions, including the operating and financing requirements of Wessex, the financing requirements of intermediate companies, regulatory restrictions imposed on Wessex under the terms of its license, changes in the rates that Wessex may charge its customers and other restrictions on Wessex's ability to pay dividends to its shareholders. In addition, Azurix Europe is prevented by covenants contained in the Azurix Europe credit facility from paying dividends to us.

THE NEW NOTES WILL BE EFFECTIVELY SUBORDINATED TO OUR FUTURE SECURED DEBT AND STRUCTURALLY SUBORDINATED TO THE EXISTING AND FUTURE DEBT OF OUR SUBSIDIARIES.

     The new notes will not be secured by any of our assets or the assets of our subsidiaries. As a result, the new notes will be effectively subordinated to any of our secured debt to the extent of the security. For example, if we were to pledge some of our assets to secure debt and we were subsequently to become insolvent, our secured lenders generally would be entitled to exercise remedies available to secured lenders with respect to pledged assets.

     Further, our subsidiaries will not guarantee the new notes. As a result, the new notes will be structurally subordinated to the current and future debt of our subsidiaries. Regardless of whether a subsidiary pledges assets to secure its debt, if we became insolvent or were liquidated, creditors of our subsidiaries would generally be entitled to payment of their claims from the assets of those subsidiaries before any remaining assets are made available to us for payment on the new notes, except to the extent that we may have a claim as a creditor to our subsidiaries. In addition to this structural subordination, the obligations of Azurix Europe under its revolving credit facility are secured by a pledge of all of Azurix Europe's assets, including the capital stock of Wessex Water Ltd., the immediate parent of Wessex Water Services. If Azurix Europe were to become insolvent or were to be liquidated, or if payment under the Azurix Europe credit facility were to be accelerated, the lenders under the Azurix Europe credit facility would be entitled to exercise the remedies available to a secured lender with respect to the pledged assets and would have preference to those assets over other creditors of Azurix Europe and Azurix, including holders of the new notes.

RESTRICTIONS IN OUR DEBT AGREEMENTS COULD LIMIT OUR GROWTH AND OUR ABILITY TO RESPOND TO CHANGING CONDITIONS.


     Some of the debt agreements to which we or our subsidiaries are a party, including the indenture governing the new notes and the Azurix Europe credit facility and Wessex's credit facilities, contain covenants that could restrict our future business operations. These operating and financial covenants could hinder our flexibility in planning for, and reacting to, changes in our business. For example, the covenants contained in the Azurix Europe credit facility require Wessex to meet financial tests and restrict Azurix Europe from paying dividends to us. In addition, the pledge of Wessex Water Ltd.'s capital stock as security for the Azurix Europe credit facility could limit our ability to obtain additional financing at the Azurix level for working capital, capital expenditures, acquisitions, general corporate and other purposes. The Azurix Europe credit facility also allows the banks to terminate the facility prior to its expiration date if they conclude there has been a material and adverse change in Azurix Europe's financial condition. The covenants contained in the indenture restrict our ability to incur additional debt, pay dividends, incur liens, sell assets, enter into sale/leaseback transactions, enter into transactions with our affiliates and merge or consolidate.


     Our ability to satisfy these covenants and the other requirements imposed by our credit facilities and the indenture could be adversely affected by events beyond our control. An event of default under our credit agreements or the occurrence of a change of control or an event of default under the indenture, if not cured or waived, could permit acceleration of the relevant debt and acceleration of debt and other obligations under other instruments. We are not certain whether we would have, or be able to obtain, sufficient funds to make these accelerated payments, including payments on the new notes. Please read "Description of the New Notes -- Events of Default and Remedies."

ALTHOUGH THE OCCURRENCE OF SPECIFIC CHANGE OF CONTROL EVENTS AFFECTING US WILL PERMIT YOU TO REQUIRE US TO REPURCHASE YOUR NEW NOTES, WE MAY NOT BE ABLE TO REPURCHASE YOUR NEW NOTES.

     Upon the occurrence of specific change of control events affecting us, you will have the right to require us to repurchase your new notes at 101% of their principal amount, plus accrued and unpaid interest. Our ability to repurchase your new notes upon such a change of control event would be limited by our access to funds at the time and the terms of our debt agreements. Upon a change of control event, we may be required immediately to repay the outstanding principal, any accrued interest on and any other amounts owed by us under our credit facilities. The source of funds for these repayments would be our available cash or cash generated from other sources. However, we cannot assure you that we will have sufficient funds available upon a change of control to make any required repurchases of tendered new notes. Please read "Description of the New Notes -- Repurchase of New Notes at the Option of Holders -- Change of Control."

HOLDERS OF BOOK-ENTRY INTERESTS WILL NEED TO ACT THROUGH DEPOSITARIES.

     Unless and until new notes in definitive registered form are issued in exchange for dollar book-entry interests or sterling book-entry interests, owners of such book-entry interests will not be considered owners or holders of new notes. (We sometimes refer to dollar book-entry interests and sterling book-entry interests together as book-entry interests.) DTC (or its nominee) will be the sole holder of the global notes representing the new dollar notes, and a common depositary for Euroclear (or its nominee) will be the sole holder of the global notes representing the new sterling notes. After payment to the relevant depositary, we will have no responsibility for the relevant depositary to make such payments to the owners of book-entry interests. Accordingly, if you own a book-entry interest, you must rely on the procedures of DTC and Euroclear or, if you are not a participant in DTC or Euroclear, as applicable, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder under the indenture.

     Unlike the holders of the new notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the new notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or Euroclear, as applicable. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.

     Similarly, upon the occurrence of an event of default under the indenture for the new notes, unless and until definitive registered new notes are issued in respect of all book-entry interests, if you own a book-entry interest, you will be restricted to acting through DTC or Euroclear, as applicable. We cannot assure you that the procedures to be implemented through DTC or Euroclear, as applicable, will be adequate to ensure the timely exercise of remedies under the new notes. Please read "Description of the New Notes -- Form of New Notes" and "-- Action by Owners of Book-Entry Interests."

A TRADING MARKET FOR THE NEW NOTES MAY NOT DEVELOP.


     There has not been an established trading market for the new notes. We have applied to list the new sterling notes on the Luxembourg Stock Exchange. We cannot assure you that the new sterling notes will be admitted for listing on the Luxembourg Stock Exchange or, if so listed, that the listing will occur by the closing of this exchange offer or be maintained thereafter. Other than an application for listing of the new sterling notes on the Luxembourg Exchange, no application has been, or will be, made to list the new notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.


     The liquidity of any market for the new notes will depend upon the number of holders of the new notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the new notes and other factors. A liquid trading market may not develop for the new notes.

RISKS RELATED TO OUR BUSINESS

WE HAVE A SHORT OPERATING HISTORY. OUR FUTURE FINANCIAL OR OPERATING RESULTS ARE DIFFICULT TO FORECAST AND MAY BE MATERIALLY DIFFERENT FROM THOSE PRESENTED IN THIS PROSPECTUS, WHICH COULD ADVERSELY AFFECT YOUR INVESTMENT IN THE NEW NOTES.


     We were formed in January 1998 and, therefore, have a short operating history. We acquired Wessex and our interest in a 95-year concession in the Province of Mendoza, Argentina in late 1998 and our other assets in 1999 and 2000. As a consequence, there is limited historical information available regarding our businesses. Our limited operating history and the unpredictable results of our business strategy make it difficult to forecast our future operating results.


WATER AND WASTEWATER COMPANIES FACE PRICE, COMPETITION AND OTHER REGULATIONS THAT COULD REDUCE OUR OPERATING REVENUES.

     Governments generally regulate the prices that water and wastewater companies may charge their customers and the competitive environment in which they operate. Regulatory regimes vary from country to country and at times can give great discretion to the regulatory authority. Moreover, the regulatory authorities in countries where we currently operate, or may operate in the future, could change, as could the regulations they promulgate. These changes could cause reductions in our operating revenues.

     For example, in the United Kingdom, the Director General of Water Services recently completed a periodic review of the price limits for water and wastewater companies in England and Wales for the period from April 1, 2000 through March 31, 2005. In setting price limits, the Director must act in the manner he considers best calculated to ensure that water companies are able to finance the proper carrying out of their functions, in particular by securing a reasonable return on their capital. On November 25, 1999, the Director announced a determination of a 12.0% price cut for Wessex for 2000-2001, before adjustment for inflation. The announcement included level prices through March 2003 with annual price increases in 2003-2004 of 3.8% and in 2004-2005 of 4.7%, before adjustment for inflation. Wessex's regulated operating revenues represented approximately 70% of Azurix's total operating revenues for the year ended December 31, 1999. The outcome of the periodic review is expected to reduce Wessex's regulated operating revenues from 1999-2000 to 2000-2001 by 12%, before adjustment for inflation (or by approximately 10% after adjustments for inflation and other factors), and thus materially reduce our cash flow and earnings. In addition, two new regulations under the Water Industry Act 1991, as amended by the Water Industry Act 1999, became effective in April 2000. The purposes of these regulations are to protect vulnerable groups, such as low income and large families, from high charges for metered water, to prevent disconnection of domestic customers and other protected premises for non-payment and to require charging schemes to be approved annually.

     Regulation of the water industry in England and Wales is changing rapidly. Some of these changes stem from the efforts of the U.K. Government and the Director General of Water Services to increase competition in the United Kingdom. The Director has announced a future work program that includes new initiatives to extend competition. These and other initiatives to introduce competition which are currently being considered include lowering the threshold for inset appointments, time limiting inset appointments and allowing premises to be combined to meet the consumption limit for a large user inset; promoting competition in new connections; extending the obligation on companies to allow connections to their water mains from outside their areas in response to requests by non-residential customers as well as residential customers (currently, water and wastewater companies are only obliged to make such supplies outside their areas when requested by residential customers); facilitating common carriage, for example, by developing access codes to set out fair terms for common carriage using others' networks with the requirement that access prices be set in a manner which is consistent with the Competition Act 1998 and the Water Industry Act 1991; time limiting abstraction licenses and liberalizing trade in abstraction licenses; removing water companies' monopolies in making connections to water mains; increasing competitive tendering; encouraging partnership arrangements between customers and suppliers; reducing tariffs for large users; simplifying licenses to permit companies that historically have provided a full range of vertically integrated services to focus on separate elements of the supply chain; and using the new competition law powers under the Competition Act 1998 to prevent abuses of a dominant position and anti-competitive behavior. However, until market competition has developed, comparative competition (i.e., comparison of the regulated business to other similar businesses) will still be used in the regulation of the water industry, in particular in the periodic review process and in assessing the effects of mergers between water companies. The U.K. Government intends to publish a draft Water Bill in the fall of 2000 that will primarily cover reform of the water abstraction regime and increase consumer protection. In addition, the Department of the Environment, Trade and the Regions published a consultation paper in April 2000 on ways to increase competition in the water industry in England and Wales. The results of the consultation will be published in the fall of 2000 and, if the consultation concludes that new legislation is needed (for example, if it is decided that a license is needed for water suppliers to supply through common carriage), such legislation will be introduced into the Bill. In addition, a new Director General of Water Services took office July 31, 2000. We cannot predict what changes, if any, the new Director will make or the U.K. Government will adopt to promote competition.


WE FACE SIGNIFICANT COMPETITION.

     Participants in the global water industry must compete with each other when bidding or negotiating for concessions, contracts and other projects. We face significant competition from companies larger than we are, companies with longer operating histories and greater experience in securing water and wastewater projects than we have and other new entrants to the global water industry. According to their published data, our two largest competitors, Compagnie Generale des Eaux, a subsidiary of Vivendi Environment, and Suez-Lyonnaise des Eaux, serve aggregate populations of 100 million and 154 million for water and wastewater, respectively, whereas our operations serve an aggregate population of 8.3 million for water and 7.6 million for wastewater. Our limited operating history may make it difficult for us to qualify for, or be successful in, bidding against these more experienced competitors. We may be at a disadvantage in competing for concessions, contracts and other projects when we have no history operating in a particular country or region, or when we have no history operating a water or wastewater facility or system comparable in size to the facility or system being privatized or built. Further, our competitors may be able to obtain capital at a lower cost and be willing to bid more aggressively than we can, which would give them an advantage in bidding on projects and other competitive situations.

     Although Wessex has a virtual monopoly within its service region in the United Kingdom, companies may apply to the industry regulator for an "inset appointment" to serve particular areas or customers within Wessex's or any other licensee's service area. This creates some limited direct competition. One inset appointment was granted within Wessex's territory resulting from the privatization of water supply services formerly provided by the Ministry of Defence. Wessex chose not to pursue this project because of unacceptable contract terms. Historically, very few inset appointments have been granted in England and Wales, although a number of applications are currently being considered and a number of inset appointments have been recently approved. This will likely change in the future as the inset appointment threshold for large users has been lowered in England (and is likely to be lowered similarly in Wales) which will increase the number of large users that are able to qualify for inset appointments and the Director General of Water Services is seeking a further reduction in the threshold and an extension of the categories of sites which will qualify for inset appointments. An increased source of competition may arise out of the UK Government's new policy concerning the inland waterways which encourages the development of a national grid of water for the transfer and supply of water via the canal network.



     The boards of several water companies in England and Wales recently have announced consideration of a strategy that separates asset ownership from operations. In some cases, the companies are proposing a new form of corporate structure and ownership of the regulated business in conjunction with the introduction of a greater proportion of debt financing. A number of ownership structures have been suggested, amongst them mutual trusts, not-for-profit companies limited by guarantee, companies registered with the Registrar of Friendly Societies and companies with a thin layer of participating shares. Wessex has publicly supported the concept of these new structures. The Director has consulted on issues arising from such structures, and taken into consideration responses from bodies such as the Drinking Water Inspectorate and the Environment Agency. The Director has raised concerns about these proposals and has indicated the issues to be addressed to deal with these concerns. These concerns include ensuring that customers' interests are protected and benefits for customers are demonstrated; the separation of ownership from operation of the assets and the maintenance of incentives for efficiency; constitutional arrangements; procurement of services; the maintenance of comparative competition; financing and risk implications. There are also significant concerns about the drinking water quality and environmental standards implications of the proposals. If brought about, the proposed changes in structures will significantly alter the competitive environment of the water industry in England and Wales, although we cannot predict how such changes will affect our business.


OUR ABILITY TO SERVICE DEBT AND PROSPECTS FOR GROWTH ARE HIGHLY DEPENDENT ON OUR SUCCESSFULLY OBTAINING CONTRACTS, COMPLETING ACQUISITIONS AND DEVELOPING PROJECTS, AND WE MAY NOT BE ABLE TO OBTAIN CONTRACTS, COMPLETE ACQUISITIONS AND DEVELOP PROJECTS SUCCESSFULLY.

     We may not be able to obtain contracts, complete acquisitions of water and wastewater assets and develop projects successfully because these transactions involve many complexities. These complexities include, among other things, negotiation of satisfactory water supply and wastewater treatment services agreements with local governments and industrial customers, receipt of required governmental consents and permits and obtaining financing for our operations, acquisitions and projects. In addition, in evaluating and negotiating water service projects and contracts, we may encounter difficulties in determining the status and condition of existing systems or developing accurate forecasts of material factors such as the rate of population growth, particularly in developing countries.

     In privatization transactions, we are unable to predict with certainty the timing of a privatization or the commitment level of a government to completing a privatization. Most privatizations are competitively bid, and there is no assurance as to what proportion of the projects on which we bid we ultimately will acquire. At the time of our formation we put in place a business development effort with associated general, administrative and operating expenses. To the extent we are unsuccessful in completing acquisitions and development projects, these expenses will not be absorbed by income associated with those acquisitions and development projects and will decrease our net income.

FAILURE TO IDENTIFY AND ASSESS ACCURATELY THE RISKS RELATED TO AN ACQUISITION OR TRANSACTION COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

     In evaluating potential transactions, we make assumptions and projections based on the potential for increased returns, future regulatory and rate case changes and the engineering, operations, financing, economic, structuring, insurance, tax, environmental, legal and accounting risks relating to each transaction.

Forecasts, estimates and information provided by local governments and other sources used to bid for public tenders can prove to be materially inaccurate or incomplete, resulting in projections for capital expenditures to improve or build water systems that are below what is ultimately required. If the assumptions on which we base our decision to acquire assets, develop a project or provide a service prove to be incorrect in any material respect, either because of inaccurate or incomplete information provided by the other party or parties to the transaction or because of a failure by us to accurately identify or assess the risks or capital requirements related to a proposed transaction or otherwise, then our operating results, including earnings, could be materially adversely affected. Although we attempt to identify and take into account all risks associated with a particular transaction, we cannot assure you that we will identify all the risks related to a transaction or completely manage those we do identify.


BECAUSE OUR BUSINESS REQUIRES SUBSTANTIAL CAPITAL, DIFFICULTY FINANCING OUR OPERATIONS, ACQUISITIONS AND PROJECTS COULD LIMIT OUR GROWTH AND OUR ABILITY TO SATISFY OUR DEBT OBLIGATIONS.


     With respect to our existing businesses, we expect to incur capital expenditures of approximately $1.7 billion over the years 2000 through 2004, approximately $300 million of which we expect to incur in 2000. In connection with Wessex's recent periodic review of price limits, the Director has estimated that the cost of the capital expenditures that Wessex will be required to make over the years 2000 through 2004 will be approximately L764 ($1,155.9) million. The concession agreement governing our water and wastewater concession in Buenos Aires, Argentina, requires our subsidiary Azurix Buenos Aires, S.A. to expand water and wastewater services to various regions within the concession area over the term of the agreement. We estimate that this expansion and other obligations under the concession agreement will require approximately $300 million to $400 million in capital expenditures over the next five years. We intend to finance our projected capital expenditures for our existing businesses principally with internally generated funds and proceeds under existing long-term and short-term borrowing arrangements and future financing arrangements.


     The water and wastewater assets and projects in which we may invest may also require substantial capital expenditures, especially early in the life of our investments. We intend to finance our investments and projects using various techniques and instruments such as debt financing, project financing and equity transactions. We expect to engage in leveraged transactions, and we may pledge all or substantially all of our assets. For example, the capital stock of Wessex Water Ltd. is pledged as security for the Azurix Europe credit facility.

     There is a risk that financing may not be readily available to finance our operations, acquire water and wastewater assets or develop projects. Our ability to arrange financing will be affected by general economic and capital market conditions, credit availability from banks or other lenders and the risks inherent in particular concessions, projects or countries. In particular projects, we may have a co-owner with limited resources or that may default on its obligations to contribute capital to a project. We are currently evaluating various financing strategies to raise additional capital to further support the capital needs of our existing businesses and future acquisitions and development projects. Our inability to secure such additional financing arrangements could limit our growth and our ability to satisfy our debt obligations.

     Enron is not obligated to provide additional financial support to Azurix for any capital expenditures or investments.

IF WE DO NOT HAVE OPERATIONAL CONTROL, OUR OPERATING REVENUES AND EARNINGS COULD BE REDUCED.

     We may invest in water and wastewater projects and assets in which we do not own a majority of the project or assets. In addition, we may invest in or own projects and assets with partners, co-venturers and other parties, including governmental entities. Some jurisdictions require participation of employees or other stakeholders in company management. In these cases, major decisions may require the consent of other equity owners or stakeholders.

     We may also invest in projects and assets where we do not serve as operator. For example, we do not have operational control of the concession in Mendoza, Argentina in which we own a 32.1% interest. In these cases, our ability to direct the outcome of matters with respect to the operations of the project or assets could be limited. A lack of operational control in a project could materially and adversely affect our interest in the project and, as a result, our operating revenues and earnings from the project.

IF WE ENCOUNTER PROBLEMS INTEGRATING ACQUISITIONS AND MANAGING OUR GROWTH, OUR FINANCIAL RESULTS AND YOUR INVESTMENT IN THE NEW NOTES COULD BE MATERIALLY ADVERSELY AFFECTED.


     We intend to grow in part through acquisitions of water and wastewater assets. Since our inception in 1998, we have completed acquisitions aggregating over $3 billion. Because we are pursuing acquisitions in different parts of the world and because we are pursuing a number of opportunities simultaneously, we may encounter unforeseen expenses, difficulties, complications and delays, including difficulties in staffing and providing operational and management oversight. As we expand our operations through acquisitions, we may encounter difficulties integrating such acquisitions and successfully managing the growth of a portfolio of water and wastewater assets that is diverse both with respect to types of assets and their location. We cannot assure you that our current management, personnel and other corporate infrastructure will be adequate to manage our growth or that our systems, procedures and controls will be adequate to support our expanding operations. To the extent we encounter problems in integrating acquisitions and managing our growth, our financial results and your investment in the new notes could be materially adversely affected.


ENVIRONMENTAL AND HEALTH FACTORS AND CHANGES IN REGULATIONS COULD INCREASE OUR COSTS OR OUR LIABILITIES.

     Changes in environmental, health and other regulations applying to the water supply or wastewater treatment services industry or new, revised or inconsistent interpretations of these regulations may adversely affect our financial condition and results of operations. Water companies are subject to water quality risks related to contamination of drinking water supplies or environmental danger from effluent discharges. The occurrence of these or other risks could have a material adverse effect on our financial position and results of operations.

     In addition, many countries in which we plan to do business have recently developed, or are in the process of developing, new regulatory and legal structures that regulate the delivery of drinking water and wastewater services and accommodate private and foreign-owned water businesses. In some instances, these regulatory and legal structures and their interpretation and application by administrative agencies are relatively new and incomplete. The interpretation of existing rules can be expected to evolve over time and may have an unpredictable impact on our business. We anticipate future changes in, or decisions affecting, regulatory regimes that will serve to expand or tighten regulatory controls. Some of these changes or decisions could have a material adverse effect on our financial position and results of operations.

     In our industrial services business, we may handle hazardous substances in addition to biological waste. Stringent environmental laws provide for serious penalties and sometimes impose strict liability on those who handle these substances or find them on their property. Accordingly, if we handle hazardous substances in our industrial services business in the future, there is a risk that we will incur significant liabilities and expenses. Although we maintain insurance against many of these risks, we cannot be certain that insurance proceeds received under our policies would adequately cover all liabilities we may incur.

LIABILITY FOR WATER SUPPLY CONTAMINATION COULD RESULT IN MATERIAL LOSSES AND COSTS.

     Our business, in particular the supply of water to end-users, is subject to risks of contamination of the water supply, which could result in disease or even death or otherwise endanger the public health. As a result of contamination, we could be subject to civil, criminal or regulatory enforcement actions, private suits and cleanup obligations, which could have a material adverse effect on our financial condition and results of operations. Drinking water contamination can be caused by, among other things, wastewater effluent, stormwater runoff from farms and industrial sites, materials used in the construction or rehabilitation of water supply pipes, harmful nitrates attributable to modern farming practices and various other pathogens from a variety of sources entering the drinking water supply. Accordingly, we cannot assure you that our water supply will remain at all times free of contaminants. Although we maintain insurance against many of these risks, we cannot be certain that insurance proceeds received under our policies would adequately cover all liabilities we may incur.


     During April 2000, residents of the city of Bahia Blanca, Argentina and surrounding areas began noticing unpleasant taste and odor in their water supply, which is provided by Azurix Buenos Aires. The taste and odor were traced to a substance released by algae that had grown to higher than normal levels in a reservoir operated by an agency of the Province of Buenos Aires and that had entered the local water supply. On becoming aware of the cause of the unpleasant taste and odor, Azurix Buenos Aires instituted measures that have restored the taste and odor to acceptable levels. Tests performed by government officials as well as Azurix Buenos Aires have shown that there were no harmful biological or toxic substances in the water supply and the provincial officials have stated publicly that there was no danger to public health. However, algae continue to be present in the reservoir, and therefore issues of taste, odor and color may recur.



     Before the situation was corrected, at the request of government officials, Azurix Buenos Aires acquired water from other sources for delivery in trucks and bottles to residents in Bahia Blanca. Azurix Buenos Aires has agreed with the provincial regulatory agency not to bill residential customers for water services for a 50-day period during which the taste and odor of supplied water were allegedly unsatisfactory, although the regulatory agency has approved billing industrial customers for water and all customers for wastewater services during this time. Azurix's second quarter 2000 results of operations include $3.3 million of operations and maintenance expense and $0.6 million of general and administrative expense that were incurred in responding to this situation, in addition to forgoing approximately $1.5 million in revenues for the 50-day period. Azurix also incurred $0.2 million of related capital expenditures. Under the concession contract, the provincial regulatory agency may impose penalties; however, none have been assessed as of this date.


POLITICAL AND ECONOMIC CHANGES IN COUNTRIES IN WHICH WE OPERATE COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

     The success of our strategy in many countries will depend on a political and economic environment that will accommodate foreign investment and project development. Our operations will be subject to political and economic risks, including risks of war, terrorism, expropriation, nationalization, renegotiation or nullification of existing contracts, changes in rates and methods of taxation, implementation of subsidies or other protections for disadvantaged groups and foreign exchange controls or governmental restrictions on the repatriation of hard currency. You should be aware that we operate in countries whose economies differ in many respects from the economies of the United States, Canada and most Western European countries, including their structure, levels of capital reinvestment, growth rate, governmental involvement, resource allocation, self-sufficiency, rate of inflation and balance of payments position. In many of these countries, the government retains significant control over the economy. Thus, there is a risk that future government actions, especially with respect to nationally important facilities such as water systems, could have a material adverse effect on our financial condition and results of operations.

WORK STOPPAGES AND OTHER LABOR RELATIONS MATTERS COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

     We are subject to a risk of work stoppages and other labor relations matters because we have invested and will invest in the future in assets and projects utilizing a workforce that in many cases will be unionized. All or a portion of the work forces at almost all of our operating subsidiaries are represented by unions. Our ability to obtain an adequate return on an investment will often depend on our success in optimizing the labor force through voluntary and sometimes involuntary staff reductions. There is a risk that layoffs, where implemented, could trigger community or union problems. We cannot assure you that issues with our labor forces will be resolved favorably to us, or that we will not experience work stoppages. Work stoppages could not only materially and adversely affect our operations and revenues, but also, in some cases, lead to defaults or termination events under concession, operating or other contracts.

     We are in the process of negotiating the collective bargaining agreement for our concession in the Province of Buenos Aires, Argentina. Although we expect to conclude a contract in due course on satisfactory terms, we cannot assure you that we will be able to do so. Although there have been no work stoppages at this concession to date, we cannot assure you that none will occur.

CHANGES IN CURRENCY EXCHANGE RATES, LIMITATIONS ON SENDING FUNDS OUT OF A FOREIGN COUNTRY AND FOREIGN CURRENCY RESTRICTIONS OR SHORTAGES COULD ADVERSELY AFFECT OUR OPERATING RESULTS.


     Because we conduct operations outside the United States, limitations on the right to convert currency or to take it out of a foreign country and the capacity of currency exchange markets may adversely affect our ability to repatriate profits, and changes in exchange rates may adversely affect the U.S. dollar equivalent of the profits to be repatriated. For the year ended December 31, 1998, 100% of our operating revenues were non-U.S. dollar denominated. For the year ended December 31, 1999, 83.4% of our operating revenues were non-U.S. dollar denominated. In 1998 and 1999, most of the operating revenues were in pounds sterling. Legal restrictions or shortages in currencies in countries outside the United States may prevent us from converting sufficient local currency to enable us to comply with our currency payment obligations not denominated in local currency or to meet our operating needs and debt service requirements.


OPERATING IN COUNTRIES WITHOUT ADEQUATE REVENUE COLLECTION SYSTEMS COULD REDUCE OUR OPERATING REVENUES.

     We may operate in countries without established or well-enforced revenue collection mechanisms for water supply and wastewater treatment services or encounter other difficulties in the collection process. For example, we did not receive complete billing and customer records when we took over our concession in Buenos Aires, which has impeded collection efforts and adversely affected our operating income derived from this concession to date. Also, customers in some countries may not be able or willing to pay for water services. This could have a material adverse effect on our financial condition and results of operations. We cannot assure you that government subsidies or taxes and other concessions will sufficiently compensate private parties that provide these services for the economic consequences of such conditions. Where initially available, there is a risk that such subsidies and concessions could be reduced or eliminated before reliable revenue sources and collection mechanisms can be established.

INTERACTION OF DIFFERENT TAX JURISDICTIONS COULD LOWER OUR RETURNS AND DIRECTLY AFFECT OUR BUSINESS STRATEGY.

     In the United States, if our operating revenues from future U.S. operations do not exceed the expenses we incur in the United States in supporting our worldwide operations, the potential tax benefits associated with these expenses may not be realizable. If these amounts were determined to not be realizable within specified expiration periods in accordance with applicable U.S. accounting and tax regulations, the impact could materially reduce future consolidated net earnings. The future realization of these tax benefits in the U.S. could therefore have a direct impact on our strategic emphasis in expanding our U.S. operating base.

     In addition, tax laws in various countries treat differently the taxability of various aspects of income and gain and the deductibility of expenses and losses. Income earned in one jurisdiction also may be taxable in another, including the United States. Although in many instances U.S. tax laws will permit us to credit amounts paid in taxes in other countries against our U.S. tax obligations, the rules allowing credits are complex and do not allow credits in many circumstances. Moreover, if we incur expenses in one jurisdiction that benefit a project in another, they may not be deductible against income in the jurisdiction where the expenses were incurred.

OPERATING IN COUNTRIES WITH UNDEVELOPED LEGAL SYSTEMS COULD ADVERSELY AFFECT OUR BUSINESS BECAUSE WE MAY ENCOUNTER DIFFICULTIES ENFORCING OUR CONTRACTUAL RIGHTS.

     Developing countries in which we may pursue opportunities may not have well established legal systems and may lack a well-developed, consolidated body of laws governing foreign investment enterprises. The uncertainty of the legal environment in these countries could make it difficult for us to enforce our rights, or those of our operating companies, under agreements relating to our operations. In addition, the administration of laws and regulations by government agencies in such countries may be subject to considerable discrimination or prejudice against foreigners or private investors. As these legal systems develop, foreign investors may be adversely affected by new laws and changes to existing laws. In addition, in countries where adequate laws and well-developed legal systems do exist, it may not be possible to obtain swift and equitable enforcement of such laws.

OUR SUCCESS DEPENDS ON KEY MEMBERS OF OUR MANAGEMENT, THE LOSS OF WHOM COULD DISRUPT OUR BUSINESS OPERATIONS.


     We depend on the continued employment of key management personnel we have brought in from Enron, Wessex and other multinational companies. We have entered into employment agreements with these executives. If these officers resign or become unable to continue in their present role and if they are not adequately replaced, our business operations could be materially adversely affected. We do not believe that the recent resignation of our former Chairman and Chief Executive Officer will materially adversely affect our business.


CHANGES IN OUR RELATIONSHIP WITH ENRON COULD INCREASE OUR COSTS BECAUSE WE RELY ON ENRON FOR CORPORATE STAFF AND SUPPORT SERVICES.


     We have entered into an agreement with Enron pursuant to which Enron provides various corporate staff and support services to us. These services include information technology, office space, building maintenance, security and other office services, as well as employee development, training and maintenance of compensation and other benefits programs. We also may utilize Enron's regulatory affairs, marketing affairs, treasury and risk assessment and control departments. Our services agreement with Enron is for an indefinite term, but may be terminated on 180 days' notice. We currently have a sublease arrangement, and intend to enter into a sublease agreement, with Enron providing for the use of office space in Houston, Texas.



     If the services agreement is terminated or if we are unable to enter into the related sublease with Enron, we expect that we would be able to arrange alternate suppliers for all the services important to our business. We expect that these services would be available from third parties at costs similar to those we pay Enron.


OUR BUSINESS OPPORTUNITIES COULD BE LIMITED BECAUSE ENRON AND ITS AFFILIATES MAY COMPETE WITH AZURIX IN WATER-RELATED ACTIVITIES AND BECAUSE AZURIX MAY ONLY ENGAGE IN ACTIVITIES GENERALLY IDENTIFIED IN THIS PROSPECTUS, INCIDENTAL ACTIVITIES AND OTHER ACTIVITIES AS ATLANTIC WATER TRUST OR ENRON MAY APPROVE.

     Enron and Azurix have entered into an agreement that limits the scope of Azurix's business and provides that Enron and its affiliates may engage in water-related businesses, even if those businesses have a competitive impact on Azurix. In general, Enron is permitted to engage in any business whatsoever, including water, wastewater and other businesses competing with Azurix, and may compete in public tenders against Azurix, provided the business is conducted and opportunities are identified and developed through Enron's own personnel and not through Azurix. If an opportunity in the water industry is presented to a person who is an officer or director of both Enron and Azurix, the opportunity must first be offered to Azurix, unless water constitutes a minority of the fair market value of the opportunity, as determined by that officer or director in good faith based on information available at the time. Azurix has agreed to indemnify Enron and its officers, directors and employees against any claim that Enron's pursuit of any water business was a breach of any duty owed by Enron to Azurix, provided Enron has followed the rules described above. Were Enron to decide to pursue activities in the water or wastewater industry, its size, access to capital and experience in developing products and markets could make it a strong competitor.

     The agreement requires Azurix to limit its purpose, in its certificate of incorporation, to the businesses generally identified in this prospectus, activities incidental to those businesses and such other businesses as Enron may approve in its sole discretion. Azurix has agreed not to amend its certificate of incorporation to expand its purpose clause without Enron's prior written consent. The agreement thus limits our ability to pursue potentially profitable activities that are not primarily in the water and wastewater sector, even though those opportunities come to our attention on account of our activities in water and wastewater. For example, some jurisdictions may choose to privatize their water and wastewater and other utility assets together. As a result of this agreement, we would need Enron's consent to pursue the privatization if the water and wastewater assets were not expected to represent a majority of the value.

     The agreement restricts Enron and Azurix from taking action to restrict each others' businesses to cause either of them to violate any law or to subject them to regulation under the U.S. Public Utility Holding Company Act of 1935. The agreement expires on the first date on which Enron and its affiliates do not individually or collectively, directly or indirectly, own or have the power to vote at least one-third of the shares of Azurix ordinarily entitled to vote for the election of directors, and fewer than one-third of the directors of Azurix are persons who are employees, officers or directors of Enron or any affiliate of Enron.

THROUGH ATLANTIC WATER TRUST, ENRON AND MARLIN WATER TRUST WILL CONTROL THE OUTCOME OF STOCKHOLDER VOTING AND MAY EXERCISE THIS VOTING POWER IN A MANNER ADVERSE TO YOUR INTERESTS AS A HOLDER OF THE NEW NOTES.

     Atlantic Water Trust currently owns approximately 67% of our outstanding common stock. Each of Enron and Marlin Water Trust owns a 50% voting interest in Atlantic Water Trust. To date, Enron has appointed all of the directors of Atlantic Water Trust and Azurix, although Marlin Water Trust at any time has the right to elect or replace half of the directors of Atlantic Water Trust. As long as Atlantic Water Trust owns a majority of our outstanding voting stock, Marlin Water Trust has the right to direct Atlantic Water Trust to elect or replace a percentage of Azurix's directors equal to 50% minus the percentage of outstanding voting stock held by persons other than Atlantic Water Trust, Enron and its affiliates. Furthermore, Marlin Water Trust, with the consent of the holders of a majority of our outstanding voting stock held by persons other than Atlantic Water Trust, Enron and its affiliates, has the right to direct Atlantic Water Trust to elect or replace half of Azurix's directors. In each case, Marlin Water Trust's right to designate directors shall be reduced by the number of directors that may be elected by preferred stock entitled to elect directors as a class. Enron has the right to direct Atlantic Water Trust to elect or replace the other half of Azurix's directors. In all other circumstances, the board of directors of Atlantic Water Trust will direct the voting of Atlantic Water Trust's Azurix shares. As a result, Enron and Marlin Water Trust have the ability to exert significant influence over the policies, management and affairs of Azurix and control the outcome of corporate actions requiring stockholder approval, including the approval of transactions involving a change in control of Azurix. Enron and Marlin Water Trust's interests may differ from those of Azurix's other stockholders and holders of the new notes. As a result, Enron and Marlin Water Trust may vote Azurix stock in a manner adverse to other stockholders and holders of the new notes. Marlin Water Trust, or the trustee under its senior notes indenture, may be required to cause Atlantic Water Trust to sell shares of our common stock owned by Atlantic Water Trust if the senior notes of Marlin Water Trust have not been repaid on or before December 15, 2001 or if specified events occur.

OUR DIRECTORS MAY HAVE CONFLICTS OF INTEREST BECAUSE THEY ARE ALSO ENRON DIRECTORS OR OFFICERS.


     Currently, all of our directors are also directors or officers of Enron, a situation that may create conflicts of interest. The directors and officers of Enron have fiduciary duties to manage Enron, including its investments in subsidiaries and affiliates such as Azurix, in a manner beneficial to Enron and its stockholders. Similarly, the directors and officers of Azurix have fiduciary duties to manage Azurix in a manner beneficial to Azurix and its stockholders. In some circumstances, the duties of these directors and officers of Enron may conflict with their duties as directors of Azurix. In addition, other conflicts of interest exist and may arise in the future as a result of the extensive relationships between Enron and Azurix.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes, the terms of which are substantially identical to the terms of the old notes, we will receive in exchange a like principal amount of old notes. The old notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any change in our capitalization.


     The net proceeds from the offering of the old notes, after deducting initial purchasers' discounts and commissions and expenses, were $583.3 million. Of this amount, $150.0 million was used to pay down the Azurix revolving credit facility, $386.0 million was used to pay down the Azurix Europe revolving credit facility and $18.1 million was used to pay down amounts outstanding under the credit agreement with Enron. In addition, $11.5 million was used to pay accrued interest on the three credit facilities. The remaining proceeds were available for general corporate purposes.

                                 CAPITALIZATION


     The following table sets forth our capitalization as of June 30, 2000. You should read this table in conjunction with our consolidated financial statements, related notes and other financial information we have incorporated by reference in this prospectus.



                                                               AT JUNE 30, 2000
                                                               ----------------
                                                               (IN MILLIONS)
Cash and cash equivalents...................................       $   24.2
                                                                   ========
Restricted cash and cash equivalents(1).....................       $   96.8
                                                                   ========
Short-term debt(2):
  Azurix Europe credit facility(3)..........................       $  134.3
  Acquisition loan notes....................................           89.8
  Other.....................................................           18.6
                                                                   --------
          Total short-term debt.............................          242.7
                                                                   --------
Current maturities of long-term debt(2).....................           32.9
                                                                   --------
Long-term debt -- affiliates(4).............................          226.4
                                                                   --------
Long-term debt(2):
  Amounts reclassified from short-term debt(5)..............           54.5
  Senior unsecured bonds....................................          449.2
  European Investment Bank credit facilities................          201.6
  Capital lease obligations.................................           49.2
  Senior notes..............................................          591.3
  Other.....................................................            4.3
                                                                   --------
          Total long-term debt..............................        1,350.1
                                                                   --------
Stockholders' equity(6):
  Preferred stock, $0.01 par value; 50,000,000 shares
     authorized.............................................             --
  Common stock, $0.01 par value; 500,000,000 shares
     authorized; 117,269,896 shares issued and
     outstanding............................................            1.2
  Additional paid-in capital................................        1,972.5
  Retained earnings.........................................           62.3
  Unearned compensation.....................................           (0.3)
  Accumulated other comprehensive loss......................         (181.7)
                                                                   --------
          Total stockholders' equity........................        1,854.0
                                                                   --------
Less: Restricted cash and cash equivalents(1)...............          (96.8)
                                                                   --------
          Total capitalization..............................       $3,609.3
                                                                   ========


---------------


(1) Represents cash on deposit in a cash collateral account that partially secures borrowings under the Azurix Europe credit facility, which is classified on Azurix's consolidated balance sheet at June 30, 2000 as "Restricted cash and cash equivalents."



(2) All amounts outstanding are obligations of Azurix's subsidiaries, excluding the senior notes and approximately $1.2 million and $0.2 million of capital lease obligations and current maturities of long-term debt, respectively.



(3) The amount outstanding has been borrowed for a period of less than 12 months. The facility terminates on May 10, 2002, but contains a subjective material adverse change clause that enables the facility to be terminated before expiration. As a result, amounts outstanding under this facility have been classified as short-term debt.



(4) Represents amounts outstanding under the loan to Azurix Europe from Bristol Water Trust, a wholly owned subsidiary of Atlantic Water Trust, the credit agreement between Azurix and Enron and the loan to Azurix from Atlantic Water Trust.

(5) Reflects borrowings under Wessex committed bank credit facilities due within one year that have been reclassified to long-term debt because Azurix has the ability and intent to reborrow these amounts beyond one year under these facilities.



(6) Outstanding shares do not include shares of common stock reserved for issuance under Azurix's stock plan. As of June 30, 2000, there were outstanding options to purchase approximately 10,828,282 shares of common stock.

                              SELECTED HISTORICAL
                          CONSOLIDATED FINANCIAL DATA

     The tables on the following page present selected historical consolidated financial data for Azurix and for Wessex, the predecessor of Azurix, for the periods and dates indicated.


     The historical financial data for Azurix are derived from Azurix's audited consolidated financial statements and unaudited interim financial statements, incorporated by reference herein, and include the impact of the Wessex acquisition from the date of acquisition. The historical financial data for the six months ended June 30, 1999 and 2000 are derived from financial statements that are unaudited but include all adjustments, consisting of normal recurring adjustments, that Azurix considers necessary for a fair presentation of its financial position and results of operations for the period. The results for the six months ended June 30, 2000 are not necessarily indicative of the results for the full year. All of Azurix's 1998 results of operations occurred in the fourth quarter of 1998, subsequent to the acquisition of Wessex. The historical balance sheet data for Wessex as of March 31, 1998 and the historical income statement and other financial data for the years ended March 31, 1997 and 1998 and for the six months ended October 2, 1998 are derived from Wessex's audited consolidated financial statements. The historical income statement and other financial data for the year ended March 31, 1996 and the historical balance sheet data for Wessex as of March 31, 1996 and 1997 are derived from unaudited financial statements prepared in accordance with U.S. generally accepted accounting principles that were derived from Wessex's audited financial statements prepared in accordance with U.K. generally accepted accounting principles.


     This information should be read in conjunction with "Capitalization" contained herein, and our consolidated financial statements, related notes and other financial information we have incorporated by reference in this prospectus.

                                                                                              AZURIX
                                    WESSEX (PREDECESSOR COMPANY)         -------------------------------------------------
                              ----------------------------------------                                   SIX        SIX
                                                            SIX MONTHS   JANUARY 29,       YEAR        MONTHS     MONTHS
                                 YEAR ENDED MARCH 31,        ENDED        1998 TO         ENDED         ENDED      ENDED
                              ---------------------------   OCTOBER 2,   DECEMBER 31,   DECEMBER 31,   JUNE 30,   JUNE 30,
                               1996      1997      1998       1998          1998           1999         1999       2000
                              -------   -------   -------   ----------   ------------   ------------   --------   --------
                                             (IN MILLIONS, EXCEPT RATIOS AND PER SHARE AMOUNTS)
STATEMENT OF INCOME DATA:
Operating revenues..........  $ 376.8   $ 403.1   $ 436.6    $ 233.8      $   119.7      $   618.0     $ 248.2    $ 383.8
Operations and maintenance
  expense...................    106.6     102.4     110.9       61.7           31.6          224.7        68.7      174.0
General and administrative
  expense...................     27.4      32.2      29.1       36.4           20.3          117.8        55.2       71.3
Depreciation and
  amortization..............     53.7      58.0      64.3       35.2           22.2          104.8        47.4       62.5
Restructuring charge........       --        --        --         --             --           34.2          --         --
Operating income............    189.1     210.5     232.3      100.5           45.6          136.5        76.9       76.0
Equity in earnings (loss) of
  affiliates(1).............     14.1      14.7      13.3        5.8           (0.8)           2.0         0.5        3.2
Interest expense (income),
  net.......................    (16.9)    (10.2)      8.6        6.1           15.1           73.6        30.3       58.0
Other expense...............       --        --        --         --            1.2             --          --         --
Income before minority
  interest, income tax and
  utility tax and
  extraordinary item........    220.1     235.4     237.0      100.2           28.5           64.9        47.1       21.2
Minority interest...........       --        --        --         --             --           (1.1)         --       (1.2)
Income tax expense..........     79.7      82.4      58.0       28.4           18.3           21.5        10.8        8.0
Utility tax expense(2)......       --        --     162.3         --             --             --          --         --
Income before extraordinary
  item......................    140.4     153.0      16.7       71.8           10.2           44.5        36.3       14.4
Extraordinary loss, net of
  tax.......................       --        --        --         --             --            6.8         6.8         --
Net income..................    140.4     153.0      16.7       71.8           10.2           37.7        29.5       14.4
Preference share
  dividends.................      8.0      13.5      15.1        7.7             --             --          --         --
Net income available to
  common stockholders.......    132.4     139.5       1.6       64.1           10.2           37.7        29.5       14.4
Basic earnings per common
  share before extraordinary
  item(3)...................     0.62      0.65      0.01       0.30           0.10           0.41        0.36       0.12
Basic earnings per common
  share(3)..................     0.62      0.65      0.01       0.30           0.10           0.34        0.29       0.12
Diluted earnings per common
  share before extraordinary
  item(3)...................     0.51      0.55      0.01       0.30           0.10           0.41        0.36       0.12
Diluted earnings per common
  share(3)..................     0.51      0.55      0.01       0.30           0.10           0.34        0.29       0.12
Dividends declared per
  common share(4)...........     0.25      0.26      0.31       0.23             --             --          --         --
OTHER FINANCIAL DATA:
EBITDA(5) (unaudited).......  $ 256.9   $ 283.2   $ 309.9    $ 141.5      $    65.8      $   277.5     $ 124.8    $ 141.7
Ratio of earnings to fixed
  charges(6) (unaudited)....      6.9x      6.0x      5.8x       4.6x           3.0x           1.5x        2.1x       1.1x
Net cash provided by
  operating activities(7)...    240.5     246.3     125.0      132.2            4.4          158.3        47.7       31.7
Net cash used in investing
  activities................   (159.4)    (97.8)   (195.0)    (108.4)      (1,982.6)      (1,076.8)     (715.5)    (216.5)
Net cash (used in) provided
  by financing activities...    (54.6)   (373.0)      6.8      (23.6)       1,977.5          940.0       693.7      187.2

                               WESSEX (PREDECESSOR COMPANY)
                              ------------------------------
                                                                                    AZURIX
                                       AT MARCH 31,             -----------------------------------------------
                              ------------------------------    AT DECEMBER 31,   AT DECEMBER 31,   AT JUNE 30,
                                1996       1997       1998         1998              1999             2000
                              --------   --------   --------    ---------------   ---------------   -----------
                                                           (IN MILLIONS)
BALANCE SHEET DATA:
Working capital(8)..........  $  228.3   $  (95.5)  $ (307.0)      $ (129.6)         $ (239.6)       $ (200.4)
Total assets................   2,252.7    2,258.0    2,372.3        3,358.3           4,850.4         4,477.8
Long-term liabilities.......     473.3      483.4      482.3        1,451.4           1,956.4         2,051.8
Redeemable preference
  shares....................     235.3      254.7      259.0             --                --              --
Stockholders' equity........   1,354.4    1,251.5    1,229.5        1,645.5           1,941.8         1,854.0


---------------

(1) Equity in earnings of affiliates for all periods presented for Wessex is related primarily to Wessex's interest in UK Waste, which was sold in November 1998.

(2) The year ended March 31, 1998 includes a windfall tax of $162.3 million, which has been described by the U.K. Government as a one-time tax. Excluding the effect of this tax, for the year ended March 31, 1998, Wessex's net income, basic earnings per common share and diluted earnings per common share would have been $179.0 million, $0.78 per common share and $0.77 per common share, respectively.

(3) Basic and diluted earnings per common share amounts for Wessex are based on the historical average ordinary shares of Wessex and average ordinary shares of Wessex plus the share effect of the potential conversion to ordinary shares of its dilutive securities, respectively.

(4) Wessex shareholders were given the option to elect dividends declared to be paid in cash or the issuance of additional ordinary shares. Of the dividends declared per share for the years ended March 31, 1996, 1997 and 1998 and for the six months ended October 2, 1998, shareholders elected stock dividends equal to $0.01, $0.02, $0.05 and $0.18 per share, respectively.

(5) EBITDA for any relevant period presented above is defined as net income before extraordinary loss, net interest expense (income), income tax, utility tax, depreciation and amortization, restructuring charge and minority interest. EBITDA is not a measure recognized by generally accepted accounting principles and should not be considered in isolation or as a substitute for operating profit, as an indicator of liquidity or as a substitute for net cash provided by operating activities. This method may not be comparable to the EBITDA calculations of other entities.

(6) For purposes of computing the ratio of earnings to fixed charges, earnings consist of the sum of pretax income from continuing operations before minority interests in consolidated subsidiaries and income or loss from equity investees, fixed charges, amortization of capitalized interest and distributed income of equity investees, less interest capitalized and preference security dividend requirements of consolidated subsidiaries. Fixed charges consist of interest expense plus capitalized interest, amortized expenses related to indebtedness and preference security dividend requirements of consolidated subsidiaries. A schedule setting forth the computation of the ratios of earnings to fixed charges is filed as Exhibit
    12.1 to the registration statement of which this prospectus is a part.


(7) Cash used in operating activities for the six months ended June 30, 2000 includes the initial payment of $28.1 million of interest on senior unsecured bonds issued by Wessex in March 1999. Interest payments on these bonds are made annually in March of each year.



(8) The working capital deficit of $200.4 million at June 30, 2000 consisted primarily of borrowings outstanding under, or secured by, the Azurix Europe credit facility totaling $224.0 million. The Azurix Europe credit facility terminates May 10, 2002 and contains a provision permitting banks, with two-thirds or more of the commitments, to terminate the facility at an earlier time if, in their reasonable opinion, changes have occurred resulting in a material adverse effect on the borrower's ability to repay the outstanding debt. Azurix has no knowledge of the lenders' intent to exercise this right; however, the existence of this provision requires amounts outstanding under the facility to be classified as short term debt under generally accepted accounting principles. In addition, $34.6 million of the working capital deficit at June 30, 2000 is related to funds received in advance of providing services and does not require the use of cash.

                            CURRENCY EXCHANGE RATES


     In this prospectus, references to "U.S. dollars," "dollars," "U.S.$" and "$" are to currency of the United States of America, references to "pounds sterling," "L," "sterling," "pence" and "p" are to currency of the United Kingdom, references to "pesos" are to currency of Mexico, references to "Canadian dollars" and "CN$" are to currency of Canada and references to "Brazilian real" and "R$" are to currency of Brazil. Balance sheet information included in this prospectus has been translated from the applicable foreign currencies to U.S. dollars using the current exchange rates in effect at the balance sheet date. Income statement information included in this prospectus has been translated from the applicable foreign currencies to U.S. dollars using the weighted average exchange rate during the period or, where known or determinable, at the rate on the date of the transaction for significant items. Except as described above, and unless otherwise stated in this prospectus, and solely for the convenience of the reader, some pounds sterling amounts have been translated to U.S. dollar amounts at the noon buying rate in The City of New York for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on June 30, 2000, which was $1.513 per L1.00; some peso amounts have been translated to U.S. dollar amounts at the noon buying rate in The City of New York for cable transfers in pesos as certified for customs purposes by the Federal Reserve Bank of New York on June 30, 2000, which was $0.1016 per 1.00 peso; some Canadian dollar amounts have been translated to U.S. dollar amounts at the noon buying rate in The City of New York for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York on June 30, 2000, which was $0.6758 per CN$1.00; and some Brazilian real amounts have been translated to U.S. dollar amounts at the noon buying rate in the City of New York for cable transfers in Brazilian real as certified for customs purposes by the Federal Reserve Bank of New York on June 30, 2000, which was $0.5543 per R$1.00. Such translations should not be construed as representations that such U.S. dollar amounts actually represent such foreign currency amounts or vice versa, or that such foreign currency amounts could be or could have been converted into U.S. dollars at the rate indicated or at any other rate.

                                     AZURIX

     We are a global water company engaged in the business of owning, operating and managing water and wastewater assets, providing water and wastewater-related services and developing and managing water resources. We are a holding company and conduct substantially all of our operations through our subsidiaries. Enron formed us on January 29, 1998 to pursue opportunities in the global water industry. Enron and Marlin Water Trust each own a 50% voting interest in Atlantic Water Trust, which currently owns approximately 67% of our common stock, with public stockholders owning the remainder.

     Our largest asset is Wessex Water Ltd, a water and wastewater company based in southwestern England, which we acquired in October 1998 for $2.4 billion. Our second largest asset is a 30-year water and wastewater concession in the Province of Buenos Aires, Argentina, which we acquired as of July 1, 1999 for $438.6 million. Our asset portfolio also includes the following:

     - interests in long-term water and wastewater concessions in the Province of Mendoza, Argentina and in Cancun, Mexico;

     - Azurix North America, a water and wastewater services company, with operations in nine U.S. states and five Canadian provinces;

     - a 49% interest in Industrias del Agua, S.A. de C.V., a company that provides water and wastewater-related services in a portion of Mexico City, Mexico and participates in water and wastewater projects elsewhere in Mexico;

     - Azurix Brasil RDM Ltda., a water and wastewater services company, that provides water drilling, water supply and water and wastewater treatment services in Brazil;

     - Lurgi Bamag GmbH, a water and wastewater engineering services company with offices in Germany, Brazil, Egypt and the United Kingdom;

     - property in Madera County, California, on which we expect to develop the Madera Water Bank Project, a ground water storage project; and

     - Azurix Industrial Operations Corp., formerly Baker Hughes Industrial Services, Inc., an industrial water and wastewater operations and engineering support company primarily serving customers in the refinery and petrochemical market, which we acquired in June 2000.

     As of December 31, 1999, concessions in which we own interests and water and wastewater systems that we operate served an aggregate population of approximately 8.3 million for water and approximately 7.6 million for wastewater. The businesses in our asset portfolio employed approximately 5,700 individuals worldwide as of June 30, 2000.


     We are selectively pursuing additional water and wastewater opportunities throughout the world, primarily in those areas where we have existing operations, including North America, Europe and Latin America. These opportunities may include both contracts for services and acquisitions of assets. In the near term, we intend to focus more on service contract opportunities and our existing assets. We also are investing in innovative ways to provide new services, reduce costs and increase efficiencies in the global water industry, including by utilizing information technology to deliver e-business solutions in the areas of procurement, engineering and design, water supply and storage and billing and collections. The timing, size and success of any of these potential transactions cannot be predicted. The completion of any one of these transactions could have a significant impact on our business.



     On August 25, 2000, we announced that Rebecca P. Mark resigned as our chairman and chief executive officer. In connection with Ms. Mark's resignation, John L. Garrison, president and chief operating officer, was elected president and chief executive officer and Herbert S. Winokur, Jr., currently a member of our board of directors, was elected interim chairman of the board of directors. We also announced that we are going to conduct a thorough review of all of our businesses, our cost structure and our strategy to determine how best to improve our financial performance and to maximize shareholder value.


     Our shares are listed on the New York Stock Exchange under the symbol
"AZX."

     Additional information concerning us is included in our reports and other documents incorporated by reference in this prospectus.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the issuance of the old notes, we entered into a registration rights agreement. Under the registration rights agreement, we agreed to:


     - file an exchange offer registration statement with the Commission on or prior to 180 days after the original issuance of the old notes, February 18, 2000, which we did;



     - use our best efforts to have the exchange offer registration statement declared effective by the Commission on or prior to 240 days after the original issuance of the old notes, which we also did; and


     - commence the exchange offer and keep it open for at least 20 business days and use our best efforts to issue on the earliest practicable date after the date on which the exchange offer registration statement is declared effective by the Commission, but in no event later than 30 business days thereafter, the new notes in exchange for all old notes tendered prior thereto in the exchange offer, unless the exchange offer would not be permitted by applicable law or Commission policy.

     The registration statement of which this prospectus is a part functions as the exchange offer registration statement. We are offering, pursuant to this prospectus, the holders of old notes who are not prohibited by any law from participating in this exchange offer the opportunity to exchange their old notes for new notes registered under the Securities Act that are substantially identical to the old notes, except that the new notes will not contain terms with respect to transfer restrictions, registration rights and liquidated damages. Following the completion of the exchange offer (except as set forth in this section "-- Purpose and Effect of the Exchange Offer"), holders of old notes not tendered will not have any further registration rights and the original notes will continue to be subject to restrictions on transfer.

     Under limited circumstances, we will use our best efforts to file a shelf registration statement with the Commission on or prior to 30 days after the filing obligation arises, and to cause the shelf registration statement to be declared effective by the Commission on or prior to 120 days after the obligation arises and keep the statement effective for up to two years after the original issuance of the old notes.

     We will file a shelf registration statement with the Commission if:

     - we are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law;

     - any holder of the old notes notifies us within 20 days following the consummation of the exchange offer that it is prohibited by law or Commission policy from participating in the exchange offer;

     - any holder of old notes notifies us within 20 days following the consummation of the exchange offer that it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for such resales; or

     - any holder of old notes notifies us within 20 days following consummation of the exchange offer that it is a broker-dealer and that it owns old notes acquired directly from us or one of our affiliates.

     We will pay liquidated damages to each holder of our old notes in an amount equal to $.05 per week per $1,000 principal amount of old dollar notes and L.05 per week per L1,000 principal amount of old sterling notes, with respect to the first 90-day period immediately following the occurrence of certain events of default under the registration rights agreement. An event of registration default occurs if:

     - we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for that filing;

     - any of these registration statements is not declared effective by the Commission on or prior to the date specified for effectiveness;

     - we fail to consummate the exchange offer within 30 business days, or longer if required by federal securities laws, of the date specified for effectiveness with respect to the exchange offer registration statement; or

     - subject to certain exceptions, the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of old notes during the periods specified in the registration rights agreement.

     The amount of the liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of old dollar notes and L0.05 per week per L1,000 principal amount of old sterling notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of $.20 per week per $1,000 principal amount of old dollar notes and L0.20 per week per L1,000 principal amount of old sterling notes.

     All accrued liquidated damages will be paid by Azurix on each interest payment date immediately following the applicable registration default to holders of old notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

     Following the cure of all registration defaults, the accrual of liquidated damages will cease.

     To exchange your old notes for transferable new notes in the exchange offer, you will be required to make the following representations to us:

     - any new notes will be acquired in the ordinary course of your business;

     - you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

     - if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the new notes;

     - if you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

     - you are not our "affiliate," as defined in Rule 405 of the Securities Act, or, if you are our affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

     In addition, we may require you to deliver information to be used in connection with the shelf registration statement in order to have your notes included in the shelf registration statement and benefit from the provisions regarding liquidated damages described in the preceding paragraphs. A holder who sells old notes under the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers. Such a holder will also be subject to the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder, including indemnification obligations.

     The above summary of the registration rights agreement contains all of its material terms. A copy of the full registration rights agreement, however, has been filed with the Commission and is incorporated by reference into this registration statement and is filed as an exhibit hereto.

RESALE OF NEW NOTES

     Based on interpretations of the Commission staff in no-action letters issued to third parties, we believe that new notes issued under the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

     - you are not our "affiliate," within the meaning of Rule 405 under the Securities Act;

     - such new notes are acquired in the ordinary course of your business; and

     - you do not intend to participate in the distribution of such new notes.

If you tender your old notes in the exchange offer with the intention of participating in any manner in a distribution of the new notes, you

     - may not rely on such interpretations by the Commission staff; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Unless an exemption from registration is otherwise available, any security holder intending to distribute new notes should be covered by an effective registration statement under the Securities Act containing the selling security holder's information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of new notes only as specifically described in this prospectus. Only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. Please read "Plan of Distribution" for more details regarding the transfer of new notes.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of new 7-year dollar notes in exchange for each $1,000 principal amount of old 7-year dollar notes, $1,000 principal amount of new 10-year dollar notes in exchange for each $1,000 principal amount of old 10-year dollar notes and L1,000 principal amount of new sterling notes in exchange for each L1,000 principal amount of old sterling notes surrendered under the exchange offer. Old dollar notes or sterling notes may be tendered only in integral multiples of $1,000 or L1,000, respectively.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

     As of the date of this prospectus, $240 million aggregate principal amount of the old 7-year dollar notes, $200 million aggregate principal amount of the old 10-year dollar notes and L100 million aggregate principal amount of the old sterling notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

     We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Old notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the notes.

     We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

     If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connecting with the exchange offer. It is important that you read
"-- Fees and Expenses" for more details regarding fees and expenses incurred in the exchange offer.

     We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

EXPIRATION DATE


     The exchange offer in relation to each series of old notes will expire at 5:00 p.m., New York City time, on September 29, 2000, unless, in our sole discretion, we extend it. We may extend the exchange offer in relation to one series of old notes without extending it in relation to the other series.


EXTENSIONS, DELAYS IN ACCEPTANCE, TERMINATION OR AMENDMENT

     We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving oral or written notice of such extension to their holders. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

     In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of affected old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

     If any of the conditions described below under "-- Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion

     - to delay accepting for exchange any old notes;

     - to extend the exchange offer; or

     - to terminate the exchange offer;

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of affected old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the affected old notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

CONDITIONS TO THE EXCHANGE OFFER

     Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any new notes for, any old notes, and we may terminate the exchange offer as provided in this prospectus before accepting any old notes for exchange, if in our reasonable judgment the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the Commission.

     In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under "-- Purpose and Effect of the Exchange Offer" and such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to make available to us an appropriate form for registration of the new notes under the Securities Act.

     We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable.

     These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

     In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

  How to Tender Generally

     Only a holder of old notes may tender such old notes in the exchange offer. To tender old notes in the exchange offer, a holder must:

     - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

     - have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires;

     - mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; and

     - comply with the automated tender offer program procedures of DTC or the standard transfer procedures of Euroclear or Clearstream, as applicable, described below.

     In addition, one of the following must apply:

     - the exchange agent must receive old notes along with the letter of transmittal;

     - the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such old notes into the exchange agent's account at DTC or at Euroclear or Clearstream, as applicable, according to the procedure for book-entry transfer described below or a properly transmitted agent's message; or

     - the holder must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address provided above under "Prospectus Summary -- The Exchange Agent" prior to the expiration date.

     The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OLD NOTES TO US. YOU MAY REQUEST THAT YOUR BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

  How to Tender if You Are a Beneficial Owner

     If you beneficially own old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder promptly and instruct it to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either:

     - make appropriate arrangements to register ownership of the old notes in your name; or

     - obtain a properly completed bond power from the registered holder of old notes.

     The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

  Signatures and Signature Guarantees

     You must have signatures on a letter of transmittal or a notice of withdrawal (as described below) guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution," within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal, unless the old notes are tendered:

     - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     - for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution.

  When You Need Endorsements or Bond Powers

     If the letter of transmittal is signed by a person other than the registered holder of any old notes, the old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the old notes, and a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution must guarantee the signature on the bond power.

     If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

  Tendering Through DTC's Automated Tender Offer Program or Euroclear's or Clearstream's Standard Transfer Procedures

     To tender old notes in the exchange offer, the registered holder of the notes must transfer the old notes into the exchange agent's account in accordance with DTC's ATOP procedures or Euroclear's or Clearstream's standard transfer procedures. Instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, a computer-generated message, in which the holder of old notes acknowledges and agrees to be bound by the terms of the letter of transmittal, must be transmitted by DTC, Euroclear or Clearstream, as the case may be, on behalf of a holder and received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

     The tender by a holder of old notes will constitute an agreement between such holder and us:

     - to be bound by the terms of the letter of transmittal or, in the case of a message transmitted by DTC , Euroclear or Clearstream, as the case may be, relating to guaranteed delivery, that such holder has received and agrees to be bound by the applicable notice of guaranteed delivery; and

     - that the agreement may be enforced against such holder.

  Determinations Under the Exchange Offer

     We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

  When We Will Issue New Notes

     In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

     - old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at DTC, Euroclear or Clearstream, as the case may be; and

     - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message transmitted by DTC, Euroclear or Clearstream, as the case may be, and received by the exchange agent forming part of the book-entry confirmation.

  Return of Old Notes Not Accepted or Excepted

     If we do not accept any tendered old notes for exchange for any reason described in the terms and conditions of the exchange offer, or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC, Euroclear or Clearstream according to the procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC, Euroclear or Clearstream. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

  Your Representations to Us

     By signing or agreeing to be bound by the letter of transmittal, you will be making the representations to us listed under "-- Purpose and Effect of the Exchange Offer."

BOOK-ENTRY TRANSFER


     The exchange agent will make a request to establish an account with respect to the old notes of each series at DTC, Euroclear or Clearstream, as the case may be, for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's, Euroclear's or Clearstream's system, as the case may be, may make book-entry delivery of old notes by causing DTC, Euroclear or Clearstream to transfer such old notes into the exchange agent's account at DTC, Euroclear or Clearstream in accordance with DTC's, Euroclear's or Clearstream's procedures for transfer. Holders of old notes who are unable to deliver confirmation of the book-entry tender of their old notes into the exchange agent's account at DTC, Euroclear or Clearstream, as applicable, or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their old notes according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If you wish to tender your old notes but your old notes are not immediately available or you cannot deliver your old notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's automated tender offer program or Euroclear's or Clearstream's standard transfer procedures prior to the expiration date, you may tender if:

     - the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution;

     - prior to the expiration date, the exchange agent receives from such member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery:

      - setting forth your name and address, the registered number(s) of your old notes and the principal amount of old notes tendered;

      - stating that the tender is being made thereby; and

      - guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof, together with the old notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

     - the exchange agent receives such properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered old notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent you if you wish to tender your old notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to the expiration date.

     For a withdrawal to be effective:

     - the exchange agent must receive a written notice of withdrawal at one of the addressees listed above under "Prospectus Summary -- The Exchange Agent;" or

     - you must comply with the appropriate procedures of DTC's automated tender offer program system or Euroclear's or Clearstream's standard transfer procedures.

     Any notice of withdrawal must:

     - specify the name of the person who tendered the old notes to be withdrawn; and

     - identify the old notes to be withdrawn, including the principal amount of such old notes.

     If old notes have been tendered under the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC, Euroclear or Clearstream to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC, Euroclear or Clearstream.

     We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

     Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC, Euroclear or Clearstream according to the procedures described above, such old notes will be credited to an account maintained with DTC, Euroclear or Clearstream for the old notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to the expiration date.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or other soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

     We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

     - Securities Exchange Commission registration fees;

     - fees and expenses of the exchange agent and trustee;

     - accounting and legal fees and printing costs; and

     - related fees and expenses.

     We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

     - certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered;

     - tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

     - a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

     If satisfactory evidence of payment of any transfer taxes payable by a note holder is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to that tendering holder.

TRANSFER TAXES

     If you tender your old notes for exchange, you will not be required to pay any transfer taxes. However, if you instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than you, in your capacity as the registered tendering holder, you will be required to pay any applicable transfer tax.

CONSEQUENCES OF FAILURE TO EXCHANGE

     If you do not exchange your old notes for new notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the old notes.

     In general, you may not offer or sell the old notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act. Based on interpretations of the Commission staff, you may offer for resale, resell or otherwise transfer new notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

     - you are not our "affiliate," within the meaning of Rule 405 under the Securities Act;

     - you acquired the new notes in the ordinary course of your business; and

     - you have no arrangement or understanding with respect to the distribution of the new notes to be acquired in the exchange offer.

     If you tender your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you:

     - cannot rely on the applicable interpretations of the Commission; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

ACCOUNTING TREATMENT

     We will record the new notes of each series in our accounting records at the same carrying value as the old notes of the same series, which is the aggregate principal amount of the old notes of the same series, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. The amount of cost incurred by us to effect the exchange offer will be amortized to interest expense over the life of the notes.

OTHER

     Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

     We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

                          DESCRIPTION OF THE NEW NOTES


     You cannot understand this description of the new notes without first reading and understanding the definitions of the defined terms that are used in this description. You can find the definitions of terms used in this description under the subheading "-- Important Definitions" beginning on page 61 of this prospectus. As used in this section "Description of the New Notes," the term "Azurix" refers solely to Azurix Corp. and not to any of its subsidiaries, and the terms "notes" and "new notes" are used interchangeably. Azurix will issue the new notes under an indenture, dated February 18, 2000, between itself and The Chase Manhattan Bank, as successor trustee to Chase Bank of Texas, National Association, which is the same indenture under which the old notes were issued. The terms of the new notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.


     The old notes of a series and the new notes of that series issued in the exchange offer will together constitute a separate single class of debt securities under the indenture. If the exchange offer for notes of a series is consummated, holders of old notes of that series who do not exchange their old notes for new notes of that series in the exchange offer will vote together with holders of that series of new notes for all relevant purposes under the indenture. Accordingly, in determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the indenture, any old notes that remain outstanding after the exchange offer will be aggregated with the applicable series of new notes and the holders of those old notes and new notes will vote together as a single series. All references in this summary description of the notes to specified percentages in aggregate principal amount of the outstanding notes of a series means, at any time after the exchange offer for notes of that series is consummated, the percentages in aggregate principal amount of the applicable old notes and new notes then outstanding.

     The following description is a summary of the material provisions of the new notes and the indenture and does not purport to be complete. We urge you to read the indenture because it, and not this description, defines your rights as holders of the new notes. The indenture is incorporated by reference into this registration statement and filed as an exhibit to our 1999 Annual Report on Form 10-K.

BRIEF DESCRIPTION OF THE NEW NOTES

     The notes will be issued in three series:

     - 10 3/8% dollar-denominated Senior Notes due 2007;

     - 10 3/8% sterling-denominated Senior Notes due 2007; and

     - 10 3/4% dollar-denominated Senior Notes due 2010.

     The notes of each series:

     - will be general, unsecured obligations of Azurix only and not guaranteed by any of its subsidiaries and

     - will be equal in right of payment with the other series of notes and with all existing and future unsecured senior indebtedness of Azurix.


     As of June 30, 2000, Azurix had approximately $707.2 million of unsecured senior indebtedness outstanding, including the old notes but excluding guarantees of subsidiaries' obligations and reimbursement obligations for letters of credit that, if drawn, would have totaled approximately $0.3 million. Azurix had no secured indebtedness outstanding. As of June 30, 2000, Azurix was the guarantor of reimbursement obligations for letters of credit for subsidiaries that, if drawn, would have totaled approximately $49.9 million and Azurix had warranty and advance payment obligations and bond performance obligations for subsidiaries of approximately $88.2 million.


HOLDING COMPANY STRUCTURE

     Azurix's ability to pay principal of, premium, if any, and interest on the notes will be dependent upon the receipt of sufficient funds from its current and future subsidiaries. The subsidiaries of Azurix have incurred substantial indebtedness and are expected to incur additional indebtedness in the future. Their ability to distribute funds to Azurix in the form of dividends, management fees and expense reimbursements, principal, interest, loans or otherwise is restricted, and may in the future be restricted, by the terms of their subsidiary financing arrangements and regulatory schemes. As of June 30, 2000, approximately $1,046.6 million of outstanding indebtedness of Azurix's subsidiaries would have been effectively senior to the notes, excluding intercompany indebtedness and amounts secured by cash or cash equivalents, none of which is guaranteed by Azurix.


PRINCIPAL, MATURITY AND INTEREST

     The notes consist of:

     - 7-year dollar notes, which will mature on February 15, 2007;

     - 7-year sterling notes, which will mature on February 15, 2007; and

     - 10-year dollar notes, which will mature on February 15, 2010.

     Each series of the notes will be payable at its final maturity.

     The indenture, however, will allow Azurix to issue in the future (1) up to $50 million principal amount of additional 7-year dollar notes, (2) up to the sterling equivalent of $50 million principal amount of additional 7-year sterling notes and (3) up to $50 million principal amount of additional 10-year dollar notes. All future issuances of notes will be subject to the debt incurrence limitations described under "-- Important Covenants -- Limitations on Debt." Any additional notes Azurix issues in the future in a private placement may be exchanged for an equal amount of exchange notes, which shall have substantially the same terms, including the same interest rates and interest payment dates, as the notes of the applicable series offered in this offering. Any additional notes that Azurix may issue under the indenture shall be a part of the same series as the notes of the applicable series offered in this offering.


     Interest on the new notes will accrue at the rate of 10 3/8% per annum on the 7-year dollar notes, 10 3/8% per annum on the 7-year sterling notes and 10 3/4% per annum on the 10-year dollar notes, and in each case, will be payable semi-annually in arrears on February 15 and August 15, commencing on February 15, 2001. Azurix will make each interest payment to the holders of record of each series of the new notes at the close of business on the immediately preceding February 1 and August 1.



     Interest on the notes will accrue from August 15, 2000, the most recent date to which interest has been paid on the old notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest shall accrue at the coupon rate applicable to the notes.


     Interest paid to a non-U.S. holder of notes may be subject to withholding by Euroclear or DTC unless such holder provides a completed IRS Form W-8BEN.

PAYING AGENTS AND REGISTRARS FOR THE NEW NOTES


     Azurix will maintain one or more paying agents (the "Paying Agents") (i) in New York City for all series of the notes and (ii) in Luxembourg for the sterling notes, for so long as required by the rules of the Luxembourg Stock Exchange. The initial Paying Agents are The Chase Manhattan Bank in New York and Chase Manhattan Bank Luxembourg S.A. in Luxembourg.



     Azurix will also maintain one or more registrars and transfer agents (the "Registrars") (i) in New York City for all series of the notes and (ii) in Luxembourg for the sterling notes, for so long as required by the rules of the Luxembourg Stock Exchange. The initial Registrars are The Chase Manhattan Bank in New York and Chase Manhattan Bank Luxembourg S.A. in Luxembourg. The Registrars will maintain a register reflecting ownership and transfers of notes outstanding from time to time.


     Azurix may change the Paying Agents or the Registrars without prior notice to the Holders.

METHODS OF RECEIVING PAYMENTS ON THE NEW NOTES

     Principal of, premium, if any, and interest on the dollar notes will be payable at the corporate trust office or agency of the Paying Agent in New York City maintained for such purposes. Azurix will pay such amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. Principal of, premium, if any, and interest and Liquidated Damages, if any, on the sterling notes will be payable at the corporate trust office or agency of the Paying Agents in New York City and Luxembourg maintained for such purposes. Azurix will pay such amounts in money of the United Kingdom that at the time of payment is legal tender for payment of public and private debts. All payments on the Global Notes will be made by check or by transfer of immediately available funds to an account of the Holder of the Global Notes in accordance with instructions given by the Holder. In addition, interest on Definitive Registered Notes (as defined under "-- Form of New Notes" below) may be paid by check mailed to the person entitled thereto as shown on the register for such Definitive Registered Notes.

NOTICES

     All notices to holders of notes shall be deemed to have been duly given upon (1) the mailing by first-class mail, postage prepaid, of such notices to Holders at their registered addresses as recorded in the note register and (2) publication in a leading daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if the sterling notes are not listed on the Luxembourg Stock Exchange and not practicable, in a leading daily English-language newspaper having general circulation in Europe previously approved by the trustee. Any notice referred to in (2) above shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made in the manner required in the newspaper or in one of the newspapers referred to above. For notes that are represented by Global Notes held on behalf of Euroclear or DTC, notices may be given by delivery of the relevant notices to Euroclear or DTC for communication in substitution for the aforesaid publication. If, and for so long as, any sterling notes are listed on the Luxembourg Stock Exchange and the rules and regulations of the Luxembourg Stock Exchange so require, any such notice shall also be published in a leading daily newspaper of general circulation in Luxembourg. Such publication is expected to be the Luxemburger Wort.

FORM OF NEW NOTES

     The new notes of each series issued on the consummation of the exchange offer will be issued in the form of Global Notes. Dollar notes will be issued in denominations of $1,000 principal amount and integral multiples thereof. Sterling notes will be issued in denominations of L1,000 principal amount and integral multiples thereof.

     Each series of new dollar notes will initially be represented by one or more Global Notes (the "Dollar Global Notes"). The Dollar Global Notes will be deposited with the trustee as custodian for DTC (together with Euroclear, the "Depositaries") and registered in the name of Cede & Co., as nominee of DTC. Ownership interests in a Dollar Global Note may be held through organizations, including Euroclear and Clearstream, that are participants in DTC. Dollar Book-Entry Interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC and its participants. Please read "-- Transfer and Exchange" below.

     New Sterling notes will initially be represented by one Global Note (the "Sterling Global Note"). The Sterling Global Note will be deposited with a common depositary for Euroclear or its nominee. Investors may hold their interests in the Sterling Global Note directly through Euroclear or indirectly through organizations which are participants in Euroclear. Sterling Book-Entry Interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by Euroclear and its participants. Transfers of Sterling Book-Entry Interests may not be made through Clearstream. Please read "-- Transfer and Exchange" below.

     Under the terms of the indenture, owners of Dollar Book-Entry Interests will receive Definitive Registered Notes of the same series:

          (1) if DTC notifies Azurix that it is unwilling or unable to continue to act as depositary or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by Azurix within 120 days;

          (2) if DTC so requests following an Event of Default under the indenture; or

          (3) in whole (but not in part) at any time if Azurix in its sole discretion determines that the Dollar Global Note should be exchanged for Definitive Registered Notes.

     Under the terms of the indenture, owners of Sterling Book-Entry Interests will receive Definitive Registered Notes:

          (1) if Euroclear notifies Azurix that it is unwilling or unable to continue to act as depositary and a successor depositary is not appointed by Azurix within 120 days;

          (2) if Euroclear so requests following an Event of Default under the indenture; or

          (3) in whole (but not in part) at any time if Azurix in its sole discretion determines that the Sterling Global Note should be exchanged for Definitive Registered Notes.

     Upon the occurrence of an event described in clauses (1)-(3) of each of the two preceding paragraphs, a Registrar will issue Definitive Registered Notes, registered in the name or names and issued in any approved denominations, requested by or on behalf of DTC or Euroclear, as applicable (in accordance with their respective customary procedures and based upon directions received from participants reflecting the beneficial ownership of Book-Entry Interests).

     If Definitive Registered Notes are issued and such notes are then listed on the Luxembourg Stock Exchange, transfers of such notes will have to be cleared through a clearing system or a method approved by the rules and regulations of the Luxembourg Stock Exchange in order to continue to be listed on the Luxembourg Stock Exchange.

     To the extent permitted by law, Azurix, any Subsidiary Guarantor, the trustee, the Paying Agents and the Registrars shall be entitled to treat the Holder of any note as the absolute owner thereof.

     No service charge shall be made to a Holder for any registration of transfer or exchange, but Azurix may require payment of a sum sufficient to cover any stamp or transfer tax, duty or governmental charge payable in connection therewith, subject to certain exceptions. Azurix will not impose any fees or other charges in respect of the notes; however, holders of the Book-Entry Interests may incur fees normally payable in respect of the maintenance and operation of accounts in DTC, Euroclear and Clearstream.

TRANSFER AND EXCHANGE

     The Global Notes may be transferred only to a successor to the relevant Depositary.

     Book-Entry Interests will not be held in definitive form.

     All transfers of Book-Entry Interests between participants in DTC, participants in Euroclear or, in the case of Dollar Book-Entry Interests only, participants in Clearstream will be effected by DTC, Euroclear or, in the case of Dollar Book-Entry Interests only, Clearstream pursuant to customary procedures and subject to the applicable rules and procedures established by DTC, Euroclear or Clearstream and their respective participants.

     In the circumstances described under "-- Form of New Notes" above, Book-Entry Interests in a Global Note may be exchanged by the owner thereof for Definitive Registered Notes of the same series in denominations of $1,000 or L1,000 principal amount, as applicable, and integral multiples thereof upon receipt by a Registrar of instructions relating thereto and any certificates and other documentation required by the indenture. It is expected that such instructions will be based upon directions received by DTC, Euroclear or, in the case of Dollar Book-Entry Interests, Clearstream, as applicable, from the participant which owns the relevant Book-Entry Interests.

     Dollar notes issued as Definitive Registered Notes may be transferred, upon surrender for registration of transfer of such note at the office or agency maintained for such purpose in New York City, in whole or in part, in denominations of $1,000 in principal amount or integral multiples thereof and sterling notes issued as Definitive Registered Notes may be transferred, upon surrender for registration of transfer of such note at the office or agency maintained for such purpose in New York City or Luxembourg, in whole or in part, in denominations of L1,000 in principal amount or integral multiples thereof, in each case to persons who take delivery thereof in the form of Definitive Registered Notes of the same series or in the form of Book-Entry Interests in a Global Note of the same series. In the case of a transfer of only a portion of a Definitive Registered Note, a new Definitive Registered Note of the same series will be issued to the transferee in respect of the principal amount of the portion so transferred and a further new Definitive Registered Note of the same series in respect of the balance of the principal amount not so transferred shall be issued to the transferor, in each case at the office or agency maintained for such purpose in New York City or, in the case of the sterling notes, Luxembourg. In connection with any transfer of notes, the indenture will require the transferor to, among other things, furnish appropriate endorsements and transfer documents, to furnish certain certificates and to pay any taxes, duties and governmental charges in connection with such transfer.

     Notwithstanding the foregoing, Azurix is not required to register the transfer of any Definitive Registered Notes:

          (1) for a period of 15 calendar days prior to any date fixed for the redemption of the notes;

          (2) for a period of 15 calendar days immediately prior to the date fixed for selection of notes to be redeemed in part;

          (3) for a period of 15 calendar days prior to any interest payment date; or

          (4) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer (as such terms are defined below under "-- Repurchase of Notes at the Option of Holders").

     Any such transfer will be made without charge to the Holder, other than any taxes, duties and governmental charges payable in connection with such transfer.

REDEMPTION OF GLOBAL NOTES

     In the event any Global Note (or any portion thereof) is redeemed, the relevant Depositary will redeem an equal amount of the Book-Entry Interests in such Global Note from the amount received by it in respect of the redemption of such Global Note. The redemption price payable in connection with the redemption of such Book-Entry Interests will be equal to the amount received by the relevant Depositary in connection with the redemption of such Global Note (or any portion thereof). Azurix understands that under existing practices of DTC and Euroclear and, in the case of Dollar Book-Entry Interests only, Clearstream, if fewer than all of the notes are to be redeemed at any time, DTC and Euroclear and, in the case of Dollar Book-Entry Interests only, Clearstream will credit their respective participants' accounts on a proportionate basis (with adjustments to prevent fractions) or by lot or on such other basis as they deem fair and appropriate; provided, however, that no Dollar Book-Entry Interest of less than $1,000 principal amount or Sterling Book-Entry Interest of less than L1,000 principal amount may be redeemed in part.

PAYMENTS ON GLOBAL NOTES

     Payments of any amounts owing in respect of the Global Notes (including principal, premium, if any, and interest) will be made by Azurix in U.S. dollars, in the case of Dollar Global Notes, and pounds sterling, in the case of the Sterling Global Note, to the relevant Paying Agent. The relevant Paying Agent will, in turn, make payments to DTC or the common depositary for Euroclear, as applicable, which will distribute such payments to participants in accordance with its procedures.

     Under the terms of the indenture, Azurix, any Subsidiary Guarantor, the trustee, the Paying Agents and the Registrars will treat the registered holder of the Global Notes (e.g., DTC (or its nominee) and the common depositary (or its nominee)) as the owner thereof for the purpose of receiving payments and for all other purposes. Consequently, none of such persons has or will have any responsibility or liability for:

          (1) any aspect of the records of DTC, Euroclear, Clearstream or any participant or indirect participant relating to or payments made on account of a Book-Entry Interest or for maintaining, supervising or reviewing any of the records of DTC, Euroclear, Clearstream or any participant or indirect participant relating to our payments made on account of a Book-Entry Interest; or

          (2) DTC, Euroclear, Clearstream or any participant or indirect participant.

     Payments by participants to owners of Book-Entry Interests held through participants are the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in "street name."

ACTION BY OWNERS OF BOOK-ENTRY INTERESTS

     DTC and Euroclear have advised Azurix that they will take any action permitted to be taken by a holder of notes (including the tender of notes for repurchase as described above) only at the direction of one or more participants to whose account the Book-Entry Interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. The relevant Depositary will not exercise any discretion in the granting of consents, waivers or the taking of any other action in respect of the Global Notes. However, if there is an Event of Default under the notes, each Depositary reserves the right to exchange the Global Notes for Definitive Registered Notes in certificated form, and to distribute such notes to its participants.

INFORMATION CONCERNING DTC, EUROCLEAR AND CLEARSTREAM

     Azurix understands as follows with respect to DTC, Euroclear and
Clearstream:

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of an owner of a Book-Entry Interest to pledge such interest to persons of entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for such interest. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer Book-Entry Interests to such persons may be limited. In addition, beneficial owners of Book-Entry Interests through the DTC system will receive distributions attributable to the Global Notes only through DTC participants.

     Euroclear and Clearstream each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Euroclear and Clearstream provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream also deal with domestic securities markets in several countries through established depositary and custodial relationships. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other, but only in dollar-denominated notes.

     Euroclear and Clearstream customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks trust companies and clearing corporations. Indirect access to Euroclear and Clearstream is available to other institutions that clear through or maintain a custodian relationship with an account holder of either system.

SETTLEMENT UNDER THE BOOK-ENTRY SYSTEM

     The Dollar Book-Entry Interests will trade in DTC's system, and secondary market trading activity in such Book-Entry Interests will therefore settle in same-day funds. The Sterling Book-Entry Interests will trade through participants of Euroclear, and will settle in same-day funds.

     Since the purchase determines the place of delivery, it is important to establish at the time of trading of any Book-Entry Interests where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired dates.

CHANGE OF CURRENCY OF NEW 7-YEAR STERLING NOTES

     If the United Kingdom adopts the euro, the euro will replace pounds sterling as the legal tender in the United Kingdom and result in the effective redenomination of the sterling notes into euros and the regulations of the European Commission relating to the euro shall apply to the sterling notes. Under those circumstances, neither Azurix nor any holder of sterling notes is entitled to early redemption, rescission, notice or repudiation of the terms and conditions of such notes or the indenture or to raise other defenses or to request any compensation claim. Azurix will notify Holders of sterling notes of the rate of such conversion and will provide a copy of such notice to the Luxembourg Stock Exchange. Such notice will also be published in a leading daily newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

OPTIONAL REDEMPTION

  New 10-Year Dollar Notes

     The 10-year dollar notes may be redeemed in whole or in part at Azurix's option at any time on or after February 15, 2005, upon not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of the principal amount thereof), together, in each case, with accrued and unpaid interest thereon to the date of redemption, if redeemed during the 12-month period beginning on February 15 of each year below:

YEAR                                                           PERCENTAGE
----                                                           ----------
2005........................................................    105.375%
2006........................................................    103.583%
2007........................................................    101.792%
2008 and thereafter.........................................    100.000%

  New 10-Year Dollar Notes and New 7-Year Notes

     The 10-year dollar notes may be redeemed in whole or in part at Azurix's option at any time prior to February 15, 2005, and the 7-year dollar notes may be redeemed in whole or in part at Azurix's option at any time prior to maturity, in either case upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to the then outstanding principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the date of redemption plus a premium equal to the excess of (i) the present value at the time of redemption of (x) in the case of the 10-year dollar notes, the principal amount of the 10-year dollar notes being redeemed, plus premium thereon applicable to 10-year dollar notes redeemable at the option of

Azurix on February 15, 2005, and any required interest payments due on the 10-year dollar notes being redeemed through February 15, 2005, and (y) in the case of the 7-year dollar notes, the principal amount of the 7-year dollar notes being redeemed and any required interest payments due on the 7-year dollar notes being redeemed through Stated Maturity, in either case computed using a discount rate equal to the applicable Treasury Rate plus 50 basis points over (ii) the then outstanding principal amount of the notes being redeemed.

     The 7-year sterling notes may be redeemed in whole or in part at Azurix's option at any time prior to maturity, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to the then outstanding principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the date of redemption plus a premium equal to the excess of (i) the present value at the time of redemption of the principal amount of the 7-year sterling notes being redeemed and any required interest payments due on the 7-year sterling notes being redeemed through Stated Maturity, computed using a discount rate equal to the Gilt Rate plus 50 basis points over (ii) the then outstanding principal amount of the notes being redeemed.

     In addition, prior to February 15, 2003, Azurix may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes of each series originally issued under the indenture at a redemption price of (x) in the case of the 10-year dollar notes, 110.750% of the principal amount thereof, (y) in the case of the 7-year dollar notes, 110.375% of the principal amount thereof, and (z) in the case of the 7-year sterling notes, 110.375% of the principal amount thereof, in each case plus accrued and unpaid interest thereon to the redemption date, with all or part of the net cash proceeds of one or more Public Equity Offerings; provided, however, that

          (1) at least 65% in aggregate principal amount of the notes of the applicable series originally issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Azurix and its Subsidiaries); and

          (2) the redemption must occur within 60 days of the closing of such Public Equity Offering.

     In the case of any partial redemption, selection of notes for redemption will be made by the trustee in compliance with the requirements of any securities exchange on which the notes are listed or, in the absence of such requirement or, if the notes are not so listed, on a pro rata basis, by lot or by such other method as the trustee shall deem to be fair and appropriate.

     So long as the sterling notes may be listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, Azurix will give notice to such exchange of any redemption of the sterling notes, and it will, once in each year in which there has been a partial redemption of the sterling notes, cause to be published in a leading daily newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort) a notice specifying the aggregate principal amount of sterling notes outstanding and a list of the sterling notes called for redemption but not surrendered.

REPURCHASE OF NEW NOTES AT THE OPTION OF HOLDERS

  Change of Control

     If a Change of Control occurs with respect to notes of any series, each Holder of the notes of such series shall have the right to require Azurix to repurchase the Holder's notes. The repurchase price shall be payable in cash and shall be equal to 101% of the principal amount of notes repurchased plus accrued and unpaid interest thereon to the date of repurchase.

     The Change of Control provisions will not necessarily afford protection to Holders, including protection against an adverse effect on the value of the notes, in the event that Azurix or its Subsidiaries Incur additional Debt, whether through recapitalizations or otherwise. In addition, the Change of Control provisions can be modified or amended under the indenture upon the approval of Holders of a majority in aggregate principal amount of the outstanding notes.

     Within 30 days following any Change of Control, Azurix shall give notice to each Holder, as described under "-- Notices" above, with a copy to the trustee stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require Azurix to repurchase such Holder's notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of repurchase;

          (2) the circumstances and relevant facts regarding such Change of Control, including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control;

          (3) the repurchase date, which shall be a Business Day and be not earlier than 30 days or later than 60 days from the date such notice is mailed;

          (4) that interest on any note not tendered will continue to accrue;

          (5) that interest on any note accepted for payment in a repurchase shall cease to accrue after the repurchase date;

          (6) that Holders electing to have a note repurchased will be required to surrender the note (if the notes are not in book-entry form), with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to a Paying Agent at the address specified in the notice prior to the close of business on the repurchase date;

          (7) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day, or such shorter periods as may be required by applicable law, preceding the repurchase date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of notes the Holder delivered for repurchase, and a statement that such Holder is withdrawing his election to have such notes repurchased; and

          (8) that Holders which elect to have their notes repurchased only in part will be issued another note in a principal amount equal to the unpurchased portion of the notes surrendered.

     On the repurchase date, Azurix shall:

          (1) accept for payment notes or portions thereof tendered pursuant to the Change of Control;

          (2) deposit with a Paying Agent money sufficient to pay the repurchase price of all notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to a Paying Agent notes so accepted together with an Officers' Certificate identifying the notes or portions thereof tendered to Azurix.

     A Paying Agent shall promptly pay to the Holders of the notes so accepted an amount equal to the repurchase price, and promptly return to such Holders another note in a principal amount equal to any unpurchased portion of the notes surrendered. Azurix will publicly announce the results of any repurchases of notes upon a Change of Control on or as soon as practicable after the repurchase date.

     Azurix will comply with all applicable tender offer rules, including without limitation Rule 14e-1 under the Exchange Act, in connection with any repurchases of notes upon a Change of Control or pursuant to an Asset Sale Offer (as defined below).

     Azurix's ability to repurchase any notes upon a Change of Control would be limited by its access to funds at the time and the terms of its debt agreements. Upon a Change of Control, Azurix may be required immediately to repay the outstanding principal, any accrued interest on and any other amounts owed by it under its credit facilities. The source of funds for these repayments would be Azurix's available cash or cash generated from other sources. However, Azurix cannot assure you that it will have sufficient funds available upon a Change of Control to make any required repurchases of tendered notes.

  Limitations on Asset Sales

     Azurix will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) Azurix (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Capital Stock issued or sold or otherwise disposed of;

          (2) such fair market value is determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board resolution; and

          (3) at least 75% of the consideration therefor received by Azurix or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash:

             (A) any liabilities (as shown on Azurix's or such Restricted Subsidiary's most recent balance sheet) of Azurix or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Azurix or such Restricted Subsidiary from further liability;

             (B) any securities, notes or other obligations received by Azurix or any such Restricted Subsidiary from such transferee that are converted within 90 days by Azurix or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion); and

             (C) Voting Stock of another Person engaged in a Permitted Business, provided that, after giving effect to the receipt of such Voting Stock, the aggregate book value, as determined in accordance with GAAP, of all such Voting Stock owned by Azurix and its Restricted Subsidiaries, excluding the Voting Stock of any Restricted Subsidiary, represents less than 15% of Consolidated Total Assets of Azurix.

     Within 365 days after the Asset Sale, Azurix or any Restricted Subsidiary may apply such Net Proceeds at its option:

          (1) to repay Senior Debt of Azurix or any Restricted Subsidiary (and to correspondingly permanently reduce commitments with respect thereto in the case of revolving borrowings), including to repurchase any notes;

          (2) to acquire all or substantially all of the assets of, or any Voting Stock of, another Person engaged in a Permitted Business, provided that, after giving effect to the acquisition of such Voting Stock, the aggregate book value, as determined in accordance with GAAP, of all such Voting Stock owned by Azurix and its Restricted Subsidiaries, excluding the Voting Stock of any Restricted Subsidiary, represents less than 15% of Consolidated Total Assets of Azurix;

          (3) to make a capital expenditure; or

          (4) to acquire other long-term assets that are used or useful in a Permitted Business.

     Pending the final application of any such Net Proceeds, Azurix or any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $25.0 million, Azurix will make a pro rata offer (an "Asset Sale Offer") to all holders of notes and all holders of other Senior Debt of Azurix that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other Senior Debt that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Azurix may use such Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and such other Senior Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee shall select the notes and such other Senior Debt to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     To the extent that any or all of the Net Proceeds of any Foreign Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds so affected shall not be required to be applied at the time provided above, but may be retained by the applicable Restricted Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States. Azurix will agree promptly to take or cause the applicable Subsidiary to promptly take all commercially reasonable actions required by the applicable local law to permit such repatriation. Once such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, such repatriation shall be promptly effected and such repatriated Net Proceeds will be applied in the manner set forth in this provision as if such Foreign Asset Sale had occurred on the date of such repatriation.

     To the extent that the Board of Directors determines, in good faith, that repatriation of any or all of the Net Proceeds of any Foreign Asset Sale would have a material adverse tax consequence to Azurix, the Net Proceeds so affected need not be repatriated to the United States by the applicable Restricted Subsidiary for so long as such material adverse tax consequence would continue.

IMPORTANT COVENANTS

     Unless waived or amended, the covenants in the indenture, including the ones summarized below, will be applicable so long as any of the notes are outstanding. These covenants are for your benefit and, among other things, restrict our ability, with exceptions that are described below, to:

     - incur additional debt or permit our subsidiaries to do so;

     - pay dividends and make other distributions;

     - incur liens to secure debt;

     - sell assets or permit our subsidiaries to do so;

     - enter into sale/leaseback transactions or permit our subsidiaries to do so;

     - create payment restrictions affecting subsidiaries;

     - enter into transactions with Affiliates or permit our subsidiaries to do so; and

     - merge or consolidate with or into, or sell or otherwise transfer our properties and assets as an entirety to, another entity.

     Whenever the covenants or default provisions or definitions in the indenture refer to an amount in U.S. dollars, that amount will be deemed to refer to the U.S. Dollar Equivalent of the amount of any obligation denominated in any other currency or currencies, including composite currencies.

     The U.S. Dollar Equivalent of pounds sterling or any other determination of U.S. Dollar Equivalent for any purpose under the indenture will be determined as of a date of determination as otherwise described in the definition of "U.S. Dollar Equivalent" under "-- Important Definitions" and, in any case, no subsequent change in the U.S. Dollar Equivalent after the applicable date of determination will cause such determination to be modified.

  Limitations on Debt

     Azurix will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Debt, including Acquisition Debt; provided, however that Azurix may Incur Debt, and any Restricted Subsidiary may Incur Acquisition Debt, if, after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, the Fixed Charge Ratio of Azurix would be equal to or greater than 2.0 to 1.

     Despite the preceding paragraph, Azurix, and to the extent set forth below, the Restricted Subsidiaries, may Incur each and all of the following:

          (1) Debt of Azurix Incurred under Permitted Working Capital Facilities in an aggregate principal amount (together with the maximum amount of letter of credit reimbursement obligations thereunder) at any one time outstanding not to exceed (A) the greater of (i) $200 million and (ii) 5% of Consolidated Total Assets of Azurix, plus (B) Debt of Azurix, the proceeds of which are used to refinance Debt Incurred pursuant to clause
     (3) of this covenant, less (C) the aggregate amount of all Net Proceeds of Asset Sales applied by Azurix to repay any such Debt pursuant to the covenant described above under the caption "-- Repurchase of Notes at the Option of Holders -- Limitations on Asset Sales;"

          (2) Debt of any Restricted Subsidiary Incurred under Permitted Working Capital Facilities in an aggregate principal amount (together with the maximum amount of letter of credit reimbursement obligations thereunder) at any one time outstanding for all Restricted Subsidiaries under this clause
     (2) not to exceed (A) the greater of (i) $100 million and (ii) 50% of the amount determined pursuant to sub-clause (A) of the preceding clause (1), less (B) the aggregate amount of all Net Proceeds of Asset Sales applied by such Restricted Subsidiary to repay any such Debt pursuant to the covenant described above under the caption "-- Repurchase of Notes at the Option of Holders -- Limitations on Asset Sales;"

          (3) Debt of any Restricted Subsidiary Incurred under the Azurix Europe Credit Facility in an aggregate principal amount at any one time outstanding not to exceed (A) the U.S. Dollar Equivalent of L425.0 million less (B) Debt of Azurix or any Restricted Subsidiary, the proceeds of which are used to refinance Debt Incurred under the Azurix Europe Credit Facility, less (C) the aggregate amount of all Net Proceeds of Asset Sales applied by such Restricted Subsidiary to repay any such Debt pursuant to the covenant described above under the caption "-- Repurchase of Notes at the Option of Holders -- Limitations on Asset Sales;"

          (4) Debt issued in exchange for, or the proceeds of which are used to refinance, outstanding notes in the amount originally issued under the indenture, or other Debt of Azurix or any Restricted Subsidiary Incurred other than pursuant to clauses (1), (2), (3), (5), (7) and (11) hereof, in each case in an amount -- or, if such new Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue price -- not to exceed the amount so exchanged or refinanced (plus accrued interest, prepayment premiums, and fees and expenses related to such exchange or refinancing), the amount so exchanged or refinanced being equal to the lesser of:

             (A) the principal amount or involuntary liquidation preference of the Debt so exchanged or refinanced and

             (B) if the Debt being exchanged or refinanced was issued with an original issue discount, the accreted value thereof, as determined in accordance with GAAP, at the time of such refinancing;

     provided that (x) if the Debt being exchanged or refinanced was issued by Azurix and is Subordinated Debt, such new Debt of Azurix shall be subordinated to the notes at least to the same extent as the Debt being refinanced, (y) if the Debt being exchanged or refinanced was issued by a Restricted Subsidiary, the new Debt shall be Non-Recourse to Azurix to no lesser extent than the Debt to be exchanged or refinanced and shall be Non-Recourse to any other Restricted Subsidiary to no lesser extent than the Debt to be exchanged or refinanced, and (z) the Average Life of the new Debt shall be equal to or greater than the Average Life of the Debt to be exchanged or refinanced;

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

          (5) Debt of Azurix owing to and held by any of its Restricted Subsidiaries, or Debt of a Restricted Subsidiary owing to and held by Azurix or any other Restricted Subsidiary, provided that in each case:

             (A) any transfer of the Debt Incurred under this clause (5) by a Restricted Subsidiary other than to Azurix or another Restricted Subsidiary; and

             (B) the occurrence of any transaction that results in a Restricted Subsidiary holding Debt Incurred under this clause (5) ceasing to be a Restricted Subsidiary,

     will be deemed to be an Incurrence of such Debt not in compliance with this clause (5);

          (6) Debt Incurred by any Restricted Subsidiary which is Non-Recourse to Azurix and is Non-Recourse to any other Restricted Subsidiary, provided that any event that causes such Debt to cease to be Non-Recourse to Azurix or any other Restricted Subsidiary will be deemed to be an Incurrence of such Debt not in compliance with this clause (6);

          (7) Debt of Azurix or any Restricted Subsidiary in an aggregate principal amount not to exceed $100 million at any one time outstanding;

          (8) Debt of Azurix or any Restricted Subsidiary in respect of Currency Protection Agreements or Interest Rate Protection Agreements;

          (9) Debt of Azurix or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Azurix or any Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary;

          (10) Debt of Azurix or any Restricted Subsidiary outstanding as of the date of original issuance of the notes;

          (11) Debt of Azurix or any Restricted Subsidiary to the extent its principal is secured by a Lien on cash or cash equivalents in an equivalent amount, provided that any event that causes such cash or cash equivalents to be released from such Lien (other than to repay such Debt) shall be deemed to be an Incurrence of such Debt not in compliance with this clause
     (11) to the extent of the principal amount of the Debt previously so secured;

          (12) Debt of a Restricted Subsidiary that does not own any Capital Stock of any other Restricted Subsidiary or any other material assets and that engages only in the business of Incurring Debt and lending the proceeds thereof to other Restricted Subsidiaries or other Persons in which Azurix beneficially owns Capital Stock, and any Guarantee by any other Restricted Subsidiary of any such Debt (but only to the extent such other Restricted Subsidiary has obtained the proceeds of that Debt), provided that any such Restricted Subsidiary that receives such proceeds could Incur such Debt pursuant to the provisions of this covenant other than pursuant to clause (5); and

          (13) Debt of Azurix pursuant to the old notes of any series issued on the Issue Date, together with any new notes issued pursuant to this prospectus in exchange for old notes issued on the Issue Date or in exchange for any additional old notes of such series issued after the Issue Date in compliance with the indenture.

     For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, Azurix, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses.

  Restricted Payments

     Azurix will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment after the date of the original issuance of the notes if at the time of such Restricted Payment and after giving effect thereto:

          (1) an Event of Default or an event that, after the giving of notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing;

          (2) Azurix could not Incur at least $1 of Debt under the covenant described in the first paragraph of "-- Limitations on Debt" above;

          (3) the aggregate amount of all Restricted Payments made by Azurix and its Restricted Subsidiaries -- the amount so made, if other than in cash, to be determined in good faith by the Board of Directors, as evidenced by a Board resolution -- after the date of original issuance of the notes shall exceed the sum, without duplication, of:

             (A)$10 million plus 50% of the Net Income of Azurix and its consolidated Restricted Subsidiaries for the period, taken as one accounting period, beginning on January 1, 2000 and ending on the last day of the fiscal quarter immediately prior to the date of such calculation; provided that if Net Income for such period is less than zero, then minus 100% of the amount of such net loss; plus

             (B) the aggregate net proceeds, including the fair market value of proceeds other than cash, as determined in good faith by the Board of Directors, received by Azurix from and after the Issue Date from (i) the contribution to the common equity capital of Azurix or (ii) the issuance and sale other than to a Restricted Subsidiary of its Capital
        Stock -- excluding Redeemable Stock, but including Capital Stock other than Redeemable Stock issued upon conversion of, or in exchange for, Redeemable Stock or securities other than its Capital Stock -- and warrants, options and rights to purchase its Capital Stock other than Redeemable Stock, but excluding (a) the net proceeds from the issuance, sale, exchange, conversion or other disposition of its Capital Stock convertible -- whether at the option of Azurix or the holder thereof or upon the happening of any event -- into (x) any security other than its Capital Stock or (y) its Redeemable Stock or (b) net proceeds consisting of evidences of Debt or securities other than Capital Stock; plus

             (C) any amount previously included as a Restricted Payment on account of an obligation by Azurix or any Restricted Subsidiary to make a Restricted Payment which has not actually been made by Azurix or any Restricted Subsidiary and which is no longer required to be made by Azurix or any Restricted Subsidiary;

provided that the foregoing clause (3) shall not prevent the payment of any dividend within 60 days after the date of its declaration if such dividend could have been paid on the date of its declaration without violation of the provisions of the "-- Restricted Payments" covenant.

     The indenture defines Restricted Payments to exclude Permitted Payments. Restricted Payments do not include the making of investments in unconsolidated businesses and Joint Ventures. Please read "-- Important Definitions" below.

  Limitations on Liens

     Azurix may not Incur any Debt which is secured, directly or indirectly, with, nor will Azurix grant or cause or suffer to exist, a Lien on the Property of Azurix now owned or hereafter acquired to secure any Debt of Azurix unless contemporaneous therewith or prior thereto the notes are equally and ratably secured.

     Despite the preceding sentence, Azurix may grant or cause or suffer to exist, each and all of the following Liens on its Property, whether now owned or hereafter acquired:

          (1) Liens securing Debt, which Liens were existing on the Property of any entity at the time such Property is acquired by Azurix, whether by merger, consolidation, purchase of assets or otherwise, provided that such
     Liens:

             (A) are not created, incurred or assumed in contemplation of such Property being acquired by Azurix, and

             (B) do not extend to any other Property of Azurix;

          (2) Liens securing any other Debt required to be equally and ratably secured as a result of the Incurrence of such Debt;

          (3) Liens on the Capital Stock held by Azurix in any Subsidiary or in any Joint Venture in which Azurix is or becomes a partner, shareholder, member or other participant, which Liens are (A) granted in respect of the Capital Stock of a Restricted Subsidiary to secure Debt Incurred in compliance with the covenant described under "-- Limitations on Debt" above, (B) granted in respect of the Capital Stock of an Unrestricted Subsidiary, or (C) granted in good faith in connection with the financing of the acquisition of such Capital Stock, provided that in the case of this clause (C) the management of Azurix determines in good faith, as evidenced by an Officers' Certificate, that such Liens are required in order to effect such financing and are not materially more restrictive, taken as a whole, than Liens, taken as a whole, customarily accepted -- or in the absence of any industry custom, reasonably acceptable -- in substantially Non-Recourse project financing;

          (4) Liens existing on the date of the original issuance of the old notes;

          (5) purchase money Liens incurred to secure Debt Incurred by Azurix as permitted by the covenant described under "-- Limitations on Debt," which Debt finances the purchase price of Property acquired in the ordinary course of business or the cost of any improvements or construction with respect to such Property, and which Liens will not cover any Property other than that being purchased, improved or constructed;

          (6) Liens on any Property of Azurix securing obligations pursuant to Permitted Working Capital Facilities of Azurix Incurred in compliance with the covenant described under "-- Limitations on Debt;"

          (7) Liens incurred in connection with Capitalized Lease Obligations, Currency Protection Agreements or Interest Rate Protection Agreements Incurred by Azurix as permitted by the covenant described under "-- Limitations on Debt;" and

          (8) Liens in respect of extensions, renewals, refunding or refinancing of any Debt secured by any of the Liens referred to in clauses (1) through
     (7) above, provided that the Liens in connection with such renewal, extension, refunding or refinancing shall be limited to all or part of the specific Property which was subject to the original Lien.

  Limitations on Sale/Leaseback Transactions

     For so long as any of the notes remain outstanding, Azurix shall not, nor will it permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction unless:

          (1) such transaction involves a lease for a term, including renewals, of not more than three years; or

          (2) such transaction is between Azurix or a Restricted Subsidiary, on the one hand, and another Restricted Subsidiary on the other hand; or

          (3) (A) Azurix would be entitled to Incur Debt secured by a Lien on the Property involved in such transaction at least equal in amount to the Attributable Debt with respect to such Sale/ Leaseback Transaction, without equally and ratably securing the notes, pursuant to the covenant described under "-- Limitations on Liens;" and
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

          (B) Azurix or a Restricted Subsidiary receives consideration at the time of such Sale/ Leaseback Transaction at least equal to the fair market value of the Property sold or otherwise disposed of, as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board resolution; and

          (C) Azurix or a Restricted Subsidiary within 365 days following the date of such Sale/ Leaseback Transaction, regardless of whether such sale or transfer may have been made by Azurix or such Restricted Subsidiary, as the case may be, applies, in the case of a sale or transfer for cash, an amount equal to the Net Cash Proceeds thereof and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair value of the Property so leased at the time of entering into such arrangement, as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board resolution, to a use permitted by the covenant described under "-- Repurchase of Notes at the Option of Holders -- Limitations on Asset Sales."

     To the extent that any or all of the Net Cash Proceeds of any Foreign Sale/Leaseback Transaction is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds so affected shall not be required to be applied at the time provided above, but may be retained by the applicable Restricted Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States. Azurix will agree to promptly take or cause the applicable Subsidiary to promptly take all commercially reasonable actions required by the applicable local law to permit such repatriation. Once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation shall be promptly effected and such repatriated Net Cash Proceeds will be applied in the manner set forth in this provision as if such Foreign Sale/Leaseback Transaction had occurred on the date of such repatriation.

     To the extent that the Board of Directors determines, in good faith, that repatriation of any or all of the Net Cash Proceeds of any Foreign Sale/Leaseback Transaction would have a material adverse tax consequence to Azurix, the Net Cash Proceeds so affected need not be repatriated to the United States by the applicable Restricted Subsidiary for so long as such material adverse tax consequence would continue.

  Dividends and Other Payment Restrictions Affecting Subsidiaries

     Azurix will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by Azurix directly or indirectly,

          (2) make payments in respect of any Debt owed to Azurix or any other Restricted Subsidiary,

          (3) make loans or advances to Azurix or any other Restricted Subsidiary or

          (4) transfer any of its Property to Azurix or any other Restricted Subsidiary,

     other than, in the case of clauses (1) through (4), those encumbrances and restrictions created or existing:

          (A) on the Issue Date;

          (B) pursuant to the indenture;

          (C) in connection with the creation of any Permitted Working Capital Facility or the Incurrence of any Debt permitted under clauses (3), (4),
     (5) and (6) of the second paragraph of the covenant described under "-- Limitations on Debt;"

          (D) in connection with the execution and delivery of contracts to which such Restricted Subsidiary is a party in connection with, or as a condition to, the negotiation, procurement or award of a concession from a governmental body;
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

          (E) pursuant to applicable law, rules or regulations or orders or ruling of governmental authorities;

          (F) customary provisions in Joint Venture agreements;

          (G) pursuant to customary non-assignment provisions in leases or other contracts entered into in the ordinary course of business of Azurix or any Subsidiary;

          (H) pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of any Subsidiary or Joint Venture that apply pending the closing of such sale or disposition;

          (I) in the form of Liens which are not prohibited by the covenant described under "-- Limitations on Liens" and that contain customary limitations on the transfer of collateral;

          (J) any agreement or other instrument of a Person acquired by Azurix or any Restricted Subsidiary in existence at the time of such acquisition which was not created in contemplation of the acquisition, which encumbrance or restriction is not applicable to any other Person, or the Properties of any other Person, other than the Person, or the Property of the Person, so acquired; and

          (K) any agreement that extends, renews, refinances or replaces an agreement containing encumbrances or restrictions in compliance with the foregoing limitations, if the terms and conditions of those encumbrances or restrictions are not, taken as a whole, materially less favorable to the Holders than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.

  Limitations on Issuances of Guarantees by Restricted Subsidiaries

     Azurix will not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee the payment of any Debt of Azurix unless
(1) such Restricted Subsidiary shall become a Subsidiary Guarantor by simultaneously executing and delivering a supplemental indenture to the indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary, and (2) such Restricted Subsidiary waives and will not in any matter whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against Azurix or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee of the notes. If the other Debt of Azurix so Guaranteed is pari passu with the notes, then the Guarantee of that Debt shall be pari passu with or subordinated to the Subsidiary Guarantee. If the other Debt of Azurix so Guaranteed is subordinated to the notes, then the Guarantee of that Debt shall be subordinated to the Subsidiary Guarantee at least to the same extent that the other Debt of Azurix so Guaranteed is subordinated to the notes.

     Notwithstanding the previous paragraph, any Restricted Subsidiary issuing a Subsidiary Guarantee of the notes under this covenant will be automatically and unconditionally released and discharged from its obligations under such Subsidiary Guarantee upon the release or discharge of the Guarantee of the other Debt of Azurix that resulted in the creation of such Subsidiary Guarantee, except a discharge or release by, or as a result of, any payment under the Guarantee of such other Debt by such Restricted Subsidiary.

     All payments made by any Subsidiary Guarantor, if any, under or with respect to its Subsidiary Guarantee, if any, will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the government of the United Kingdom or any other jurisdiction in which a Subsidiary Guarantor, if any, is incorporated or of any prefecture or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter, "Taxes"), unless such Subsidiary Guarantor, if any, is required to withhold or deduct Taxes by law, regulation or governmental policy or by the interpretation or administration thereof. If any Subsidiary Guarantor is required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to any Subsidiary Guarantee, such Subsidiary Guarantor will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to a payment made to a Holder and no reimbursement shall be made to a Holder for Taxes paid by such Holder (each such Holder, an "Excluded Holder") with respect to any Tax imposed, levied, payable or due (1) by reason of the Holder's or beneficial owner's present or former connection with the United Kingdom or any other jurisdiction in which a Subsidiary Guarantor is incorporated or any prefecture or territory thereof, other than through the mere receipt or holding of notes or by reason of the receipt of payments thereunder; (2) by reason of the failure of the Holder or beneficial owner of notes to satisfy any certification, identification, information or other reporting requirements which the Holder or such beneficial owner is legally required to satisfy, whether imposed by statute, treaty, regulation, administrative practice or otherwise, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes; or (3) by reason of the presentation (where presentation is required in order to receive payment) of such notes for payment more than 30 days after the date such payment became due and payable or was duly provided for under the terms of the notes, whichever is later.

     The obligation of any Subsidiary Guarantor to pay Additional Amounts or to reimburse a Holder for Taxes paid by such Holder in respect of Taxes shall not apply with respect to: (x) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes; (y) any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to any Subsidiary Guarantee; or (z) Taxes imposed on or with respect to any payment by any Subsidiary Guarantor to the Holder or beneficial owner if such Holder or beneficial owner is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that such Taxes would not have been imposed on a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment had such beneficiary, settlor, member or beneficial owner been the Holder of such note.

     Such Subsidiary Guarantor will also (1) make such withholding or deduction compelled by applicable law and (2) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. Such Subsidiary Guarantor will, upon written request of a Holder, furnish to each such Holder certified copies of tax receipts evidencing the payment of any Taxes by such Subsidiary Guarantor in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to such Subsidiary Guarantor, within 60 days after the later of the date of receipt of such written request and the date of receipt of such evidence. If notwithstanding such Subsidiary Guarantor's efforts to obtain such receipts, the same are not obtainable, such Subsidiary Guarantor will promptly provide such Holder with other evidence reasonably satisfactory to such Holder of such payments by such Subsidiary Guarantor. The indenture will further provide that, if any Subsidiary Guarantor conducts business in any jurisdiction (the "Taxing Jurisdiction") other than the jurisdiction under which such Subsidiary Guarantor is incorporated, in a manner which causes Holders to be liable for taxes on payments under any Subsidiary Guarantee for which they would not have been so liable but for such conduct of business in the Taxing Jurisdiction, the provision of the notes described above shall be considered to apply to such Holders as if references in such provision to "Taxes" included taxes imposed by way of deduction or withholding by such Taxing Jurisdiction and references to Excluded Holder shall be deemed to include Holders or beneficial owners having a present or former connection with such Taxing Jurisdiction or any state, prefecture or territory thereof. Such Subsidiary Guarantor will, upon written request of any Holder (other than an Excluded Holder), reimburse each such Holder for the amount of (1) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the notes and (2) any Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (1) and paid by such Holder so that the net amount received by such Holder (net of payments made under or with respect to the notes) after such reimbursement will not be less than the net amount the Holder would have received if Taxes on such reimbursement had not been imposed.

     At least 30 days prior to each date on which any payment under or with respect to any Subsidiary Guarantee is due and payable, if any Subsidiary Guarantor will pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the notes is due and payable, in which case it shall be promptly thereafter), such Subsidiary Guarantor will deliver to the trustee an officers' certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information

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

necessary to enable the trustee to pay such Additional Amounts to Holders on the payment date. Whenever in the indenture or in this "Description of New Notes" there is mentioned, in any context, the payment of principal, interest, if any, or any other amount payable under or with respect to any note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

     Each Subsidiary Guarantor may consolidate with or merge into or sell or otherwise dispose of all or substantially all of its Properties to Azurix or another Subsidiary Guarantor without limitation, except to the extent any such transaction is subject to the covenant described under "-- Mergers, Consolidations and Sale of Assets" covenant. Each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all of its Properties to a Person other than Azurix or another Subsidiary Guarantor, whether or not Affiliated with the Subsidiary Guarantor, provided that:

          (1) if the surviving Person is not the Subsidiary Guarantor, the surviving Person agrees to assume the Subsidiary Guarantor's Guarantee of the notes and all its obligations pursuant to the indenture, except to the extent the following paragraph would result in the release of such Guarantee;

          (2) such transaction does not violate any of the covenants described under "-- Important Covenants;" and

          (3) no Default or Event of Default has occurred and is continuing, nor will such transaction result in a Default or an Event of Default immediately thereafter that is continuing.

     Upon the sale or other disposition, by merger or otherwise, of a Subsidiary Guarantor or all or substantially all of its Properties to a Person other than Azurix or another Subsidiary Guarantor and pursuant to a transaction that is otherwise in compliance with the indenture, including as described in the foregoing paragraph, the Subsidiary Guarantor shall be deemed released from its Guarantee of the notes and the related obligations set forth in the indenture.

     Prior to providing any guarantee of the notes under this covenant, Azurix will perform, or cause its subsidiaries to perform, all procedures under the U.K. Companies Act necessary to ensure that such guarantee complies with the applicable restrictions on providing financial assistance under the U.K. Companies Act.

  Limitation on Investment Company Status

     Azurix will not, directly or indirectly, take any action or engage in any transaction that would result in Azurix's being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  Mergers, Consolidations and Sales of Assets

     Azurix will not consolidate with, merge with or into, or transfer all or substantially all of its assets, in one transaction or a series of related transactions, or permit any of its Restricted Subsidiaries to enter into one transaction or a series of related transactions that, in the aggregate, would result in a transfer of all or substantially all of the assets of Azurix and its Restricted Subsidiaries on a consolidated basis, to, any Person unless:

          (1) Azurix shall be the continuing Person, or, if Azurix is not the continuing Person, the Person formed by such consolidation or into which Azurix is merged or to which such assets of Azurix or its Restricted Subsidiaries are transferred shall:

             (A) be a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia, provided that such Person shall be a corporation formed under such laws unless, at or prior to the time of such consolidation, merger or transfer, such a corporation shall, by execution and delivery of a supplemental indenture in compliance with the indenture, become a co-obligor in respect of the notes and the indenture; and

             (B) expressly assume in writing all the obligations of Azurix under the indenture and the notes;
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

          (2) immediately after giving effect to such transaction, no Event of Default or event or condition which through the giving of notice or lapse of time or both would become an Event of Default shall have occurred and be continuing; and

          (3) immediately after giving effect to such transaction on a pro forma basis, Azurix or the continuing Person would be able to Incur at least $1 of Debt under the first paragraph of the "-- Limitations on Debt" covenant described above.

     If a transaction does not have as one of its purposes the evasion of the limitations imposed by the covenant described in this paragraph, then clause (3) of this covenant shall not prohibit a transaction, the principal purpose of which is, as determined in good faith by the Board of Directors and evidenced by a Board resolution, to change the state of incorporation of Azurix.

  Transactions with Affiliates

     Azurix will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) the Affiliate Transaction is on terms that are no less favorable to Azurix or its Restricted Subsidiary than those that would have been obtained in a comparable transaction by Azurix or its Restricted Subsidiary with an unrelated Person and

          (2) Azurix delivers to the Trustee with respect to any Affiliate Transaction or any series of related Affiliate Transactions involving aggregate consideration in excess of $25 million:

             (A) a resolution of the Board of Directors set forth in an Officers' Certificate certifying that the Affiliate Transaction complies with this covenant and that the Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors or, in the absence of any disinterested members of the Board of Directors, by all members of the Board of Directors; or

             (B) an opinion as to the fairness to Azurix or the relevant Restricted Subsidiary, as the case may be, of the Affiliate Transaction from a financial point of view issued by a nationally recognized expert in evaluating the fairness of such transactions.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1) any employment or indemnification agreement, or employee or director loan, compensation or benefit arrangements, entered into by Azurix or any of its Restricted Subsidiaries in the ordinary course of business;

          (2) transactions between or among Azurix or its Restricted Subsidiaries on the one hand, and Enron and its Affiliates on the other hand under agreements described in this prospectus, and any extension, renewal or modification thereof, provided that the extension, renewal or modification is not materially less favorable to holders of notes than under the agreement so described;

          (3) transactions permitted by the covenant described above under the caption "-- Restricted Payments;"

          (4) payments of reasonable directors' fees to Persons who are not otherwise Affiliates of Azurix or its Restricted Subsidiaries; and

          (5) any transaction between Azurix and a Restricted Subsidiary or Joint Venture or between a Restricted Subsidiary and another Restricted Subsidiary or Joint Venture.

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REPORTS

     Whether or not required by the Securities and Exchange Commission, so long as any notes are outstanding, Azurix will file a copy of all of the information and reports referred to below with the Securities and Exchange Commission for public availability within the time periods specified in the Securities and Exchange Commission's rules and regulations, unless the Securities and Exchange Commission will not accept such a filing, and Azurix will furnish the Trustee for delivery to the Holders upon request:

     - all quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K if Azurix were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Azurix's certified independent accountants; and

     - all current reports that would be required to be filed with the Securities and Exchange Commission on Form 8-K if Azurix were required to file such reports.

     In addition, whether or not required by the Securities and Exchange Commission, Azurix will make such information available to securities analysts and prospective investors in the notes upon request.

MODIFICATION OF THE INDENTURE

     With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding notes of each series affected thereby, Azurix and the trustee may modify the indenture or any supplemental indenture or the rights of the Holders of the notes of such series. However, in addition, no modification shall:

          (1) without the consent of the Holder of each of the notes of any series so affected:

             (A) extend the final maturity of any of the notes of such series,

             (B) reduce the principal amount thereof,

             (C) reduce the rate or extend the time of payment of interest thereon,

             (D) change the currency of payment, except as described under "-- Change of Currency of New 7-Year Sterling Notes,"

             (E) reduce any amount payable on redemption thereof (other than provisions relating to the covenant described above under "-- Repurchase of New Notes at the Option of Holders -- Change of Control"),

             (F) release any Subsidiary Guarantor from its Subsidiary Guarantee except as permitted by the indenture, or

             (G) impair or affect the right of any Holder to institute suit for the payment thereof; or

          (2) without the consent of the Holders of all outstanding notes of any series, reduce the percentage of outstanding notes of such series which is required for any such modification.

     In addition, without the consent of any Holder, Azurix and the trustee may amend the indenture:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to add or release any Subsidiary Guarantor pursuant to the terms of the indenture;

          (3) to provide for uncertificated notes in addition to or in place of certificated notes;

          (4) to provide for the assumption of Azurix's obligations to Holders in the case of a merger or consolidation;

          (5) to make any change that would provide any additional rights or benefits to the holders of notes;

          (6) to add any additional Events of Default;

          (7) to appoint a successor trustee;

          (8) to secure the notes;

          (9) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

          (10) to facilitate any change of currency of the sterling notes as described under "-- Change of Currency of New 7-Year Sterling Notes" above.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following will be an Event of Default with respect to notes of any series:

          (1) default as to the payment of principal, the Change of Control or Asset Sale Offer purchase price, or premium, if any, when due on any note of such series;

          (2) default as to the payment of interest on any note of such series 30 days after payment is due;

          (3) default on any other Debt of Azurix or any Significant Subsidiary if either:

             (A) such default results from failure to pay principal of such Debt in excess of $25 million at Stated Maturity of such Debt, or

             (B) as a result of such default, the maturity of such Debt has been accelerated, so that the same shall be or becomes due and payable prior to the date on which the same would otherwise have become due and payable and such acceleration shall not be rescinded or annulled within 30 days, and the principal amount of such Debt, together with the principal amount of any other Debt of Azurix or any Significant Subsidiary in default, or the maturity of which has been accelerated, aggregates $25 million or more;

        provided that the trustee shall not be charged with knowledge of any such default unless written notice thereof shall have been given to the trustee by Azurix, by the holder or an agent of the holder of any such defaulted Debt, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of at least 25% in aggregate principal amount of the notes of such series at the time outstanding; and provided further that if such default shall be remedied or cured by Azurix or the Significant Subsidiary or waived by the holder of such indebtedness, then the Event of Default under the indenture shall be deemed likewise to have been remedied, cured or waived without further action on the part of the trustee, any Holder or any other person;

          (4) default in the performance, or breach, of any other of the covenants or agreements applicable to notes of such series contained in the indenture and the notes of such series and such failure continues for 30 days after written notice is given to Azurix by the trustee or the Holders of at least 25% in aggregate principal amount of the outstanding notes of such series, as provided in the indenture, provided that notice need not be given, and an Event of Default shall occur, 30 days after breach of the covenants described under "-- Repurchase of New Notes at the Option of Holders -- Change of Control," "-- Repurchase of New Notes at the Option of Holders -- Limitations on Asset Sales," "-- Important Covenants
      -- Restricted Payments" and "-- Important Covenants -- Mergers, Consolidations and Sales of Assets;"

          (5) the entry by a court of one or more judgments or orders against Azurix or any Significant Subsidiary for the payment of money which in the aggregate exceeds $25 million, excluding the amount thereof covered by insurance or by a bond written by third parties, and which judgments or orders have not been vacated, discharged or satisfied or stayed pending appeal within 30 days from the entry thereof; and

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

          (6) events specified in the indenture involving bankruptcy, insolvency or reorganization of Azurix or any Significant Subsidiary.

     If an Event of Default, other than an event of bankruptcy, insolvency or reorganization of Azurix or any Significant Subsidiary, shall have occurred and be continuing, either the trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding notes of such series may declare the aggregate principal of all notes of such series to be due and payable immediately. Upon some conditions specified in the indenture, such declaration may be annulled and the Holders of a majority in principal amount of the then outstanding notes of such series may waive past defaults with respect to notes of such series except, unless theretofore cured, a default in payment of principal of, or Change of Control or Asset Sale Offer purchase price or premium, if any, or interest on the notes. If an Event of Default due to the bankruptcy, insolvency or reorganization of Azurix or any Significant Subsidiary occurs, all unpaid principal, premium, if any, and interest with respect to the notes of each series then outstanding will become immediately due and payable.

     The Holders of a majority in aggregate principal amount of the then outstanding notes of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the notes of such series, subject to limitations specified in the indenture with respect to notes of such series, if the holders of notes of such series shall have offered to the trustee reasonable indemnity against expenses and liabilities.

     Azurix is required to file annually with the trustee a written statement as to compliance with the principal covenants contained in the indenture.

     If the trustee considers it in the interest of Holders to do so, it may withhold notice to the Holders of any default, except in payment of principal of, premium, if any, the Change of Control or Asset Sale Offer purchase price or interest on the notes.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No past, present or future director, officer, employee, incorporator or stockholder of Azurix or any Subsidiary Guarantor, as such, shall have any liability for any obligations of Azurix or any Subsidiary Guarantor under the notes, any Subsidiary Guarantee and the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a note waives and releases all such liability as part of the consideration for issuance of the notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Azurix, may, at its option and at any time, elect to have all of the obligations discharged of itself and any Subsidiary Guarantor with respect to the outstanding notes ("Legal Defeasance") except for, among other matters, obligations:

          (1) to register the transfer or exchange of the notes;

          (2) to replace stolen, lost or mutilated notes;

          (3) to maintain paying agencies; and

          (4) to hold monies for payment in trust.

     In addition, Azurix may, at its option and at any time, elect to have the obligations of Azurix released with respect to the covenants described in clause
(3) under "-- Important Covenants -- Mergers, Consolidations and Sales of Assets" and all of the other covenants described herein under "-- Important Covenants," and clause (4) under "-- Events of Default and Remedies" with respect to the covenants described therein ("Covenant Defeasance"). In the event Covenant Defeasance occurs, clauses (3) and (5) under "-- Events of Default and Remedies" shall not be deemed to be Events of Default under the indenture.

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

     In order to exercise either Legal Defeasance or Covenant Defeasance, the following must occur as applicable:

          (1) Azurix has deposited with the trustee, in trust, money and/or (x) in the case of the dollar notes, U.S. Government Obligations, and (y) in the case of the sterling notes, U.K. Government Obligations, that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest, if any, on the notes, on the Stated Maturity of such payments in accordance with the terms of the indenture and the notes;

          (2) in the case of Legal Defeasance, Azurix has delivered to the trustee:

             (A) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of Azurix's exercise of its option under the "Defeasance" provision of the indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, which Opinion of Counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of the indenture or
        (y) a ruling directed to the trustee received from the Internal Revenue Service to the same effect as the Opinion of Counsel described in (x) above,

             (B) in the case of the sterling notes, an Opinion of Counsel in the United Kingdom or a ruling of the Inland Revenue of the United Kingdom to the effect that the holders of notes will not recognize income, gain or loss for United Kingdom income tax or other tax purposes as a result of such termination and will be subject to United Kingdom income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Legal Defeasance not occurred (and for purposes of such opinion, such United Kingdom counsel shall assume that holders of notes include holders who are not resident in the United Kingdom) and

             (C) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the 123rd day following the deposit, the trust fund will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (3) in the case of Covenant Defeasance, Azurix has delivered to the trustee an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the 123rd day following the deposit, the trust fund will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally,

          (4) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which Azurix is a party or by which Azurix is bound,

          (5) if at such time the notes are listed on a national securities exchange, Azurix has delivered to the trustee an Opinion of Counsel to the effect that the notes will not be delisted as a result of such deposit, defeasance and discharge, and

          (6) in the case of Covenant Defeasance, Azurix has delivered to the trustee an Opinion of Counsel in the United States and, in the case of the sterling notes, in the United Kingdom, to the effect that, among other things, the holders of notes will not recognize income, gain or loss for United States federal income tax purposes and, in the case of the sterling notes, United Kingdom income tax purposes as a result of such deposit and defeasance of the covenants included in the definition of Covenant Defeasance and Events of Default and will be subject to United States federal income tax and, in the case of the

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

     sterling notes, United Kingdom income tax purposes on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

     Legal Defeasance and Covenant Defeasance will not occur until the 123rd day after the deposit referred to above has been made.

     If Azurix exercises its option to omit compliance with the covenants and provisions of the indenture with respect to the notes as described above and the notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money, U.S. Government Obligations and/or U.K. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the notes at the time of their Stated Maturity, but may not be sufficient to pay amounts due on the notes at the time of acceleration resulting from such Event of Default. Azurix will, however, remain liable for such payments.

CONCERNING THE TRUSTEE


     The Chase Manhattan Bank is the trustee under the indenture. The Chase Manhattan Bank provides commercial banking services to Azurix in the ordinary course of business.


     The indenture provides that if an Event of Default occurs (and is not cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder shall have offered to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense and then only to the extent required by the terms of the indenture.

     The indenture and the provisions of the Trust Indenture Act incorporated by reference into the indenture contain limitations on the rights of the trustee, should it become a creditor of Azurix, to obtain payment of claims or to realize on certain property received by it in respect of any such claims, as security or otherwise. The indenture will permit the trustee to engage in other transactions. If the trustee acquires any conflicting interest as defined in the Trust Indenture Act it must eliminate such conflict, apply to the Commission for permission to continue as trustee or resign.

GOVERNING LAW

     The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

IMPORTANT DEFINITIONS

     Set forth below is a summary of the defined terms used in this description. Reference is made to the indenture for the full definitions of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "Acquisition Debt" is defined to mean Debt of any Person existing at the time such Person became a Restricted Subsidiary -- or such Person is merged into Azurix or one of its Restricted Subsidiaries -- or assumed in connection with the acquisition of assets from any such Person, other than assets acquired in the ordinary course of business, including Debt Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary -- but excluding Debt of such Person which is extinguished, retired or repaid in connection with such Person becoming a Restricted Subsidiary.

     "Adjusted Consolidated Net Income" is defined to mean for any period, for Azurix, the aggregate Net Income of Azurix and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income without duplication:

          (1) the Net Income of any Unrestricted Subsidiary, or any other Person, other than a Restricted Subsidiary, in which any third Person has a joint interest, except to the extent of the amount of dividends

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     or other distributions actually paid in cash to Azurix or any of its
     Restricted Subsidiaries during such period by such Unrestricted Subsidiary or other Person, which dividends and distributions shall be included in such computation;

          (2) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to the covenant described in clause
     (3)(A) or (3)(B) of the first paragraph of "-- Important Covenants
      -- Restricted Payments" above -- and in such case, except to the extent includable pursuant to clause (1) above -- Net Income, if positive, of a Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Azurix or any of its Restricted Subsidiaries or all or substantially all of the Properties of such Person are acquired by Azurix or any of its Restricted Subsidiaries;

          (3) any gains or losses on an after-tax basis attributable to the sale or other disposition of assets (including the sale or disposition of the Capital Stock of any Person) which are not sold or disposed of in the ordinary course of business; and

          (4) the cumulative effect of a change in accounting principles.

     "Affiliate" of any Person is defined to mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with," when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of the provisions described under "Important Covenants -- Transactions with Affiliates" only, "Affiliate" shall also mean any beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Azurix or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Acquisition" is defined to mean:

          (1) an investment by Azurix or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary of Azurix or any of its Subsidiaries or shall be merged into or consolidated with Azurix or any of its Subsidiaries or

          (2) an acquisition by Azurix or any of its Subsidiaries of the Property of any Person other than Azurix or any of its Subsidiaries that constitutes substantially all of an operating unit or business of such Person.

     "Asset Disposition" is defined to mean the sale or other disposition by Azurix or any of its Subsidiaries, other than to Azurix or another Subsidiary of Azurix, of (1) all or substantially all of the Capital Stock of any Subsidiary of Azurix or (2) all or substantially all of the Property that constitutes an operating unit or business of Azurix or any of its Subsidiaries.

     "Asset Sale" is defined to mean:

          (1) the sale, lease, conveyance or other transfer (which has the effect of a disposition and is not for the purpose of creating a Lien), including, without limitation, by way of merger, consolidation or combination, of any assets or rights, other than leases of assets or sales of inventory in the ordinary course of business; provided, however, that the transfer of all or substantially all of the assets of Azurix, in one transaction or a series of related transactions, will be governed by the provisions of the indenture described above under the caption
     "-- Repurchase of New Notes at the Option of Holders -- Change of Control," and/or the provisions described above under the caption "-- Mergers, Consolidations and Sales of Assets" and not by the provisions of the indenture described above under "-- Repurchase of New Notes at the Option of Holders -- Limitation on Asset Sales;" and

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

          (2) the issuance of Capital Stock by any of the Restricted Subsidiaries or the sale by Azurix or any Restricted Subsidiary, including, without limitation, by way of merger, consolidation or combination, of Capital Stock in any of its Subsidiaries; provided, however, that any such sale that constitutes the transfer of all or substantially all of the assets of Azurix, in one transaction or a series of related transactions, will be governed by the provisions of the indenture described in the proviso to the preceding clause (1).

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1) a transfer of cash or cash equivalents;

          (2) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than or equal to $10 million; or (b) results in net proceeds to Azurix and its Restricted Subsidiaries of less than or equal to $10 million;

          (3) a transfer of assets between or among Azurix and its Restricted Subsidiaries;

          (4) an issuance of Capital Stock by a Restricted Subsidiary to Azurix or to another Restricted Subsidiary; and

          (5) any exchange by Azurix or any Restricted Subsidiary of any assets for similar assets used or useful in any Permitted Business held by another Person, provided that the fair market value of the assets exchanged by Azurix or such Restricted Subsidiary is reasonably equivalent to the fair market value of the assets to be received by Azurix or such Restricted Subsidiary.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction is defined to mean, as of the time of determination, the present value discounted at the interest rate assumed in making calculations in accordance with GAAP of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction, including any period for which such lease has been extended.

     "Attributable Value" is defined to mean, as to a Capitalized Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

     "Average Life" is defined to mean, at any date of determination with respect to any Debt security or Preferred Stock, the quotient obtained by dividing (1) the sum of the product of (A) the number of years from such date of determination to the dates of each successive scheduled principal or involuntary liquidation value payment of such Debt security or Preferred Stock, respectively, multiplied by (B) the amount of such principal or involuntary liquidation value payment by (2) the sum of all such principal or involuntary liquidation value payments.

     "Azurix Europe" is defined to mean Azurix Europe Limited, a company incorporated in England and Wales and a wholly owned subsidiary of Azurix, and its successors.

     "Azurix Europe Credit Facility" is defined to mean the revolving credit facility, dated as of May 10, 1999, among Azurix Europe and Chase Manhattan Plc and Westdeutsche Landesbank Girozentrale, as arrangers, Westdeutsche Landesbank Girozentrale, as facility agent, and Chase Manhattan Trustees Limited, as security agent, as the same may be amended, modified, supplemented, extended, restated, replaced, renewed or refinanced from time to time.

     "Board of Directors" is defined to mean either the Board of Directors of Azurix or any committee of such Board duly authorized to act on behalf of such Board.

     "Business Day" is defined to mean a day which in the city, or in any of the cities, if more than one, where amounts are payable in respect of the notes is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close.

     "Capital Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents however designated, whether voting or non-voting, of, or interests in, the

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

equity of such Person which are outstanding or issued on or after the date of the indenture, including, without limitation, all Common Stock and Preferred Stock and partnership and joint venture interests of such Person.

     "Capitalized Lease" is defined to mean, as applied to any Person, any lease of any Property of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

     "Capitalized Lease Obligation" is defined to mean an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Debt represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

     "Change of Control" is defined to mean the occurrence of one or more of the following events:

          (1) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than one or more Permitted Holders, is or becomes the "beneficial owner," as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Azurix;

          (2) there shall be consummated any consolidation or merger of Azurix in which Azurix is not the continuing or surviving Person or pursuant to which the Common Stock of Azurix would be converted into cash, securities or other property, other than a merger or consolidation of Azurix with or into a Permitted Holder or in which the holders of the Capital Stock of Azurix outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Capital Stock of the surviving Person immediately after such consolidation or merger;

          (3) during any two-year period, individuals who at the beginning of such period constituted the Board of Directors -- together with any new directors elected by such Board of Directors or nominated for election by the stockholders of Azurix by a vote of at least a majority of the directors of Azurix then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved -- cease for any reason to constitute a majority of the Board of Directors then in office; or

          (4) the approval by the holders of Capital Stock of Azurix of any plan or proposal for the liquidation or dissolution of Azurix (whether or not otherwise in compliance with the indenture).

     "Commission" or "SEC" is defined to mean the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of the indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Stock" is defined to mean with respect to any Person, Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Consolidated EBITDA" of Azurix for any period is defined to mean Adjusted Consolidated Net Income plus:

          (1) income taxes, excluding income taxes -- either positive or negative -- attributable to extraordinary and non-recurring gains or losses but including state franchise taxes accounted for as income taxes in accordance with GAAP, all determined on a consolidated basis for Azurix and its Restricted Subsidiaries in accordance with GAAP,

          (2) Consolidated Interest Expense,

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

          (3) depreciation and amortization expense, all determined on a consolidated basis for Azurix and its Restricted Subsidiaries in accordance with GAAP, and

          (4) all other non-cash items reducing Adjusted Consolidated Net Income (except accruals for or reserves against future cash expenses) for such period, all determined on a consolidated basis for Azurix and its Restricted Subsidiaries in accordance with GAAP, minus all non-cash items increasing Adjusted Consolidated Net Income during such period; provided, however, that income tax expense, depreciation and amortization expense and any other non-cash item of any Restricted Subsidiary shall be included in computing Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of the Restricted Subsidiary was included in Adjusted Consolidated Net Income.

     "Consolidated Fixed Charges" is defined to mean, for any period, the aggregate of:

          (1) Consolidated Interest Expense,

          (2) to the extent not included in clause (1), the interest component of Capitalized Leases, determined on a consolidated basis for Azurix and its Restricted Subsidiaries in accordance with GAAP and

          (3) cash dividends due whether or not declared on the Preferred Stock of any Restricted Subsidiary and any Redeemable Stock of Azurix.

     "Consolidated Interest Expense" of Azurix is defined to mean, for any period, (A) the sum of (x) aggregate interest expense in respect of Debt of Azurix and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, including, without limitation, amortization of original issue discount and non-cash interest payments or accruals, imputed interest related to Sale/Leaseback Transactions, and all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financings and net costs associated with Interest Rate Protection Agreements,
(y) to the extent not included in clause (x) or clause (2) of the definition of Consolidated Fixed Charges, any amounts paid during such period in respect of such interest expense, commissions, discounts, other fees and charges that have been capitalized, and (z) any interest expense on Debt of another Person that is Guaranteed by Azurix or one of its Restricted Subsidiaries or secured by a Lien on assets of Azurix or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), provided that Consolidated Interest Expense in respect of a Guarantee by Azurix or any of its Restricted Subsidiaries of Debt of another Person will be equal to the commissions, discounts, other fees and charges that would be due with respect to a hypothetical letter of credit issued under a bank credit agreement that can be drawn by the beneficiary thereof in the amount of the Debt so Guaranteed if (i) neither Azurix nor any Restricted Subsidiary is actually making directly or indirectly interest payments on such Debt and (ii) GAAP does not require Azurix on an unconsolidated basis to record such Debt as a liability of Azurix, less (B) the interest income of Azurix and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP to the extent such income is attributable to cash or cash equivalents that are subject to a Lien securing Debt of Azurix or any Restricted Subsidiary.

     "Consolidated Total Assets" of Azurix is defined to mean, as of any date the aggregate of total assets of Azurix and its Restricted Subsidiaries as would be shown on a consolidated balance sheet of Azurix and its Restricted Subsidiaries prepared as of such date in accordance with GAAP.

     "Currency Protection Agreement" is defined to mean with respect to any Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values to or under which such Person or any of its Subsidiaries is a party or a beneficiary on the date of the indenture or becomes a party or a beneficiary thereafter.

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

     "Debt" is defined to mean, with respect to any Person at any date of determination without duplication:

          (1) all indebtedness of such Person for borrowed money,

          (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

          (3) all obligations of such Person in respect of letters of credit or bankers' acceptances or other similar instruments or reimbursement obligations with respect thereto, other than standby and documentary letters of credit, bankers' acceptances and performance or surety bonds issued in the ordinary course of business and not in support of indebtedness for borrowed money, to the extent not drawn,

          (4) all obligations of such Person to pay the deferred purchase price of property or services, except Trade Payables,

          (5) the Attributable Value of all obligations of such Person as lessee under Capitalized Leases,

          (6) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; provided that, for purposes of determining the amount of any Debt of the type described in this clause, if recourse with respect to such Debt is limited to such asset, the amount of such Debt shall be limited to the lesser of the fair market value of such asset or the amount of such Debt,

          (7) all Debt of others Guaranteed by such Person to the extent such Debt is Guaranteed by such Person,

          (8) all Redeemable Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends and

          (9) to the extent not otherwise included in this definition, all obligations of such Person under Currency Protection Agreements and Interest Rate Protection Agreements.

     "Enron" is defined to mean Enron Corp., an Oregon corporation, and its successors.

     "Exchange Act" is defined to mean the Securities Exchange Act of 1934, as amended.

     "Fixed Charge Ratio" is defined to mean the ratio, on a pro forma basis, of
(1) the aggregate amount of Consolidated EBITDA for the Reference Period immediately prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Ratio (the "Transaction Date") to (2) the aggregate Consolidated Fixed Charges during such Reference Period; provided that for purposes of such computation, in calculating Consolidated EBITDA and Consolidated Fixed Charges:

          (A) the Incurrence of the Debt giving rise to the need to calculate the Fixed Charge Ratio and the application of the proceeds therefrom shall be assumed to have occurred on the first day of the Reference Period,

          (B) Asset Dispositions and Asset Acquisitions which occur during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date -- but including any Asset Acquisition to be made with the Debt Incurred pursuant to (1) above -- shall be assumed to have occurred on the first day of the Reference Period,

          (C) the Incurrence of any Debt during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date and the application of the proceeds therefrom shall be assumed to have occurred on the first day of such Reference Period,

          (D) Consolidated Interest Expense attributable to any Debt, whether existing or being Incurred, computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period unless Azurix or any of its Restricted Subsidiaries is a party to an Interest Rate Protection Agreement, which shall remain in effect for the twelve month period after the Transaction Date, which has the effect of fixing the interest rate on the date of computation, in which case such rate whether higher or lower shall be used, and

          (E) there shall be excluded from Consolidated Fixed Charges any Consolidated Fixed Charges related to any amount of Debt which was outstanding during or subsequent to the Reference Period but is not outstanding on the Transaction Date, except for Consolidated Fixed Charges actually incurred with respect to Debt borrowed, as adjusted pursuant to clause (D), (x) under a revolving credit or similar arrangement to the extent the commitment thereunder remains in effect on the Transaction Date or (y) pursuant to the covenant described in clause (1) in the second paragraph of "-- Important Covenants -- Limitations on Debt" above.

For the purpose of making this computation, Asset Dispositions and Asset Acquisitions which have been made by any Person which has become a Restricted Subsidiary or been merged with or into Azurix or any Restricted Subsidiary during the Reference Period, or subsequent to the Reference Period and prior to the Transaction Date, shall be calculated on a pro forma basis, including all of the calculations referred to in clauses (A) through (E) above assuming such Asset Dispositions or Asset Acquisitions occurred on the first day of the Reference Period.

     "Foreign Asset Sale" is defined to mean an Asset Sale in respect of the Capital Stock or assets of a Foreign Subsidiary or a Foreign Joint Venture to the extent that the proceeds of such Asset Sale are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

     "Foreign Joint Venture" is defined to mean a Joint Venture organized under the laws of a jurisdiction other than the United States of America or a State thereof or the District of Columbia with significant operations or assets outside the United States of America or a State thereof or the District of Columbia.

     "Foreign Sale/Leaseback Transaction" is defined to mean a Sale/Leaseback Transaction in respect of the Capital Stock or assets of a Foreign Subsidiary or a Foreign Joint Venture to the extent that the proceeds of such Sale/Leaseback Transaction are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

     "Foreign Subsidiary" is defined to mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or a State thereof or the District of Columbia with significant operations or assets outside the United States of America or a State thereof or the District of Columbia.

     "GAAP" is defined to mean generally accepted accounting principles in the United States applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of Azurix's audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

     "Gilt Rate" is defined to mean the yield to maturity at the time of computation of United Kingdom government securities with a constant maturity as compiled by the Office for National Statistics and published in the most recent financial statistics that have become publicly available at least two business days in London prior to the date fixed for redemption, most nearly equal to then remaining years to the Stated Maturity of the sterling notes; provided that if the number of years to the Stated Maturity of the sterling notes is not equal to the constant maturity of a United Kingdom government security for which a weekly average yield is given, the Gilt Rate shall be obtained by linear interpolation, calculated to the nearest one-twelfth of a year, from the weekly average yields of United Kingdom government securities for which such yields are given except that if the number of years to the Stated Maturity of the sterling notes is less than one year, the weekly average yield on actually traded United Kingdom government securities adjusted to a constant maturity of one year shall be used.

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

     "Guarantee" is defined to mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay or advance or supply funds for the purchase or payment of such Debt or other obligation of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay, or to maintain financial statement conditions or otherwise, or

          (2) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Holder," "holder of notes" and other similar terms are defined to mean the registered holder of any note.

     "Incur" is defined to mean with respect to any Debt, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Debt; provided that neither the accrual of interest, whether such interest is payable in cash or kind, nor the accretion of original issue discount shall be considered an Incurrence of Debt.

     "Initial Purchasers" is defined to mean Donaldson, Lufkin & Jenrette Securities Corporation, Donaldson, Lufkin & Jenrette International, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch International, Chase Securities Inc., Chase Manhattan International Limited, Credit Suisse First Boston Corporation and Credit Suisse First Boston (Europe) Limited.

     "Interest Rate Protection Agreement" is defined to mean, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates to or under which such Person or any of its Subsidiaries is a party or a beneficiary on the date of the indenture or becomes a party or a beneficiary thereafter.

     "Issue Date" is defined to mean the first date on which the old notes were issued under the indenture, February 18, 2000.

     "Joint Venture" is defined to mean a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

     "Lien" is defined to mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property; provided, however, that the term "Lien" shall not mean any easements, rights-of-way, restrictions and other similar encumbrances and encumbrances consisting of zoning restrictions, leases, subleases, licenses, sublicenses, restrictions on the use of property or defects in the title thereto. For purposes of the indenture, Azurix shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement relating to such Property.

     "Net Cash Proceeds" from a Sale/Leaseback Transaction is defined to mean cash payments received -- including any cash payments received by way of a payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, including any cash received upon sale or disposition of such note or receivable, excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property disposed of in such Sale/Leaseback Transaction, as the case may be, or received in any other noncash form
 -- therefrom, in each case, net of all legal, title and

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

recording tax expenses, commissions and other fees and expenses incurred or payable, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP:

          (1) as a consequence of such Sale/Leaseback Transaction,

          (2) as a result of the repayment of any Debt in any jurisdiction other than the jurisdiction where the Property disposed of was located or

          (3) as a result of any repatriation to the United States of any proceeds of such Sale/Leaseback Transaction, as the case may be,

and in each case net of a reasonable reserve for the after-tax cost of any indemnification payments, whether fixed or contingent, attributable to seller's indemnities to the purchaser undertaken by Azurix or any of its Restricted Subsidiaries in connection with such Sale/Leaseback Transaction, as the case may be, but excluding any payments, which by the terms of the indemnities will not, under any circumstances, be made prior to the latest Stated Maturity of the outstanding notes, and net of all payments made on any Debt which is secured by such Property, in accordance with the terms of any Lien upon or with respect to such Property or which must by its terms or by applicable law be repaid out of the proceeds from such Sale/Leaseback Transaction, as the case may be, and net of all distributions and other payments made to holders of minority interests in Restricted Subsidiaries or Joint Ventures as a result of such Sale/ Leaseback Transaction, as the case may be.

     "Net Income" of any Person for any period is defined to mean the net income
(loss) of such Person for such period, determined in accordance with GAAP, except that both extraordinary gains and losses and non-recurring gains and losses shall be excluded.

     "Net Proceeds" is defined to mean the aggregate cash proceeds received by Azurix or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, including all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP as a result of any repatriation to the United States of any proceeds of such Asset Sale, as the case may be, and in each case net of a reasonable reserve for the after-tax cost of any indemnification payments, whether fixed or contingent, attributable to seller's indemnities to the purchaser undertaken by Azurix or any of its Restricted Subsidiaries in connection with such Asset Sale, as the case may be, but excluding any payments, which by the terms of the indemnities will not, under any circumstances, be made prior to the latest Stated Maturity of the outstanding notes, and net of all payments made on any Debt which is secured by any Property included in such Asset Sale, in accordance with the terms of any Lien upon or with respect to such Property or which must by its terms or by applicable law be repaid out of the proceeds from such Asset Sale, as the case may be, and net of all distributions and other payments made to holders of minority interests in Restricted Subsidiaries or Joint Ventures as a result of such Asset Sale, as the case may be; in each case after taking into account any available tax credits or deductions and any tax sharing arrangements.

     "Non-Recourse" to a Person as applied to any Debt or portion thereof is defined to mean that such Person is not, directly or indirectly, liable to make any payments with respect to such Debt or portion thereof, that no Guarantee of such Debt or portion thereof has been made by such Person other than a Guarantee limited in recourse to the Capital Stock of the Person incurring such Debt -- or any shareholder, partner, member or participant of such Person -- and that such Debt or portion thereof is not secured by a Lien on any asset of such Person other than the Capital Stock of the Person incurring such Debt -- or any shareholder, partner, member or participant of such Person -- or of the Person whose obligations were Guaranteed, provided that for purposes of this definition the status of a Subsidiary as a general partner of a partnership or Joint Venture shall not, without more, cause such Person to be, directly or indirectly, liable to make payments with respect to such Debt or constitute a Guarantee of such Debt for purposes of determining whether Debt is Non-Recourse.

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     "Officers' Certificate" is defined to mean a certificate signed by

          (1) the Chairman of the Board of Directors or any Vice Chairman, any Executive Director, the Managing Director, Finance or the Treasurer of Azurix, any officer designated as either the "principal financial officer" or the "principal accounting officer" in the most recent periodic report filed by Azurix pursuant to Section 13 of the Exchange Act or any other financial or accounting officer that the Board of Directors may designate for purposes of signing such a certificate, and

          (2) the Secretary or any Deputy or Assistant Secretary of Azurix and delivered to the trustee.

Each such certificate shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in the indenture if and to the extent required thereby.

     "Opinion of Counsel" is defined to mean an opinion in writing signed by legal counsel satisfactory to the trustee, who may be an employee of or counsel to Azurix. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in the indenture, if and to the extent required thereby.

     "Permitted Business" is defined to mean any business of Azurix and its Restricted Subsidiaries conducted on the date of original issuance of the old notes, or proposed to be conducted as described in this prospectus, and any business related, ancillary or complementary thereto.

     "Permitted Holders" is defined to mean (i) Enron, and any Affiliate of Enron that is controlled by, or under common control with, Enron, and (ii) Atlantic Water Trust, a Delaware business trust, and its successors and assigns, but only so long as Enron is the beneficial owner, as defined in Rules 13d-3 and 13d-5 under the Exchange Act, of at least 50% of the Voting Stock of the successors and assigns of Atlantic Water Trust.

     "Permitted Payments" is defined to mean with respect to Azurix or any of its Restricted Subsidiaries:

          (1) any dividend on shares of Capital Stock paid solely in shares of Capital Stock, other than Redeemable Stock, or in options, warrants or other rights to purchase Capital Stock, other than Redeemable Stock;

          (2) any dividend or other distribution payable to Azurix by any of its Restricted Subsidiaries or by a Restricted Subsidiary to another Restricted Subsidiary or by a Restricted Subsidiary to the holders of its Capital Stock on a pro rata basis;

          (3) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of Azurix or any Restricted Subsidiary, or any option, warrant or other right to purchase shares of Capital Stock of Azurix or any Restricted Subsidiary, with additional shares of, or out of the proceeds of a substantially contemporaneous issuance of, Capital Stock other than Redeemable Stock, unless the redemption provisions of such Redeemable Stock prohibit the redemption thereof prior to the date on which the Capital Stock to be acquired or retired was by its terms required to be redeemed; and

          (4) any defeasance, redemption, repurchase or other acquisition or retirement for value of any Debt which by its terms ranks subordinate in right of payment to the notes with the proceeds from the issuance of:

             (A) Debt which is also subordinate to the notes at least to the extent and in the manner as the Debt to be defeased, redeemed, repurchased or otherwise acquired or retired is subordinate in right of payment to the notes; provided that such subordinated Debt provides for no payments of principal by way of sinking fund, mandatory redemption or otherwise including defeasance by Azurix -- including, without limitation, at the option of the holder thereof other than an option given to a holder pursuant to a "change of control" covenant which is no more favorable to the holders of such Debt than the provisions contained in the "-- Change of Control" covenant described above and such Debt provides that Azurix will not repurchase such Debt pursuant to such provisions prior to Azurix's repurchase of the notes required to be repurchased by Azurix pursuant to the covenant described under "-- Repurchase of New Notes at the Option of Holders -- Change of Control" above -- prior to, or in an amount greater than, any Stated Maturity of the Debt being replaced and the proceeds of such subordinated Debt are utilized for such purpose within 45 days of issuance or

             (B) Capital Stock, other than Redeemable Stock of Azurix or any Restricted Subsidiary.

     "Permitted Working Capital Facilities" is defined to mean one or more credit agreements providing for the extension of credit to Azurix and/or its Restricted Subsidiaries for working capital or general corporate purposes, including the financing of the costs and expenses of acquisitions and any amendment, supplement, refinancing, renewal, repayment or extension thereof.

     "Person" is defined to mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Preferred Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents however designated, whether voting or non-voting, of preferred or preference stock of such Person which is outstanding or issued on or after the date of original issuance of the old notes.

     "Property" of any Person is defined to mean all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under GAAP.

     "Public Equity Offering" is defined to mean any underwritten public offering of Common Stock of Azurix pursuant to a registration statement that has been declared effective by the Commission under the Securities Act, other than a registration statement on Form S-8.

     "Redeemable Stock" is defined to mean any class or series of Capital Stock of any Person that is:

          (1) redeemable, whether by its terms or upon the occurrence of any event, prior to the latest Stated Maturity of the outstanding notes,

          (2) redeemable or repurchasable by the issuer at the option of the holder of such class or series of Capital Stock, whether by its terms or upon the occurrence of any event, at any time prior to the latest Stated Maturity of the outstanding notes or

          (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Debt having a scheduled maturity prior to the latest Stated Maturity of the outstanding notes;

provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require Azurix to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the latest Stated Maturity of the outstanding notes shall not constitute Redeemable Stock if the "change of control" provision applicable to such Capital Stock is no more favorable to the holders of such Capital Stock than the provisions contained in the covenant described in "-- Repurchase of New Notes at the Option of Holders -- Change of Control" above and such Capital Stock specifically provides that Azurix will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to Azurix's repurchase of the notes required to be repurchased by Azurix under the covenant described in "-- Repurchase of New Notes at the Option of Holders -- Change of Control" above.

     "Reference Period" is defined to mean the most recent four complete fiscal quarters for which financial information is available preceding the date of a transaction giving rise to the need to make a financial calculation.

     "Restricted Payment" is defined to mean, with respect to any Person:

          (1) any dividend or other distribution on any shares of such Person's Capital Stock;

          (2) any payment on account of the purchase, redemption, acquisition or retirement for value of such Person's Capital Stock; and

          (3) any defeasance, redemption, repurchase or other acquisition or retirement for value prior to the Stated Maturity of any Debt ranking subordinate in right of payment to the notes.

Notwithstanding the foregoing, "Restricted Payment" shall not include any Permitted Payment.

     "Restricted Subsidiary" is defined to mean any Subsidiary of Azurix that is not an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" is defined to mean any arrangement with any Person pursuant to which Azurix or any of its Restricted Subsidiaries leases any Property that has been or is to be sold or transferred by Azurix or its Restricted Subsidiaries to such Person, other than any such transaction executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction, development or improvement, or the commencement of commercial operation of the Property subject to such leasing transaction.

     "Securities Act" is defined to mean the Securities Act of 1933, as amended.

     "Senior Debt" is defined to mean any Debt of a Person other than Subordinated Debt.

     "Significant Subsidiary" of a Person is defined to mean, as of any date, any Subsidiary, or two or more Subsidiaries taken together, which constitute a "significant subsidiary" of such Person as that term is defined in the regulations promulgated under the Exchange Act, as in effect as of the date of the indenture.

     "Stated Maturity" is defined to mean, with respect to any debt security or any installment of interest thereon, the date specified in such debt security as the fixed date on which any principal of such debt security or any such installment of interest is due and payable.

     "Subordinated Debt" is defined to mean Debt of Azurix that is expressly subordinated to the notes in contractual right of payment.

     "Subsidiary" is defined to mean, with respect to any Person, any corporation or other entity (i) of which a majority of the Voting Stock is at the time directly or indirectly owned by such Person or (ii) the accounts of which are consolidated with those of such other Person in accordance with GAAP.

     "Subsidiary Guarantees" is defined to mean the joint and several Guarantees of the notes issuable by the Subsidiary Guarantors in accordance with the requirements of the indenture.

     "Subsidiary Guarantor" is defined to mean, unless released from their Guarantees of the notes as permitted by the indenture, any Restricted Subsidiary that becomes a guarantor of the notes in compliance with the provisions of the indenture and executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the indenture.

     "Trade Payables" is defined to mean, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Treasury Rate" is defined to mean the yield to maturity at the time of computation of United States Treasury securities with a constant maturity -- as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the date fixed for redemption, or if such Statistical Release is no longer published, any publicly available source of similar market data -- most nearly equal to the then remaining years to (1) Stated Maturity, in the case of the 7-year dollar notes, or (2) February 15, 2005, in the case of the 10-year dollar notes; provided that if the number of years to (1) Stated Maturity, in the case of the 7-year dollar notes, or (2) February 15, 2005, in the case of the 10-year dollar notes, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation, calculated to the nearest one-twelfth of a year, from the weekly average yields of United States Treasury securities for which such yields are given except that if the number of years to (1) Stated Maturity, in the case of the 7-year dollar notes, or (2) February 15, 2005, in the case of the 10-year dollar notes, is less than one year, the weekly
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

average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trust Indenture Act" is defined to mean the Trust Indenture Act of 1939, as amended.

     "U.K. Government Obligations" is defined to mean securities which are (1) direct obligations of the United Kingdom for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United Kingdom, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United Kingdom, which, in either case are not callable or redeemable at the option of the issuer thereof.

     "Unrestricted Subsidiary" is defined to mean (i) each Subsidiary of Azurix that has been designated as such by written action of the Board of Directors as provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of Azurix (including any newly acquired or newly formed Subsidiary of Azurix) to be an Unrestricted Subsidiary provided that:

          (1) the Subsidiary to be so designated or any of its Subsidiaries does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, Azurix or any Restricted Subsidiary of Azurix that is not a Subsidiary of the Subsidiary to be so designated;

          (2) no Event of Default or event that, after the giving of notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing at the time of or after giving effect to the designation; and

          (3) Azurix could Incur at least $1 of Debt under the covenant described in the first paragraph of "-- Important Covenants -- Limitations on Debt" above after giving effect to the designation.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (x) immediately after giving effect to such designation no Event of Default or event that, after the giving of notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing and (y) all Debt of such Unrestricted Subsidiary outstanding immediately following such designation, as if such Debt had been Incurred at such time, would have been permitted to be Incurred under the first paragraph of the covenant described in "Important Covenants -- Limitations on Debt." Any such designation by the Board of Directors shall be evidenced to the Holders of the notes by promptly delivering to the trustee a copy of the Board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing provisions.

     "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than the U.S. dollar, at or as of any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters (or, if Reuters ceases to provide such spot quotations, by any other reputable service as is providing such spot quotations, as selected by Azurix) at approximately 11:00 a.m. (New York City time) on the date not more than two Business Days prior to such determination.

     "U.S. Government Obligations" is defined to mean securities which are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.
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     "Voting Stock" is defined to mean, with respect to any Person, Capital
Stock of any class or kind ordinarily having the power to vote for the election of directors, or persons fulfilling similar responsibilities, of such Person.

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

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain material United States federal income considerations relating to the exchange of new notes for old notes and the ownership and disposition of the notes and represents the opinion of our counsel, Vinson & Elkins L.L.P. on these matters. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated or proposed thereunder ("Treasury Regulations"), judicial authority and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. This summary deals only with holders that will hold notes as capital assets, and does not address tax considerations applicable to investors that may be subject to special tax rules such as banks, tax-exempt organizations, insurance companies, dealers in securities or currencies, persons that will hold notes as a position in a hedging, straddle or conversion transaction, or persons that have a functional currency other than the U.S. dollar. In addition, it does not deal with holders other than original purchasers, except where otherwise specifically noted. INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

U.S. HOLDERS

     As used herein, a "U.S. Holder" is a beneficial owner of notes that is: (1) an individual who is a citizen or resident of the United States; (2) a corporation or partnership created or organized in the United States or under the laws of the United States or of any State thereof (including the District of Columbia); (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust subject to the primary supervision of a United States court and the control of one or more United States persons.

EXCHANGE OF NEW NOTES FOR OLD NOTES

     Because the new notes are identical in all material respects to the old notes, an exchange of new notes for old Notes should not produce, for federal income tax purposes, recognizable gain or loss to either Azurix or a U.S. Holder of an old note. The U.S. Holder will have an initial adjusted tax basis and a holding period in the new note equal to its adjusted tax basis and holding period in the old note exchanged therefor.

PAYMENTS OF INTEREST

     General. Stated interest paid on each note held by a U.S. Holder will generally be taxable in accordance with the U.S. Holder's method of accounting for federal income tax purposes. Special rules governing the treatment of market discount and amortizable premium are described below. The notes are not expected to be issued with "original issue discount" for United States federal income tax purposes.

     7-Year Sterling Notes. A U.S. Holder who uses the cash method of accounting for federal income tax purposes and who receives interest on a note in pounds sterling will be required to include in income the U.S. dollar value of such pounds sterling. The U.S. dollar value will be determined using the spot rate in effect on the date such payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time. No exchange gain or loss will be recognized by such holder if the pounds sterling are converted to U.S. dollars on the date received. The U.S. federal income tax consequences of the conversion of pounds sterling into U.S. dollars are described below. Please read "-- Exchange of Foreign Currencies."

     A U.S. Holder who uses the accrual method of accounting for federal income tax purposes, or who is otherwise required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income accrued, or otherwise required to be taken into account, with respect to a note in a taxable year. The U.S. dollar value of the accrued income will be determined by translating that income at the average rate of exchange for the relevant interest accrual period, or with respect to an accrual period that spans two taxable years, at the average rate for the portion of the accrual period within the taxable year. The average rate of exchange for an interest accrual period, or portion thereof, is the simple average of
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

the spot exchange rates for each business day of the period, or another average that is reasonably derived and consistently applied.

     An accrual basis U.S. Holder may elect, however, to translate the accrued interest income using the spot rate of exchange in effect on the last day of the accrual period or, with respect to the earlier taxable year portion of an accrual period that spans two taxable years, using the spot rate of exchange in effect on the last day of the taxable year. In addition, if the last day of an accrual period is within five business days of the receipt, or payment, of the accrued interest, a U.S. Holder may elect to translate such interest using the spot rate of exchange in effect on the date of receipt or payment. The above election must be made in a statement filed with the U.S. Holder's tax return and will apply to other debt obligations held by the U.S. Holder at the beginning of the first taxable year in which the election applies or acquired thereafter and may not be changed without the consent of the Internal Revenue Service. Whether or not such election is made, a U.S. Holder may recognize exchange gain or loss with respect to accrued interest income on the date such interest income is received.

     The exchange gain or loss will be treated as ordinary income or loss. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the pounds sterling received, determined using the spot rate in effect on the date the payment is received, and the U.S. dollar value of the interest income that has accrued during the interest accrual period, as determined above. No additional exchange gain or loss will be recognized by the holder if the pounds sterling are converted to U.S. dollars on the date received. The U.S. federal income tax consequences of the conversion of pounds sterling into U.S. dollars are described below. Please read "-- Exchange of Foreign Currencies."

MARKET DISCOUNT

     If a U.S. Holder purchases a note, other than in the offering, for less than the stated redemption price of the note at maturity, the difference is considered market discount, unless such difference is de minimis, i.e., less than one-fourth of one percent of the stated redemption price of the note at maturity multiplied by the number of complete years remaining to maturity. Under the market discount rules, any gain realized by the U.S. Holder on a taxable disposition of a note having market discount, as well as any partial principal payment made with respect to such a note, will be treated as ordinary income to the extent of the then accrued market discount of the note.

     Any market discount will accrue ratably from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects, irrevocably, to accrue market discount on a constant interest rate method under which marginally less market discount would accrue in early years and marginally greater amounts would accrue in later years. The election to accrue market discount on a constant interest rate method is irrevocable but may be made separately as to each note held by the holder.

     Accrual of market discount will not cause the accrued amounts to be included currently in a U.S. Holder's taxable income, in the absence of a disposition of, or principal payment on, the note. A U.S. Holder of such a note is generally required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the note until the deferred income is realized. A U.S. Holder may elect to currently include market discount in income as it accrues on either a ratable or constant interest rate method. In such event, interest expense relating to the acquisition of a note which would otherwise be deferred would be currently deductible to the extent otherwise permitted by the Code. The election to include market discount in income currently, once made, applies to all market discount obligations acquired by such U.S. Holder on or after the first day of the first taxable year to which the election applies and all subsequent years unless revoked with the consent of the IRS.

     If a U.S. Holder elects to include market discount in income currently, the amount of market discount with respect to 7-Year Sterling Notes will be determined for any accrual period in pounds sterling and then translated into U.S. dollars on the basis of the average rate in effect during such accrual period. Exchange gain or loss realized with respect to such accrued market discount is determined in accordance with the rules relating to accrued interest described above. The amount of accrued market discount (other than market discount currently includible in income) taken into account upon receipt of any partial principal payment or
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

upon the sale, redemption or other taxable disposition of a note will be the U.S. dollar value of such accrued market discount determined on the date of receipt of such partial principal payment or on the date of such sale, redemption or other taxable disposition.

AMORTIZABLE PREMIUM

     If a U.S. Holder acquires a note for an amount which is greater than its principal amount, such U.S. Holder will be considered to have purchased the note with amortizable bond premium equal to the amount of such excess. The U.S. Holder may elect to amortize the premium using a constant yield method over the period from the acquisition date to the maturity date of the note. Amortized amounts may be offset only against interest paid with respect to the note. Once made, an election to amortize and offset interest on the note may be revoked only with the consent of the IRS and will apply to all notes held by the U.S. Holder on the first day of the taxable year to which the election relates and to subsequent taxable years and to all notes subsequently acquired by such U.S. Holder.

     Any gain or loss realized on the sale, redemption or other taxable disposition of a 7-Year Sterling Note with amortizable bond premium by a U.S. Holder who has not elected to amortize such premium will be ordinary income or loss to the extent attributable to fluctuations in currency exchange rates. If such an election is made, amortizable bond premium taken into account on a current basis will reduce interest income in pounds sterling. Exchange gain or loss will be realized on such amortized bond premium with respect to any period by treating the bond premium amortized in such period as a return of principal. Please read "-- Sale, Redemption or Other Taxable Disposition of the Notes."

SALE, REDEMPTION OR OTHER TAXABLE DISPOSITION OF THE NOTES

     General. The sale, redemption or certain other taxable dispositions of a note will result in the recognition of gain or loss to the U.S. Holder in an amount equal to the difference, if any, between (a) the amount realized upon the disposition or redemption and (b) the U.S. Holder's adjusted tax basis in such note. A U.S. Holder's tax basis for determining gain or loss on the disposition or redemption of a note generally will be the cost of such note to such U.S. Holder, increased by the amount of any market discount includible in such U.S. Holder's gross income with respect to such note, and decreased by the amount of any payments under the note that are part of its stated redemption price at maturity and by the portion of any premium applied to reduce interest payments as described above. Such gain or loss will be capital gain or loss (except to the extent the gain represents market discount or accrued but unpaid interest on the note not previously included in gross income, to which extent such gain would be treated as ordinary income). In the case of an individual U.S. Holder, such capital gain generally will be subject to a maximum federal tax rate of 20% if the individual has held the note for more than one year and otherwise will be short-term capital gain or loss. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors in this regard.

     7-Year Sterling Notes. If a U.S. Holder receives foreign currency on a sale, exchange or retirement, the amount realized will be based on the U.S. dollar value of the foreign currency on the date of disposition assuming the notes are not traded on an established securities market. A U.S. Holder's adjusted tax basis in a note will equal the U.S. dollar cost of the note to the holder on the date of purchase assuming the notes are not traded on an established securities market. If a U.S. Holder purchases a note with previously owned foreign currency, the holder will recognize ordinary income or loss in an amount equal to the difference, if any, between the holder's tax basis in the foreign currency and the U.S. dollar value of the foreign currency used to purchase the note, determined on the date of purchase.

     If the notes are traded on an established securities market, there is a special rule for purchases and sales of those notes by a cash basis taxpayer under which units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. In that case, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of such a purchase or sale. An accrual basis taxpayer may elect the same treatment required of cash basis taxpayers with respect to

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purchases and sales of publicly traded notes, provided the election is applied consistently. Such election cannot be changed without the consent of the Internal Revenue Service.

     Gain or loss realized by a U.S. Holder upon the sale, exchange or retirement of a note that is attributable to fluctuations in the currency exchange rates will be ordinary income or loss and generally will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the foreign currency principal amount of the note, determined on the date the payment is received or the note is disposed of, and the U.S. dollar value of the foreign currency principal amount of the note, determined on the date the U.S. Holder acquired the note. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. Holder on the sale, exchange or retirement of the note.

EXCHANGE OF FOREIGN CURRENCIES

     A U.S. Holder will have a tax basis in any pounds sterling received, as interest or on the sale, exchange, retirement or other disposition of a note, equal to their U.S. dollar value at the time the interest is received or at the time payment is received in consideration of the sale, exchange or retirement. Any gain or loss realized by a U.S. Holder on a sale or other disposition of pounds sterling, including their exchange for U.S. dollars or their use to purchase notes, will be ordinary income or loss.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting requirements will apply to interest payments on the notes made to U.S. Holders other than certain exempt recipients (such as corporations) and to proceeds realized by such holders on dispositions of the notes. A 31% backup withholding tax will apply to such amounts only if the U.S. Holder: (1) fails to furnish its social security or other taxpayer identification number ("TIN") within a reasonable time after request therefor;
(2) furnishes an incorrect TIN; (3) fails to report properly interest or dividend income; or (4) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding.

     Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a refund or as a credit against such holder's federal income tax liability, provided that the required information is furnished to the IRS. Furthermore, certain penalties may be imposed by the IRS on a U.S. Holder who is required to supply information but who does not do so in the proper manner.

NON-U.S. HOLDERS

     The following is a general discussion of certain U.S. federal tax consequences of the ownership and disposition of notes applicable to beneficial owners that are not U.S. Holders ("Non-U.S. Holders") of the notes.

PAYMENTS OF INTEREST

     Interest paid on the notes to a Non-U.S. Holder should qualify as "portfolio interest" on which no withholding of U.S. income tax is imposed, provided (1) such holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Azurix, (2) such holder is not a controlled foreign corporation within the meaning of section 957(a) of the Code that is related, directly or indirectly, to Azurix through stock ownership, (3) such holder is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its business, (4) such amounts are not considered payments of "contingent interest" as described in Section 871(h)(4) and (5) either (a) the beneficial owner of the note certifies to Azurix or its agent on IRS Form W-8BEN (or applicable substitute form) under penalties of perjury that it is not a United States person and provides its name and address, or (b) a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the note certifies to Azurix or its agent, under penalties of perjury, that such statement has been received
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

from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof.

     If a Non-U.S. Holder of a note is engaged in trade or business in the United States, and if interest on the note is effectively connected with the conduct of such trade or business (or, in the case of an applicable tax treaty, is attributable to a permanent establishment maintained in the United States by the Non-U.S. Holder) the Non-U.S. Holder, although exempt from U.S. withholding tax, will generally be subject to regular U.S. federal income tax on such interest in the same manner as if it were a United States person. In order to establish an exemption from U.S. withholding tax, such Non-U.S. Holder must provide to Azurix or its agent a properly executed IRS Form W-8ECI (or applicable substitute form). In addition to regular U.S. federal income tax, if such Non-U.S. Holder is a foreign corporation, it may be subject to a U.S. branch profits tax.

     Treasury Regulations effective for payments after December 31, 2000 would alter the procedures for claiming the benefit of an income tax treaty and change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of a note. Specifically, these regulations would require, in the case of notes held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a U.S. taxpayer identification number.

SALE, REDEMPTION OR OTHER TAXABLE DISPOSITION OF THE NOTES

     Generally, a Non-U.S. Holder of a note will not be subject to U.S. federal income tax on gain realized on the sale, redemption or other disposition of a note unless: (1) such gain or income is effectively connected with the conduct of trade or business in the United States of the Non-U.S. Holder or, under an applicable tax treaty, is attributable to a permanent establishment maintained in the United States by the Non-U.S. Holder; (2) in the case of a Non-U.S. Holder who is an individual, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of such sale and certain other requirements are met; or (3) the Non-U.S. Holder is subject to tax pursuant to the provisions of the Code applicable to certain former citizens and residents of the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     U.S. information reporting and backup withholding tax (which is a withholding tax imposed at the rate of 31% on certain payments to persons who fail to furnish the information required under U.S. information reporting requirements) will not apply to interest paid on the notes to a Non-U.S. Holder provided the certification described under "Payments of Interest" above is received and the payor does not have actual knowledge that the payee is a United States person or an exemption has otherwise been established.

     Payments of the proceeds from the sale by a Non-U.S. Holder of a note made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is (1) a United States person, (2) a controlled foreign corporation for U.S. tax purposes, or (3) a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting (but not backup withholding) may apply to such payments, unless (a) such broker has documentary evidence in its records that the beneficial owner is not a United States person and certain other conditions are met or (b) the beneficial owner otherwise establishes an exemption. Payments of the proceeds from the sale of a note to or through the U.S. office of a broker are subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its Non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding. Backup withholding is not an additional tax. Rather, any amounts withheld from a payment to a holder under the backup withholding rules are allowed as a refund or a credit against such holder's U.S. federal income tax, provided that the required information is furnished to the United States Internal Revenue Service.

ESTATE TAX

     A note owned (or previously transferred subject to certain retained rights or powers) by an individual who is a Non-U.S. Holder at the time of death will not be includible in the decedent's gross estate for United
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

States federal estate tax purposes, provided that the Non-U.S. Holder did not at the time of death actually or constructively own 10% or more of the combined voting power of all classes of stock of Azurix entitled to vote, and provided that, at the time of death, payments with respect to such note would not have been effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States.

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                              PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the SEC in no-action letters issued to third parties, we believe that you may transfer new notes issued under the exchange offer in exchange for the old notes if:

     - you acquire the new notes in the ordinary course of your business;

     - you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such new notes; and

     - you are not our "affiliate," as defined in Rule 405 of the Securities
       Act.

     Broker-dealers receiving new notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of the new notes.

     We believe that you may not transfer new notes issued under the exchange offer in exchange for the old notes if you are:

     - our "affiliate" within the meaning of Rule 405 under the Securities Act;
       or

     - a broker-dealer that acquired old notes directly from us.

     To date, the staff of the Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the old notes, with the prospectus contained in the exchange offer registration statement. In the registration rights agreement, we have agreed to permit participating broker-dealers to use this prospectus in connection with the resale of new notes. We have agreed that, for a period of up to one year after the expiration of the exchange offer, we will make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests such documents in the letter of transmittal.

     If you wish to exchange your old notes for new notes in the exchange offer, you will be required to make representations to us as described in "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "-- Procedures for Tendering -- Your Representations to Us" in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new notes.

     We will not receive any proceeds from any sale of new notes by broker-dealers. Broker-dealers who receive new notes for their own account in the exchange offer may sell them from time to time in one or more transactions in the over-the-counter market:

     - in negotiated transactions;

     - through the writing of options on the new notes or a combination of such methods of resale;

     - at market prices prevailing at the time of resale; and

     - at prices related to such prevailing market prices or negotiated prices.

     Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new notes. Any broker-dealer that resells new notes it received for its own account in the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any brokers or dealers. We will indemnify holders of the old notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act, as provided in the registration rights agreement.

                          NOTICE TO EUROPEAN RESIDENTS

     The notes may not be offered, sold, transferred, or delivered in or from the Netherlands as part of their initial distribution, or at any time thereafter, directly or indirectly, other than to banks, pension funds, insurance companies, securities firms, investment institutions, central governments, large international and supranational institutions and other comparable entities, including, inter alia, treasuries and finance companies of large enterprises that trade or invest in securities in the conduct of their profession or trade. Individuals or legal entities who or that do not trade or invest in securities in the conduct of their profession or trade may not participate in the offering in the Netherlands and this document may not be considered an offer or the prospect of an offer to any such individual or entity to sell or exchange our notes.

     In the United Kingdom, the notes will only be available for subscription pursuant to the offering to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not, and will not, constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995. This document is being distributed on the basis that each person in the United Kingdom to whom this document is issued is a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 and, accordingly, by accepting delivery of this document the recipient warrants and acknowledges that it is a person falling within that Article.

     In Italy, this document has not been submitted to the clearance procedure of Commissione Nazionale per la Societa e la Borsa ("CONSOB") and, therefore, the notes may not be offered, sold or delivered, nor may copies of this document or of any other document relating to the notes be distributed, in Italy, except to professional investors ("operatori qualificati"), as defined in Article 31.2 of CONSOB Regulation No. 11522 of July 1, 1998.

     The notes may be offered and sold in the Federal Republic of Germany only in accordance with the provisions of the Securities Sales Prospectus Act of the Federal Republic of Germany (Wertpapier-Verkaufsprospektgesetz) and any other applicable German law. Consequently, in Germany, the notes will only be available to persons who by profession or by trade business buy or sell securities for their own or a third party's account.

     In France, the notes may not be directly or indirectly offered or sold to the public, and offers and sales of the notes will only be made in France to qualified investors or to a close circle of investors, in accordance with
Article 6-II of Ordinance no. 67-833 dated September 28, 1967, as amended, and Decree no. 98-880 dated October 1, 1998. Accordingly, this document has not been submitted to the Commission des Operations de Bourse. Neither this document nor any other offering material may be distributed to the public in France.

     Les titres ne pourront pas etre offerts ou vendus directement ou indirectement au public en France et ne pourront l'etre qu'a des investisseurs qualifies ou a un cercle restreint d'investisseurs au sens de l'Article 6-11 de l'Ordonnance no. 67-833 du Septembre 28, 1967, telle que modifee, et du Decret no. 98-880 du Octobre 1, 1998. Par consequent, ce prospectus n'a pas ete soumis au visa de la Commission des Operations de Bourse. Ni ce document ni tout autre document promotionnel ne pourront etre communiques au public en France.

     The notes may not be offered or sold directly or indirectly by way of a public offering in Belgium. Consequently, in Belgium, the notes will only be available for subscription pursuant to the offering to registered Belgian credit institutions, European Economic Area banks having a branch in Belgium, registered Belgian stockbroking companies, investment funds registered with the Belgian Banking and Finance Commission or insurance companies and pension funds registered with the Belgian Insurance Control Authority, provided in each case that these institutions are investing for their own account.

     The notes may be offered and sold in the Republic of Ireland only to persons in context of their trades, professions or occupations or otherwise in circumstances that have not resulted, and will not result, in an offer to the public in the Republic of Ireland to which the European Communities (Transferable Securities and Stock Exchange) Regulations, 1992 of Ireland would apply.

     This document has not and will not be registered with the Swedish Financial Supervisory Authority. Accordingly, this document may not be made available, nor may the bonds otherwise be marketed and offered for sale, in Sweden under the Financial Instruments Trading Act (1991:980).

                        LISTING AND GENERAL INFORMATION

     1. Application has been made to list the new sterling notes on the Luxembourg Stock Exchange. Prior to the listing, the Certificate of Incorporation and By-laws of Azurix and a legal notice (Notice Legale) relating to the issuance of the new sterling notes will be deposited with the Chief Registrar of the District Court of Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg), where such documents may be examined or copies obtained upon request.

     2. So long as the new sterling notes are listed on the Luxembourg Stock Exchange and the rules and regulations of the Luxembourg Stock Exchange shall so require, copies of the constituent documents of Azurix and the indenture (including the forms of Global Notes and Definitive Registered Notes) will be available for inspection at the offices of Banque Generale du Luxembourg in Luxembourg, which we refer to as the Luxembourg Listing Agent. So long as the new sterling notes are listed on the Luxembourg Stock Exchange and the rules and regulations of the Luxembourg Stock Exchange shall so require, copies of any and all annual and quarterly reports of Azurix may be obtained during normal business hours on any weekday at the office of the Luxembourg Listing Agent. Azurix's financial statements contained in such reports are prepared on a consolidated basis and do not include non-consolidated financial statements.

     3. The independent public accountants of Azurix are Arthur Andersen LLP.

     4. Azurix has obtained all necessary consents, approvals and authorizations in connection with the initial issuance of the new sterling notes other than the approval of the listing of the new sterling notes on the Luxembourg Stock Exchange. The issuance of the notes was authorized by resolutions adopted by the Board of Directors of Azurix on January 21, 2000.

     5. There has been no material adverse change in the financial position of Azurix and its subsidiaries since December 31, 1999, the date of Azurix's most recent audited consolidated financial statements, except as disclosed herein. The fiscal year of Azurix is from January 1 to December 31 of each year.

     6. Neither Azurix nor any of its subsidiaries is involved in any litigation or arbitration proceedings relating to claims or amounts which are material in the context of the issuance of the new sterling notes, nor so far as Azurix is aware is any such litigation or arbitration pending or threatened.

     7. Azurix has appointed Chase Manhattan Bank Luxembourg S.A. in Luxembourg as its paying agent in Luxembourg for such time as is required in this prospectus.


     8. The Common Code for the sterling notes represented by the Sterling Global Note is 011711162. The International Securities Identification Number, which is referred to as ISIN, for the new sterling notes is XS0108064709 for the Sterling Global Note. The new sterling notes are expected to clear through Euroclear.


                                 LEGAL MATTERS

     The validity of the issuance of the new notes will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

                                    EXPERTS

     The consolidated financial statements and schedules for Azurix Corp. and subsidiaries as of December 31, 1998 and 1999 and for the period from January 29, 1998 (Date of Inception) to December 31, 1998 and for the year ended December 31, 1999, incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in this prospectus and elsewhere in this registration statement in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The consolidated statements of income, changes in stockholders' equity and cash flows for Wessex Water Plc (now renamed Wessex Water Ltd) (predecessor company) and subsidiaries for the period from April 1, 1998 to October 2, 1998, incorporated by reference in this prospectus and elsewhere in this registration statement, have been audited by Arthur Andersen, independent accountants, as indicated in their reports with respect thereto, and are incorporated by reference in this prospectus and elsewhere in this registration statement in reliance upon the authority of said firm as Chartered Accountants and Registered Auditors in the U.K. in giving said reports.

     The consolidated financial statements for Wessex Water Plc (now renamed Wessex Water Ltd) (predecessor company) as of March 31, 1998 and for the year ended March 31, 1998, incorporated by reference in this prospectus to the Annual Report on Form 10-K for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                           PRINCIPAL OFFICE OF AZURIX
                          333 Clay Street, 10th Floor
                              Houston, Texas 77002
                                 United States

                               AUDITORS OF AZURIX
                              Arthur Andersen LLP
                              711 Louisiana Street
                                   Suite 1300
                              Houston, Texas 77002
                                 United States

                                 LEGAL ADVISORS

                                   TO AZURIX



     Vinson & Elkins L.L.P.                   and                    Linklaters & Alliance
      2300 First City Tower                                             One Silk Street
           1001 Fannin                                                  London EC2Y 8HQ
      Houston, Texas 77002                                              United Kingdom
          United States


                                    TRUSTEE

                            The Chase Manhattan Bank

                                   600 Travis
                              Houston, Texas 77002
                                 United States


           NEW YORK PAYING AGENT,                         LUXEMBOURG PAYING AGENT,
        REGISTRAR AND TRANSFER AGENT                    REGISTRAR AND TRANSFER AGENT
          The Chase Manhattan Bank                  Chase Manhattan Bank Luxembourg S.A.
               55 Water Street                                 5, rue Plaitis
 North Building, Room 234, Windows 20 and 21                  L-2338 Luxembourg
          New York, New York 10041                               Luxembourg
                United States


                                 LISTING AGENT
                         Banque Generale du Luxembourg
                              50, av. J.F. Kennedy
                               L-2951 Luxembourg
                                   Luxembourg

                                 [AZURIX LOGO]

                               OFFER TO EXCHANGE

     $240,000,000 10 3/8% Series B Senior Dollar Notes due 2007 for any and all outstanding 10 3/8% Series A Senior Dollar Notes due 2007

     L100,000,000 10 3/8% Series B Senior Sterling Notes due 2007 for any and all outstanding 10 3/8% Series A Senior Sterling Notes due 2007

     $200,000,000 10 3/4% Series B Senior Dollar Notes due 2010 for any and all outstanding 10 3/4% Series A Senior Dollar Notes due 2010

                               -----------------

                                   PROSPECTUS
                               -----------------


                                August 30, 2000

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (DGCL) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Azurix's certificate of incorporation and bylaws provide that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of Azurix.

     As permitted by the DGCL, the certificate of incorporation provides that directors of Azurix shall have no personal liability to Azurix or its stockholders for monetary damages for a breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to Azurix or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

     The following instruments and documents are included as Exhibits to this Registration Statement. Exhibits incorporated by reference are so indicated by parenthetical information.

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
          3.1            -- Restated Certificate of Incorporation (incorporated by
                            reference to Exhibit 3.1 to the Registrant's Amendment
                            No. 2 to Registration Statement on Form S-1 (File No.
                            333-74739))
          3.2            -- Restated Bylaws, as amended on December 13, 1999
                            (incorporated by reference to Exhibit 4.2 to the
                            Registrant's Registration Statement on Form S-8 (File No.
                            333-92709))

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
          4.1            -- Indenture, dated February 18, 2000, between the
                            Registrant and Chase Bank of Texas, National Association,
                            as Trustee (incorporated by reference to Exhibit 4.1 to
                            the Registrant's Annual Report on Form 10-K for the year
                            ended December 31, 1999)
          4.2            -- Registration Rights Agreement, dated February 18, 2000, by and among the Registrant and the Initial Purchasers
                            for the Dollar-Denominated Senior Notes and the Initial
                            Purchasers for the Sterling-Denominated Senior Notes
                            (incorporated by reference to Exhibit 4.2 to the
                            Registrant's Annual Report on Form 10-K for the year
                            ended December 31, 1999)
          4.3            -- Stock Restriction and Registration Rights Agreement,
                            dated June 9, 1999, between the Registrant and Atlantic
                            Water Trust (incorporated by reference to Exhibit 4.3 to
                            the Registrant's Annual Report on Form 10-K for the year
                            ended December 31, 1999)
        **5.1            -- Opinion of Vinson & Elkins L.L.P.
         10.1            -- Instrument of Appointment as a Water and Sewerage
                            Undertaker, dated August 1989, as amended, of Wessex
                            Water Services Limited (incorporated by reference to
                            Exhibit 10.1 to the Registrant's Registration Statement
                            on Form S-1 (File No. 333-74739))
         10.2            -- L425,000,000 Supplemental Agreement, dated February 25,
                            2000, for Azurix Europe Ltd arranged by Chase Manhattan
                            Plc and Westdeutsche Landesbank Girozentrale
                            (incorporated by reference to Exhibit 10.2 to the
                            Registrant's Annual Report on Form 10-K for the year
                            ended December 31, 1999)
         10.3            -- L73,000,000 Amended and Restated Credit Facility
                            Agreement, dated December 17, 1998, for Azurix Europe Ltd
                            and Bristol Water Trust (incorporated by reference to
                            Exhibit 10.3 to the Registrant's Registration Statement
                            on Form S-1 (File No. 333-74739))
         10.4            -- Amended and Restated Trust Agreement of Atlantic Water
                            Trust, dated December 17, 1998 (incorporated by reference
                            to Exhibit 10.14 to the Registrant's Amendment No. 2 to
                            Registration Statement on Form S-1 (File No. 333-74739))
         10.5            -- Trust Deed, dated March 30, 1999, among Wessex Water
                            Services Finance Plc, Wessex Water Services Limited and
                            Midland Bank Plc (incorporated by reference to Exhibit
                            10.15 to the Registrant's Amendment No. 2 to Registration
                            Statement on Form S-1 (File No. 333-74739))
         10.6            -- Credit Agreement, dated May 1, 1999, between the
                            Registrant and Enron (incorporated by reference to
                            Exhibit 10.6 to the Registrant's Annual Report on Form
                            10-K for the year ended December 31, 1999)
         10.7            -- First Amendment to Credit Agreement, dated January 4,
                            2000, between the Registrant and Enron (incorporated by
                            reference to Exhibit 10.7 to the Registrant's Annual
                            Report on Form 10-K for the year ended December 31, 1999)
         10.8            -- Definitive Trust Deed and Rules of Wessex Water Executive
                            Pension Scheme, dated August 19, 1998 (incorporated by
                            reference to Exhibit 10.17 to the Registrant's Amendment
                            No. 2 to Registration Statement on Form S-1 (File No.
                            333-74739))
         10.9            -- Concession Contract dated June 30, 1999, between the
                            Executive Authorities of the Province of Buenos Aires and
                            Azurix Buenos Aires S.A. (incorporated by reference to
                            Exhibit 2 to the Registrant's Amendment No. 1 to Current
                            Report on Form 8-K/A dated June 30, 1999)
        *10.10           -- Azurix Corp. 1999 Stock Plan, as amended and restated
                            effective June 13, 2000

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
         10.11           -- Employment Agreement of Rebecca P. Mark, effective May 4,
                            1998, with Enron and First Amendment, effective February
                            1, 1999, with the Registrant and Enron (incorporated by
                            reference to Exhibit 10.9 to the Registrant's Amendment
                            No. 1 to Registration Statement on Form S-1 (File No.
                            333-74739))
         10.12           -- Employment Agreement of Colin F. Skellett, dated February
                            24, 1995, and First Amendment, dated December 9, 1998,
                            with Wessex Water Plc (incorporated by reference to
                            Exhibit 10.13 to the Registrant's Amendment No. 1 to
                            Registration Statement on Form S-1 (File No. 333-74739))
         10.13           -- Executive Employment Agreement of John L. Garrison, Jr.,
                            dated April 26, 1999, with the Registrant (incorporated
                            by reference to Exhibit 10.17 to the Registrant's Annual
                            Report on Form 10-K for the year ended December 31,
                            1999).
        *10.14           -- First Amendment to Executive Employment Agreement of John
                            L. Garrison, Jr., dated June 1, 2000, with the Registrant
         10.15           -- Employment Agreement of Amanda K. Martin, effective
                            January 1, 1998, with the Registrant and Enron Capital &
                            Trade Resources Corp. and Second Amendment, dated March
                            15, 1999, with the Registrant (incorporated by reference
                            to Exhibit 10.11 to the Registrant's Amendment No. 1 to
                            Registration Statement on Form S-1 (File No. 333-74739))
         10.16           -- Executive Employment Agreement of John C. Ale, effective
                            December 10, 1998, with the Registrant (incorporated by
                            reference to Exhibit 10.19 to the Registrant's Annual
                            Report on Form 10-K for the year ended December 31, 1999)
         10.17           -- Severance Agreement of Rodney L. Gray, effective November
                            30, 1999 (incorporated by reference to Exhibit 10.20 to
                            the Registrant's Annual Report on Form 10-K for the year
                            ended December 31, 1999)
         10.18           -- Severance Agreement of Alex Kulpecz, dated November 30,
                            1999 (incorporated by reference to Exhibit 10.21 to the
                            Registrant's Annual Report on Form 10-K for the year
                            ended December 31, 1999)
         10.19           -- Severance Agreement of Edward N. Robinson, dated February
                            15, 2000 (incorporated by reference to Exhibit 10.22 to
                            the Registrant's Annual Report on Form 10-K for the year
                            ended December 31, 1999)
         10.20           -- Cost Sharing Agreement, effective January 1, 1999,
                            between the Registrant and Enron (incorporated by
                            reference to Exhibit 10.23 to the Registrant's Annual
                            Report on Form 10-K for the year ended December 31, 1999)
         10.21           -- Services Agreement, dated May 1, 1999, between the
                            Registrant and Enron (incorporated by reference to
                            Exhibit 10.24 to the Registrant's Annual Report on From
                            10-K for the year ended December 31, 1999)
         10.22           -- Non-Exclusive License Agreement, dated May 1, 1999,
                            between the Registrant and Enron (incorporated by
                            reference to Exhibit 10.25 to the Registrant's Annual
                            Report on Form 10-K for the year ended December 31, 1999)
         10.23           -- Business Opportunity Agreement, dated June 9, 1999, among the Registrant, Atlantic Water Trust and Enron
                            (incorporated by reference to Exhibit 10.26 to the
                            Registrant's Annual Report on Form 10-K for the year
                            ended December 31, 1999)
       **12.1            -- Statement Regarding Computation of Ratios of Earnings to
                            Fixed Charges
         21              -- Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 of the Registrant's Form 10-K filed on
                            March 30, 2000 (File No. 001-15065))
       **23.1            -- Consent of Arthur Andersen LLP
       **23.2            -- Consent of Arthur Andersen

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
       **23.3            -- Consent of PricewaterhouseCoopers (independent
                            accountants)
         24              -- Powers of Attorney (previously included on the signature page of the registration statement)
        *25.1            -- Statement of Eligibility of the Trustee
       **99.1            -- Form of Letter of Transmittal
       **99.2            -- Form of Letter to Clients
       **99.3            -- Form of Letter to Registered Holders and DTC participants
       **99.4            -- Form of Notice of Guaranteed Delivery


---------------

 * Indicates Exhibits previously filed.



** Indicates Exhibits filed herewith.


ITEM 22. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes to respond to requests to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, and that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 30, 2000.


                                            AZURIX CORP.


                                            By:  /s/ JOHN L. GARRISON, JR.

                                              ----------------------------------

                                              John L. Garrison, Jr.


                                              President and Chief Executive
                                                Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

              /s/ JOHN L. GARRISON, JR.                President and Chief Executive    August 30, 2000
-----------------------------------------------------    Officer (Principal Executive
                John L. Garrison, Jr.                    Officer)

                * J. MICHAEL ANDERSON                  Managing Director and Chief      August 30, 2000
-----------------------------------------------------    Financial Officer (Principal
                 J. Michael Anderson                     Financial Officer)

                * KENNETH R. BICKETT                   Vice President and Controller    August 30, 2000
-----------------------------------------------------    (Principal Accounting
                 Kenneth R. Bickett                      Officer)

                  * JOHN H. DUNCAN                     Director                         August 30, 2000
-----------------------------------------------------
                   John H. Duncan

                  * KENNETH L. LAY                     Director                         August 30, 2000
-----------------------------------------------------
                   Kenneth L. Lay

                * JEFFREY K. SKILLING                  Director                         August 30, 2000
-----------------------------------------------------
                 Jeffrey K. Skilling

                 * JOSEPH W. SUTTON                    Director                         August 30, 2000
-----------------------------------------------------
                  Joseph W. Sutton

                  * JOHN L. WAKEHAM                    Director                         August 30, 2000
-----------------------------------------------------
                   John L. Wakeham

              * HERBERT S. WINOKUR, JR.                Director                         August 30, 2000
-----------------------------------------------------
               Herbert S. Winokur, Jr.



                       *By:  /s/ J. MICHAEL ANDERSON



                           ------------------------------
                                J. Michael Anderson

                               INDEX TO EXHIBITS


        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
          3.1            -- Restated Certificate of Incorporation (incorporated by
                            reference to Exhibit 3.1 to the Registrant's Amendment
                            No. 2 to Registration Statement on Form S-1 (File No.
                            333-74739))
          3.2            -- Restated Bylaws, as amended on December 13, 1999
                            (incorporated by reference to Exhibit 4.2 to the
                            Registrant's Registration Statement on Form S-8 (File No.
                            333-92709))
          4.1            -- Indenture, dated February 18, 2000, between the
                            Registrant and Chase Bank of Texas, National Association,
                            as Trustee (incorporated by reference to Exhibit 4.1 to
                            the Registrant's Annual Report on Form 10-K for the year
                            ended December 31, 1999)
          4.2            -- Registration Rights Agreement, dated February 18, 2000, by and among the Registrant and the Initial Purchasers
                            for the Dollar-Denominated Senior Notes and the Initial
                            Purchasers for the Sterling-Denominated Senior Notes
                            (incorporated by reference to Exhibit 4.2 to the
                            Registrant's Annual Report on Form 10-K for the year
                            ended December 31, 1999)
          4.3            -- Stock Restriction and Registration Rights Agreement,
                            dated June 9, 1999, between the Registrant and Atlantic
                            Water Trust (incorporated by reference to Exhibit 4.3 to
                            the Registrant's Annual Report on Form 10-K for the year
                            ended December 31, 1999)
        **5.1            -- Opinion of Vinson & Elkins L.L.P.
         10.1            -- Instrument of Appointment as a Water and Sewerage
                            Undertaker, dated August 1989, as amended, of Wessex
                            Water Services Limited (incorporated by reference to
                            Exhibit 10.1 to the Registrant's Registration Statement
                            on Form S-1 (File No. 333-74739))
         10.2            -- L425,000,000 Supplemental Agreement, dated February 25,
                            2000, for Azurix Europe Ltd arranged by Chase Manhattan
                            Plc and Westdeutsche Landesbank Girozentrale
                            (incorporated by reference to Exhibit 10.2 to the
                            Registrant's Annual Report on Form 10-K for the year
                            ended December 31, 1999)
         10.3            -- L73,000,000 Amended and Restated Credit Facility
                            Agreement, dated December 17, 1998, for Azurix Europe Ltd
                            and Bristol Water Trust (incorporated by reference to
                            Exhibit 10.3 to the Registrant's Registration Statement
                            on Form S-1 (File No. 333-74739))
         10.4            -- Amended and Restated Trust Agreement of Atlantic Water
                            Trust, dated December 17, 1998 (incorporated by reference
                            to Exhibit 10.14 to the Registrant's Amendment No. 2 to
                            Registration Statement on Form S-1 (File No. 333-74739))
         10.5            -- Trust Deed, dated March 30, 1999, among Wessex Water
                            Services Finance Plc, Wessex Water Services Limited and
                            Midland Bank Plc (incorporated by reference to Exhibit
                            10.15 to the Registrant's Amendment No. 2 to Registration
                            Statement on Form S-1 (File No. 333-74739))
         10.6            -- Credit Agreement, dated May 1, 1999, between the
                            Registrant and Enron (incorporated by reference to
                            Exhibit 10.6 to the Registrant's Annual Report on Form
                            10-K for the year ended December 31, 1999)
         10.7            -- First Amendment to Credit Agreement, dated January 4,
                            2000, between the Registrant and Enron (incorporated by
                            reference to Exhibit 10.7 to the Registrant's Annual
                            Report on Form 10-K for the year ended December 31, 1999)

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
         10.8            -- Definitive Trust Deed and Rules of Wessex Water Executive
                            Pension Scheme, dated August 19, 1998 (incorporated by
                            reference to Exhibit 10.17 to the Registrant's Amendment
                            No. 2 to Registration Statement on Form S-1 (File No.
                            333-74739))
         10.9            -- Concession Contract dated June 30, 1999, between the
                            Executive Authorities of the Province of Buenos Aires and
                            Azurix Buenos Aires S.A. (incorporated by reference to
                            Exhibit 2 to the Registrant's Amendment No. 1 to Current
                            Report on Form 8-K/A dated June 30, 1999)
        *10.10           -- Azurix Corp. 1999 Stock Plan, as amended and restated
                            effective June 13, 2000
         10.11           -- Employment Agreement of Rebecca P. Mark, effective May 4,
                            1998, with Enron and First Amendment, effective February
                            1, 1999, with the Registrant and Enron (incorporated by
                            reference to Exhibit 10.9 to the Registrant's Amendment
                            No. 1 to Registration Statement on Form S-1 (File No.
                            333-74739))
         10.12           -- Employment Agreement of Colin F. Skellett, dated February
                            24, 1995, and First Amendment, dated December 9, 1998,
                            with Wessex Water Plc (incorporated by reference to
                            Exhibit 10.13 to the Registrant's Amendment No. 1 to
                            Registration Statement on Form S-1 (File No. 333-74739))
         10.13           -- Executive Employment Agreement of John L. Garrison, Jr.,
                            dated April 26, 1999, with the Registrant (incorporated
                            by reference to Exhibit 10.17 to the Registrant's Annual
                            Report on Form 10-K for the year ended December 31,
                            1999).
        *10.14           -- First Amendment to Executive Employment Agreement of John
                            L. Garrison, Jr., dated June 1, 2000, with the Registrant
         10.15           -- Employment Agreement of Amanda K. Martin, effective
                            January 1, 1998, with the Registrant and Enron Capital &
                            Trade Resources Corp. and Second Amendment, dated March
                            15, 1999, with the Registrant (incorporated by reference
                            to Exhibit 10.11 to the Registrant's Amendment No. 1 to
                            Registration Statement on Form S-1 (File No. 333-74739))
         10.16           -- Executive Employment Agreement of John C. Ale, effective
                            December 10, 1998, with the Registrant (incorporated by
                            reference to Exhibit 10.19 to the Registrant's Annual
                            Report on Form 10-K for the year ended December 31, 1999)
         10.17           -- Severance Agreement of Rodney L. Gray, effective November
                            30, 1999 (incorporated by reference to Exhibit 10.20 to
                            the Registrant's Annual Report on Form 10-K for the year
                            ended December 31, 1999)
         10.18           -- Severance Agreement of Alex Kulpecz, dated November 30,
                            1999 (incorporated by reference to Exhibit 10.21 to the
                            Registrant's Annual Report on Form 10-K for the year
                            ended December 31, 1999)
         10.19           -- Severance Agreement of Edward N. Robinson, dated February
                            15, 2000 (incorporated by reference to Exhibit 10.22 to
                            the Registrant's Annual Report on Form 10-K for the year
                            ended December 31, 1999)
         10.20           -- Cost Sharing Agreement, effective January 1, 1999,
                            between the Registrant and Enron (incorporated by
                            reference to Exhibit 10.23 to the Registrant's Annual
                            Report on Form 10-K for the year ended December 31, 1999)
         10.21           -- Services Agreement, dated May 1, 1999, between the
                            Registrant and Enron (incorporated by reference to
                            Exhibit 10.24 to the Registrant's Annual Report on From
                            10-K for the year ended December 31, 1999)
         10.22           -- Non-Exclusive License Agreement, dated May 1, 1999,
                            between the Registrant and Enron (incorporated by
                            reference to Exhibit 10.25 to the Registrant's Annual
                            Report on Form 10-K for the year ended December 31, 1999)

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
         10.23           -- Business Opportunity Agreement, dated June 9, 1999, among the Registrant, Atlantic Water Trust and Enron
                            (incorporated by reference to Exhibit 10.26 to the
                            Registrant's Annual Report on Form 10-K for the year
                            ended December 31, 1999)
       **12.1            -- Statement Regarding Computation of Ratios of Earnings to
                            Fixed Charges
         21              -- Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 of the Registrant's Form 10-K filed on
                            March 30, 2000 (File No. 001-15065))
       **23.1            -- Consent of Arthur Andersen LLP
       **23.2            -- Consent of Arthur Andersen
       **23.3            -- Consent of PricewaterhouseCoopers (independent
                            accountants)
         24              -- Powers of Attorney (previously included on the signature page of the registration statement)
        *25.1            -- Statement of Eligibility of the Trustee
       **99.1            -- Form of Letter of Transmittal
       **99.2            -- Form of Letter to Clients
       **99.3            -- Form of Letter to Registered Holders and DTC participants
       **99.4            -- Form of Notice of Guaranteed Delivery


---------------------


 * Indicates Exhibits previously filed.



** Indicates Exhibits filed herewith.